
                          As filed with the Securities and Exchange Commission on October 31, 2007

                                                                       Registration No. 333-143478

                        ==================================================

                                           UNITED STATES
                                SECURITIES AND EXCHANGE COMMISSION
                                      WASHINGTON, D. C. 20549

                                   -----------------------------

                                          AMENDMENT NO. 1
                                                TO
                                             FORM S-1
                                      REGISTRATION STATEMENT
                                 UNDER THE SECURITIES ACT OF 1933

                                   -----------------------------

                                STARTECH ENVIRONMENTAL CORPORATION
                      (Exact name of registrant as specified in its charter)

                                   -----------------------------

            Colorado                                3559                           84-286576
(State or other jurisdiction of         (Primary Standard Industrial            (I.R.S. Employer
 incorporation or organization)         Classification Code Number)          Identification Number)

            88 Danbury Road, Suite 2A                       Joseph F. Longo, Chairman, President & CEO
          Wilton, Connecticut 06897-2525                        Startech Environmental Corporation
                  (203) 762-2499                                     88 Danbury Road, Suite 2A
                                                                  Wilton, Connecticut 06897-2525
                                                                           (203) 762-2499
 (Address, including zip code, and telephone number,    (Name, address, including zip code, and telephone
  including area code, of registrant's principal        number, including area code, of agent for service)
                 executive office)


                                            Copies to:

            Scott S. Rosenblum, Esq.                                     Peter J. Scanlon
       Kramer Levin Naftalis & Frankel LLP                   Vice President & Chief Financial Officer
           1177 Avenue of the Americas                               88 Danbury Road, Suite 2A
            New York, New York 10036                              Wilton, Connecticut 06897-2525
              Phone (212) 715-9100                                     Phone (203) 762-2499
               Fax (212) 715-8000                                       Fax (203) 761-0839
                                   -----------------------------


Approximate date of commencement of proposed sale to public: From time to time after the effective date of this Registration Statement.


     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

                                        Calculation of Registration Fee

Title of Each Class                               Proposed Maximum      Proposed Maximum
of Securities to                Amount to be          Offering         Aggregate Offering        Amount of
be Registered                    Registered      Price Per Unit(1)           Price            Registration Fee
----------------------------- ------------------ ------------------- ----------------------- -------------------

Common Stock, no par value       5,641,203(2)          $2.75              $15,513,308            $476.26
----------------------------- ------------------ ------------------- ----------------------- -------------------

TOTAL                            5,641,203             $2.75              $15,513,308            $476.26(3)
============================= ================== =================== ======================= ===================

(1) The proposed maximum offering price per share and maximum aggregate offering price were estimated solely to calculate the registration fee under Rule 457(c) of the Securities Act of 1933, based on a proposed maximum offering price per share of $2.75 equal to the average of the bid and asked price of the common stock on the Over-The-Counter Bulletin Board reported on May 29, 2007, which is within 5 business days prior the date of filing of the initial registration statement on June 1, 2007.

(2) Represents shares of common stock issued in connection with certain private placements and conversion of convertible debentures that took place since
     2005 and shares of common stock issuable upon exercise of warrants issued in connection with such private placements and a Securities Purchase
     Agreement.

(3) A filing fee of $917.27 was previously paid in connection with and at the time of the filing of the initial registration statement relating to the shares.



     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.



The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

      Preliminary Prospectus, subject to completion dated October 31, 2007


                       STARTECH ENVIRONMENTAL CORPORATION


                        5,641,203 Shares of Common Stock

     This prospectus relates to the offer and sale of up to an aggregate of 5,641,203 shares of common stock, no par value per share, of Startech Environmental Corporation by certain persons who are our shareholders, including Cornell Capital Partners, LP. Please refer to "Selling Securityholders" beginning on page 67.

     We are not selling any shares of common stock in this offering and therefore will not receive any of the proceeds from this offering. We will, however, receive proceeds from the sale of shares of our common stock upon the exercise of any of the warrants issued in certain private placements. All costs associated with this registration will be borne by us.

     The selling securityholders are:

     (1) Cornell Capital Partners, LP, which intends to sell up to an aggregate of 2,882,737 shares of common stock, which consists of:

          o 524,405 shares of common stock issued to Cornell Capital Partners upon conversion of convertible debentures issued pursuant to a Securities Purchase Agreement entered into on September 15, 2005;

          o 650,000 shares of common stock issuable upon the exercise of a warrant issued to Cornell Capital Partners pursuant to the Securities Purchase Agreement entered into on September 15, 2005;

          o 833,333 shares of common stock issued to Cornell Capital Partners in a private placement in exchange for $2,000,000 pursuant to a Securities Purchase Agreement entered into on April 11, 2007;

          o 833,333 shares of common stock issuable upon the exercise of warrants issued to Cornell Capital Partners pursuant to the Securities Purchase Agreement entered into on April 11, 2007;

          o 41,666 shares of common stock issued to Cornell Capital Partners as an origination fee in connection with the signing of the Securities Purchase Agreement entered into on April 11, 2007; and

     (2) Certain selling securityholders of an aggregate of 2,758,466 shares of common stock and warrants issued to the selling securityholders in various private placements that took place during and since 2005.

     Brokers or dealers effecting transactions in these shares should confirm that the shares are registered under the applicable state securities laws or that an exemption from registration is available.

     Our common stock is currently traded on the NASD Over-the-Counter Bulletin Board under the ticker symbol "STHK.OB" On October 29, 2007, the last reported sale price of our common stock was $1.83.

     INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. PLEASE CAREFULLY CONSIDER THE "RISK FACTORS" BEGINNING ON PAGE 12 OF THIS PROSPECTUS.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.



                The date of this prospectus is ___________, 2007

     You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

                                TABLE OF CONTENTS


PROSPECTUS SUMMARY.............................................................6
SUMMARY OF THE OFFERING........................................................7
CORNELL FINANCING AGREEMENTS...................................................8
SUMMARY FINANCIAL DATA........................................................10
RISK FACTORS..................................................................12
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS..........................29
USE OF PROCEEDS...............................................................29
PRICE RANGE OF COMMON STOCK...................................................30
DIVIDEND POLICY...............................................................30
DILUTION......................................................................31
SELECTED FINANCIAL DATA.......................................................32
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
    RESULTS OF OPERATIONS.....................................................34
BUSINESS......................................................................41
MANAGEMENT....................................................................55
EXECUTIVE COMPENSATION........................................................59
EMPLOYEE BENEFIT PLANS........................................................61
PRINCIPAL SHAREHOLDERS AND STOCK HOLDINGS OF MANAGEMENT.......................63
SELLING SECURITYHOLDERS.......................................................67
PLAN OF DISTRIBUTION..........................................................77
DESCRIPTION OF SECURITIES.....................................................80
SHARES ELIGIBLE FOR FUTURE SALE...............................................84
CHANGES IN CERTIFYING ACCOUNTANTS.............................................85
LEGAL MATTERS.................................................................85
EXPERTS.......................................................................85
WHERE YOU CAN FIND MORE INFORMATION...........................................85
INDEX TO FINANCIAL STATEMENTS................................................F-1

                               PROSPECTUS SUMMARY

     As used in this prospectus, unless the context otherwise requires, "Startech," "we," "us," "our" and "the Company" refer to Startech Environmental Corporation. This summary highlights information relating to us. It may not contain all of the information that is important to you. Therefore, you should also read the more detailed information set forth in this prospectus, the financial statements and the information incorporated by reference into this prospectus. This prospectus contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from the results anticipated in these forward-looking statements as a result of many factors, including those described under the heading "Risk Factors" and elsewhere in this prospectus.

Summary of our Business

     We are an environmental technology company that builds and sells a recycling system for the global marketplace. We believe that our plasma processing technology, known as the Plasma Converter System, achieves closed-loop elemental recycling that destroys hazardous and non-hazardous waste and industrial by-products and is capable of converting them into useful commercial products. These products could include a synthesis gas called Plasma Converted Gas (PCG), surplus energy for power, hydrogen, metals and silicate for possible use and for sale by users of the Plasma Converter System.

     Until January 2004, we were engaged solely in the manufacture and sale of equipment for use by others. Since then, we have attempted to broaden the scope of our available revenues. This change was brought about by our decision to attempt to expand our market penetration strategies and opportunities. Rather than only marketing and selling our products for use by others, we are now seeking opportunities to become directly involved in the operation and use of our products.

     We believe that significant events will help to drive demand for our Plasma Converter System, including: increases in waste, in particular hazardous waste, due to rising consumer/industrial consumption and population growth in most nations; current waste disposal and remediation techniques, such as landfills and incineration, becoming regulatorily, socially and environmentally less acceptable; a need for critical resources, such as power and water, to sustain local economies; and an emphasis being placed upon the production of distributed power and the need to provide alternatives to fossil fuels.

     We believe that our core plasma technology addresses these waste and resource issues by offering remediation solutions that are integrated with a range of equipment solutions and services. We believe these products will add value to our potential customers' businesses so they could possibly realize revenue streams from disposal or processing fees from a reduction in material disposal costs, as well as from the possible sale of resulting commodity products and services.

     Since 1995, we have been actively educating and promoting to potential customers the benefits of our Plasma Converter System over other forms of waste remediation technologies. Our efforts to educate the public and the government are continuing. Like most new technologies, we have been met with varying degrees of resistance. We believe there is a rising comfort level with our Plasma Converter System technology, resulting in part from our educational and informational efforts.

     Our business model and its market development strategies arise from our mission, which is to change the way the world views and employs discarded materials. We expect to achieve this objective by strategically marketing a series of products and services emanating from our core Plasma Converter System technology, resulting in saleable fossil fuel alternatives while providing a safer and healthier environment. We expect to implement this strategy through sales of our Plasma Converter System, after-sales support and service, building, owning and operating facilities, or BOO, build own and transfer, or BOT, of ownership facilities, joint development projects and engineering services.

     Recognizing the increasing importance of alternative energy and power sources in general, and hydrogen in particular, in 2005, we expanded our product line to include StarCell(TM), a hydrogen separation technology. Working in conjunction with the Plasma Converter System, StarCell provides what we believe to be an environmentally friendly renewable source of hydrogen power.

Summary of the Offering

     This offering relates to the sale of common stock by the following selling security holders:

     (1) Cornell Capital Partners, LP, which intends to sell up to an aggregate of 2,882,737 shares of common stock, which consists of:

          o 524,405 shares of common stock issued to Cornell Capital Partners upon conversion of convertible debentures issued pursuant to a Securities Purchase Agreement entered into on September 15, 2005;

          o 650,000 shares of common stock issuable upon the exercise of a warrant issued to Cornell Capital Partners pursuant to the Securities Purchase Agreement entered into on September 15, 2005;

          o 833,333 shares of common stock issued to Cornell Capital Partners in a private placement in exchange for $2,000,000 pursuant to a Securities Purchase Agreement entered into on April 11, 2007;

          o 833,333 shares of common stock issuable upon the exercise of warrants issued to Cornell Capital Partners pursuant to the Securities Purchase Agreement entered into on April 11, 2007;

          o 41,666 shares of common stock issued to Cornell Capital Partners as an origination fee in connection with the signing of the Securities Purchase Agreement entered into on April 11, 2007; and

     (2) Certain other selling security holders of an aggregate of 2,758,466 shares of common stock and warrants issued to such selling security holders in various private placements that took place in June 2005, August 2005, September 2005, April 2006, May 2006, July 2006, January 2007, March 2007 and April 2007.
All of these securities were acquired by the holders in private placement transactions pursuant to Section 4(2) of the Securities Act of 1933, as amended, in which we granted registration rights with respect to the common stock purchased and all of the shares issuable upon exercise of warrants issued in each such private placement.

Our Company

     We were incorporated in the State of Colorado on May 1, 1991, as Kapalua Acquisitions, Inc. On November 17, 1995, we acquired all of the capital stock of Startech Corporation, a private Connecticut corporation founded in 1994. In January 1996, we changed our name to Startech Environmental Corporation.

     Our principal office is located at 88 Danbury Road, Suite 2A, Wilton, Connecticut 06897-2525. Our telephone number is (203) 762-2499 and our website is located at http://www.startech.net. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider it to be a part of this document.

     Investing in our securities involves risks. You should carefully consider the information under "Risk Factors" beginning on page 12 of this prospectus and the other information included in this prospectus before investing in our securities.

                          CORNELL FINANCING AGREEMENTS

September 2005 Standby Equity Distribution Agreement

     On September 15, 2005, we entered into a Standby Equity Distribution Agreement, as amended on October 15, 2005, with Cornell Capital Partners. Pursuant to the Standby Equity Distribution Agreement, we had the ability, at our discretion, to periodically issue and sell to Cornell shares of common stock for a total purchase price of up to $20 million. Pursuant to the Standby Equity Distribution Agreement, we initially issued 386,956 shares of common stock to Cornell as a one-time commitment fee. On January 17, 2007, we terminated the Standby Equity Distribution Agreement with Cornell. Subsequent to the termination of the Standby Equity Distribution Agreement, Cornell returned to us for cancellation 135,434 shares of common stock of such 386,956 shares of common stock to Cornell.

September 2005 Securities Purchase Agreement

     On September 15, 2005, we also entered into a Securities Purchase Agreement, as amended on October 15, 2005, with Cornell Capital Partners. The Securities Purchase Agreement provided for Cornell to purchase up to $2,300,000 of secured convertible debentures of which $1,150,000 was funded within five business days of the date of the Securities Purchase Agreement and the balance was funded on October 19, 2005. We received net proceeds of $2,040,000 from the sale of the convertible debentures. The debentures originally matured in September 2006. On September 5, 2006, we received notice from Cornell stating that the maturity date was changed to October 18, 2007. The debentures required monthly interest payments at a rate of 10% per annum and monthly principal payments commencing January 2006. The debentures were secured by substantially all of our assets and certain shares of our common stock. The debentures were convertible by Cornell at any time at a conversion price of $1.84 per share of common stock. In connection with the issuance of the debentures, we issued to Cornell a warrant to purchase 650,000 shares of our common stock for a period of three years with an exercise price per share of $2.53. To secure full payment under the Securities Purchase Agreement, we pledged 3,580,000 shares of our common stock and our President pledged 900,000 shares of common stock held by him, which shares were held in escrow. Once the convertible debentures were repaid in full, the 3,580,000 shares of our common stock and the 900,000 shares of common stock pledged by us and our President, respectively, were released from escrow.

     The determination of the conversion price of $1.84 per share was based upon a 20% discount to the closing price of our common stock on August 29, 2005, which was $2.30. The exercise price of $2.53 per share was based upon a 10% premium to the closing price of our common stock on August 29, 2005. These calculations were agreed upon in an arms length negotiation between us and Cornell.

     In April 2006, Cornell converted $1,000,000 of the convertible debentures into 543,478 shares of our common stock. In February 2007, Cornell converted approximately $499,264 of the convertible debentures into 271,339 shares of our common stock. Through January 31, 2007, we made principal payments of approximately $800,000 to repay the convertible debentures. As of February 15, 2007, the convertible debentures have been repaid in full.

     Of the 814,817 shares of common stock issued to Cornell upon conversion of the convertible debentures, we are registering for resale herein only 524,405 of such conversion shares and 650,000 shares of common stock issuable to Cornell upon exercise of the warrant issued in connection with the September 2005 Securities Purchase Agreement.

April 2007 Standby Equity Distribution Agreement

     On April 11, 2007, we entered into a new Standby Equity Distribution Agreement with Cornell. Pursuant to the Standby Equity Distribution Agreement, we may, at our discretion, periodically sell to Cornell shares of common stock for a total purchase price of up to $10 million. For each share of common stock purchased under the Standby Equity Distribution Agreement, Cornell will pay us 96% of the lowest closing bid price of our common stock, on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the five trading days immediately following the notice date. Cornell will also retain 5% of the amount of each advance under the Standby Equity Distribution Agreement. Cornell's obligation to purchase shares of our common stock under the

Standby Equity Distribution Agreement is subject to certain conditions, including us obtaining an effective registration statement for shares of our common stock sold under the Standby Equity Distribution Agreement and is limited to the greater of (A) $250,000 per five trading days or (B) the average daily dollar value of our common stock for the five trading days immediately preceding the date we send each notice for an advance as determined by multiplying the volume weighted average price of the common stock for such period by the average daily volume over the same period. All shares of our common stock issuable pursuant to the Standby Equity Distribution Agreement will contain transferability restrictions until such time that the registration statement providing for the resale of such shares is declared effective by the Securities and Exchange Commission. We paid to a placement agent $5,000 as a placement agent fee under the Placement Agent Agreement relating to the Standby Equity Distribution Agreement.

     In connection with the April 2007 Standby Equity Distribution Agreement, we also entered into a Registration Rights Agreement with Cornell which provides that we file a registration statement providing for the resale of the shares of our common stock issuable under the Standby Equity Distribution Agreement. We are required to cause such registration statement to become effective under the Securities Act prior to the first sale to Cornell pursuant to the Standby Equity Distribution Agreement. The registration rights agreement does not require us to file a registration statement by a specific date nor does it require us to obtain effectiveness by a certain date. We have agreed to use our commercially reasonable efforts to keep such registration statement in effect until all of the shares are sold, or may be sold without restriction pursuant to Rule 144(k) of the Securities Act. We are required to pay certain fees and expenses incurred by us incident to the registration of the shares issuable under the Standby Equity Distribution Agreement. We have agreed to indemnify Cornell against certain losses, claims, damages and liabilities, including liabilities under the Securities Act. Cornell has agreed to indemnify us in certain circumstances against certain liabilities, including liabilities under the Securities Act.

     We are not registering for resale herein any shares of common stock in connection with the Standby Equity Distribution Agreement entered into with Cornell on April 11, 2007.

April 2007 Securities Purchase Agreement

     On April 11, 2007, we entered into a Securities Purchase Agreement with Cornell. We issued and sold to Cornell 833,333 shares of common stock at a price per share of $2.40, for an aggregate purchase price of $2,000,000. In connection with the issuance of the common stock, we issued to Cornell a Class A warrant and a Class B warrant, each warrant entitling Cornell to purchase 833,333 shares of our common stock at an exercise price per share of $3.40 and $4.40 respectively. The warrants expire on April 11, 2011.

     We also entered into a Registration Rights Agreement in connection with this private placement to register for resale the shares of common stock issued to Cornell and the shares of common stock issuable upon exercise of the warrants. Pursuant to the Registration Rights Agreement, we are obligated to file a registration statement within 45 days of the closing and obtain effectiveness no later than 120 days following the closing (or 150 days if the registration statement receives a "full review" by the Securities and Exchange Commission) and maintain its effectiveness until all the shares may be sold without any volume limitations pursuant to Rule 144(k) under the Securities Act of 1933. In the event we do not file the registration statement or obtain its effectiveness within the time periods described above, and if certain other events occur, we will be subject to liquidated damages in an amount in cash equal to one percent of the purchase price paid by Cornell for the shares of common stock issued pursuant to the Purchase Agreement up to a maximum of twelve percent.

     In connection with the Securities Purchase Agreement, we paid an origination fee to Cornell, which origination fee was paid in the form of 41,666 shares of common stock at a price per share of $2.40 and a cash payment of $95,000.

     We are registering for resale an aggregate of 2,358,332 shares of common stock in connection with the April 2007 private placement transaction with Cornell.

                             SUMMARY FINANCIAL DATA

     The following summary financial data should be read in connection with, and is qualified by reference to, our consolidated financial statements and their related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Financial Statements and Supplementary Data" included elsewhere in this prospectus. The statement of operations data for the fiscal years ended October 31, 2004, 2005 and 2006 and the balance sheet data as of October 31, 2004, 2005 and 2006 are derived from the audited consolidated financial statements included elsewhere in this prospectus. The statement of operations data for the fiscal years ended October 31, 2002 and 2003 and the balance sheet data as of October 31, 2002 and 2003 have been derived from audited consolidated financial statements not included in this prospectus. The statement of operations data for the nine months ended July 31, 2007 and the balance sheet data as of July 31, 2007 is derived from our unaudited condensed consolidated financial statements, included elsewhere in this prospectus.

                                               Nine Months
Statement of Operations Data:                     Ended
-----------------------------                   July 31,                       Fiscal Year Ended October 31,
                                              -------------        -----------------------------------------------------
                                               (unaudited)              (in thousands, except for per share data)
                                              (in thousands,
                                                except for
                                                per share
                                                  data)

                                              2007      2006       2002         2003      2004         2005         2006
                                              ----      ----       ----         ----      ----         ----         ----
Revenue...............................         $613     $762       $ 136        $ 70    $ 1,709        $ 290        $ 949
    Gross profit/(loss)...............          448      559        (330)         21      1,080          221          641
(Loss) from operations................      (2,635)   (2,692)     (4,038)     (3,077)    (2,662)      (4,061)      (3,507)
Net (loss)............................      (2,672)   (4,722)     (3,915)     (3,422)    (2,646)      (3,679)      (6,620)

Net (loss) per share - basic and
diluted...............................        (.12)     (.24)       (.40)       (.29)      (.16)        (.21)        (.34)
Weighted average shares
outstanding basic and diluted.........       21,694   19,283       9,746      11,641     16,872       17,921       19,643



                                       10


                                                   As of
                                                  July 31,                             As of October 31,
                                               -------------       ------------------------------------------------------
                                                (unaudited)                             (in thousands)
                                               (in thousands)
Balance Sheet Data:                            2007     2006        2002      2003        2004        2005         2006
------------------                             ----     ----        ----      ----        ----        ----         ----
Cash and cash equivalents............         $9,381    $2,760     $ 509   $ 2,601       $2,401      $2,490        $2,280
Working capital .....................          3,465      (63)       369     1,446        1,720     (1,069)           661
Total assets.........................         12,292     5,654     3,138     4,885        4,957       5,634         5,174
Total stockholders' equity...........          5,507     2,463     2,394     3,388        3,621       1,653         1,506
Long-term obligations................              -         -        18         4            -           -             -






                                       11

                                  RISK FACTORS

     Investing in our common stock involves a high degree of risk. You should carefully consider each of the following risks and all of the other information set forth in this prospectus. The risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also adversely affect our business. If any of the following risks and uncertainties develop into actual events, this could have a material adverse effect on our business, financial condition or results of operations. In that case, the trading price of our common stock could decline, and you could lose all or part of your investment.

Risks Related to Our Business

We have limited operating history upon which to evaluate our potential for future success.

     We were formed in May 1991. We were considered a development stage company for accounting purposes until 1998 because we did not generate any material revenues through that date. We started to recognize revenues from shipments and services in 1999. To date, we have generated very limited revenues from the sale of our products and do not expect to generate significant revenues until we sell a larger number of our products. The likelihood of our success must be considered in light of the risks and uncertainties frequently encountered by companies like ours in an evolving market, such as unforeseen capital requirements, failure of market acceptance of our products, failure to establish business relationships and competitive disadvantages as against larger and more established companies. If we are unsuccessful in addressing these risks and uncertainties, our business will be materially harmed.

There is no assurance that unforeseen circumstances will not have a material effect on the business that could require us to raise additional capital or take other measures to conserve liquidity in order to sustain operations.

     We have historically incurred net losses from operations. For the nine months ended July 31, 2007, net cash provided by operating activities was $2,742,742. As of July 31, 2007, we had cash and cash equivalents of $9,380,564 and had working capital of $3,464,944.

     We have historically raised funds through the sale of equity instruments. During the nine months ended July 31, 2007, we received net cash proceeds of approximately $4,699,000 from various investors in consideration of the sale of 2,081,149 shares of our common stock pursuant to various private placement transactions. In addition, through July 31, 2007, we received deposits of $4,818,750 in conjunction with a sales agreement with Envirosafe Industrial Services Corporation. Subsequent to July 31, 2007, we received a deposit of $539,965 in connection with a sales agreement with Plasma Processing Technologies Ltd of England and Wales (PPT).

     Although we believe that we have sufficient liquidity to sustain our existing business in excess of twelve months, there is no assurance that unforeseen circumstances will not have a material effect on the business that could require us to raise additional capital or take other measures to conserve liquidity in order to sustain operations.

We have incurred substantial operating losses and may not achieve or sustain profitability in the future. We also have only delivered and installed two Plasma Converter Systems.

     We have incurred substantial losses in each year since we commenced operations. We must overcome significant manufacturing and marketing hurdles to sell our products. As we strive to grow our business, we expect to spend significant funds for general corporate purposes, including working capital and marketing, and for research and development. To the extent that our revenues do not increase as quickly as these costs and expenditures, our results of operations and liquidity will be materially and adversely affected. If we experience slower than anticipated revenue growth or if our operating expenses exceed our expectations, we may never achieve profitability. Even if we are profitable in the future, we may not be able to sustain profitability.

     To date we have only delivered and installed two Plasma Converters, one for the demonstration phase of a U.S. Army program in 1999, and one for commercial use in Japan that was delivered in August 2001 and installed in April 2002.

     We had revenues of $1,708,768, $290,087 and $948,794 for each of the fiscal years ended October 31, 2004, 2005 and 2006, respectively, and our net loss for each of these periods was $2,646,406, $3,678,788 and $6,619,707, respectively. Revenues for the nine months ended July 31, 2007 were $612,910. We do not expect to generate any material revenues until after we successfully complete the sale and installation of a significant number of Plasma Converters. We expect losses to increase as a result of "business as usual" expenses in the near future as we attempt to expand our marketing efforts and demonstrate our technology to potential customers. In addition, we will recognize revenue from the sale of our Plasma Converter System until the system is shipped, and accordingly, will continue to incur losses until we have been able to sell and ship enough Plasma Converter Systems to offset our expenses. If we are unable to sell our Plasma Converter Systems and thereby increase revenues and we continue to operate at a loss, our results of operations and liquidity will be materially and adversely affected, and the market price of our common stock will likely decline. We cannot guarantee that we will ever be profitable.

     We expect to continue to spend significant amounts to enhance our Plasma Converter System and technologies and fund further product developments. As a result, we will need to generate significant additional revenue to achieve profitability. Even if we do achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis. If we do not achieve and maintain profitability, the market price for our common stock may further decline, perhaps substantially, and we may have to curtail or cease our operations.

We have not yet sold the Plasma Converter System on a large - scale commercial basis which may limit our sales and revenue.

     No one, including us, has ever utilized our Plasma Converter System under the conditions and in the volumes that will be required to achieve profitability nor has the Plasma Converter System been utilized on a large-scale commercial basis. While we believe that we have demonstrated the Plasma Converter System's ability to process and dissociate waste feedstocks and recover resources in pilot scale and industrial-sized Plasma Converter Systems, there is no guarantee that the same or similar results could be obtained on a large-scale continuing commercial basis or on any specific project. Our success will depend, in part, on our ability to design and build systems that handle many tons of material per day and operate continuously. However, if our larger systems do not operate as we expect, it will significantly limit our sales and revenue, our results of operation and liquidity will be materially and adversely affected and the market price of our common stock will likely decline in value.

Our future success depends in part on our ability to consummate and achieve milestones, and we may be unable to do so.

     To date, we have only delivered and installed two Plasma Converter Systems and we have only entered into one agreement for the commercial sale of one (1) five ton-per-day, or TPD, and two (2) TPD Plasma Converter Systems, which have not been installed or delivered to the customer. We receive payments for the sale of our Plasma Converter System in installments, with an initial down payment and the balance due upon the achievement of certain milestones, for example, upon shipment of the Plasma Converter System, which milestones will be set forth in a contract with the customer, which may be different for each customer. There can be no assurances that we will be able to achieve milestones or that our customers will make installment payments upon achieving these milestones.

Our Plasma Converter Systems may contain component, manufacturing or design defects or may not meet performance criteria established by customers, which could cause us to incur significant repair expenses, harm our customer relationships and industry reputation, and reduce our revenues and profitability.

     There is no assurance that our Plasma Converter Systems will work or meet our customers' expectations. Furthermore, we may experience manufacturing problems with our products. As a result of component, manufacturing or design defects, we may be required to repair or replace a substantial number of products, incurring significant expenses as a result. In addition, any component, manufacturing or design defect could cause us to lose customers or revenues or damage our customer relationships and industry reputation.

The length of our sales cycle requires us to invest substantial financial and technical resources in a potential sale before we deliver products.

     Our products are highly technical and the sales cycle can be long. The sales cycle can take up to 18 months, and we incur significant expenses as part of this process without any assurance of resulting revenues other than the down-payment received when a contract is signed and possibly other interim payments required by our contracts. The length of our product development and sales cycle makes us particularly vulnerable to the loss of a significant customer or a significant reduction in orders by a customer because we may be unable to quickly replace the lost or reduced sales.

Due to the lengthy sales cycles of our products and services, the timing of our sales is difficult to predict and may cause us to miss our revenue expectations.

     Our products and services are typically intended for use in applications that may be critical to a customer's business. In certain instances, the purchase of our products and services may involve a significant commitment of resources by prospective customers. As a result, our sales process may often be subject to delays associated with lengthy approval processes. For these and other reasons, the sales cycle associated with the selling of our products and services, we expect, will typically ranges between six and eighteen months and will be affected by delays over which we have little or no control. While potential customers evaluate whether our products and services suit their needs, we may incur substantial sales and marketing expenses and expend significant management effort, only to realize that the potential customer will not purchase or products and services. Due to lengthy sales cycle for our products and services, we may not realize expected revenues during the quarter in which we expend these significant resources, or at all.

We may not be able to manufacture and deliver our Plasma Converter Systems as quickly as customers may require, which could cause us to lose sales and would harm our reputation.

     We may not be able to manufacture our Plasma Converter Systems and deliver them to our customers at the times they require. Manufacturing delays and interruptions can occur for many reasons, including, but not limited to:

     o the failure of a supplier to deliver needed components on a timely basis or with acceptable quality;

     o    lack of sufficient capacity;

     o    equipment failures;

     o    manufacturing personnel shortages;

     o    labor disputes;

     o    transportation disruptions;

     o    changes in import/export regulations;

     o    natural disasters;

     o    acts of terrorism; and

     o    political instability.

     Manufacturing our products is complex. If we fail to manufacture and deliver products in a timely fashion, our reputation may be harmed, we may jeopardize existing orders and lose potential future sales, and we may be forced to pay penalties to our customers.

We are dependent on third parties for manufacturing key components which may cause delays in manufacturing and increased costs to us.

     We currently have our own manufacturing facility where we assemble and test systems. We also rely upon third parties for the manufacture of key components. Delays and difficulties in the manufacturing of our products could substantially harm our product development efforts.

     There are limited sources of supply for some Plasma Converter System components. Business disruptions, financial difficulties of the manufacturers or suppliers of these components, or raw material shortages could increase the cost of our goods sold or reduce the availability of these components. In our development to date, we have been able to obtain adequate supplies of these key components. If sales accelerate, we may experience a rapid and substantial increase in our need for components. If we are unable to obtain a sufficient supply of required components, we could experience significant delays in manufacturing, which could result in the loss of orders and customers, and could materially and adversely affect our business, financial condition and results of operations. Although we plan to purchase inventories of these strategic components, we may still require alternative sources if we experience delays in obtaining them. If the cost of components increases, we may not be able to pass on price increases to our customers if we are to remain competitively priced. This would reduce profit, which in turn would reduce the value of your investment.

Our failure to achieve market acceptance of the Plasma Converter System within our expanded business model would adversely affect our business.

     The failure to achieve market acceptance of the Plasma Converter System within our expanded business model would affect our profitability, future revenues, the market price of our common stock and the success of our business. Many prospective users of the Plasma Converter System have committed substantial resources to other forms of material processing treatments or technologies. Our growth and future financial performance will depend on our ability to demonstrate to prospective customers the technical and economic advantages of the Plasma Converter System over these alternatives. We may not be successful in this effort. Furthermore, it is possible that competing alternatives may actually have advantages over the Plasma Converter System for certain industries or applications.

     We have expanded our business to include market penetration strategies in which we have no previous experience. These strategies include build own and operate facilities, or BOO; build own and transfer, or BOT, of ownership facilities; and joint development projects. Although certain of our executives have individual experience in these areas we have not, as a company, developed projects of this type in the past.

     Additionally, our Plasma Converter Systems represent what we believe to be a new technology and, in many instances, represents a significant departure from existing practices in the waste management marketplace which already have found a high degree of acceptance. Our financial performance will depend, in part, on the future development, growth and ultimate size of the market for waste management technologies generally and the Plasma Converter Systems specifically. If the potential users of waste management products do not perceive appropriate benefits from our Plasma Converter System, or if the Plasma Converter Systems do not achieve commercial acceptance, our business could be harmed or even fail.

     The Plasma Converter System competes with more conventional means of waste management. A market for our Plasma Converter System may never develop to the point that profitable operations can be achieved or sustained.

A mass market for hydrogen, as an alternative energy source, may never develop or may take longer to develop than anticipated.

     Alternative energy sources represent emerging technologies, and we do not know whether consumers will adopt these technologies on a large scale. In particular, if a mass market fails to develop, or develops more slowly than anticipated, for hydrogen as an alternative to fossil fuel, our ability to separate hydrogen may not aid us in achieving market acceptance of our primary product, the Plasma Converter System. Thus, we may be unable to achieve or maintain profitability, which could negatively impact our business.

Our failure to obtain additional financing, if needed, would adversely affect our business results.

     We believe our cash reserves, anticipated cash generated from operations and other existing sources of capital will be adequate to fund our operations for up to one year from the date of this prospectus. However, we may require additional financing to fund ongoing operations if our sales and revenue growth are insufficient to meet our operating costs. Our inability to obtain necessary capital or financing will materially and adversely affect our ability to fund operations and continue as a going concern. Financing for all of our activities to date has been provided by private sales of our securities, including the Debentures, as described in more detail below under "Management's Discussion and Analysis of Financial Condition and Results of Operations". Additional financing may not be available when needed or may not be available on terms acceptable to us. If additional funds are raised by issuing equity securities, shareholders may incur dilution, and this dilution may be substantial. If adequate funds are not available, we may be required to delay, scale back operations or otherwise limit the development, manufacture or sale of Plasma Converter Systems, which may materially and adversely affect our business, results of operations and financial condition and reduce the value of your investment.

We face numerous risks associated with our plans to market and distribute the Plasma Converter System domestically.

     We are currently focusing on marketing of the Plasma Converter System principally in international markets, including both industrialized and developing countries. If we are unable to expand our domestic marketing efforts beyond current levels our prospects for profitability will be substantially reduced. Substantial risks still remain for us to market our product effectively in domestic markets. These risks include:

     o Political and economic instability. Many of our domestic initiatives involve local government support or funding. Sales to governments may have a long sales cycle. Any change in the political or economic climate during this sales cycle may prevent us from making a sale.

     o Difficulties in collecting accounts receivable. We are a small company with limited cash resources. It may be difficult for us to recover monies owed from a domestic customer if we are forced to take legal action.

     o Protection of intellectual property. The domestic and foreign laws governing intellectual property may afford little or no effective protection of our intellectual property. Even if protected, litigation may result in substantial costs or a diversion of resources.

     Any of these risks will reduce expected revenues and may prevent us from ever achieving profitability. An inability to increase revenues or become profitable may reduce the market price of our common stock.

To the extent we engage in marketing and distribution activities outside the United States, we will be exposed to risks associated with exchange rate fluctuations, trade restrictions and political, economic and social instability.

     To the extent we market and distribute the Plasma Converter System in foreign markets, we will be subject to various risks associated with conducting business abroad. A foreign government may require us to obtain export licenses or may impose trade barriers or tariffs that could limit our ability to build our international presence. Our operations in some markets also may be adversely affected by political, economic and social instability in foreign countries, including terrorism. To the extent that we attempt to expand our sales efforts in international markets, we may also face difficulties in staffing and managing foreign operations, longer payment cycles and problems with collecting accounts receivable and increased risks of piracy and limits on our ability to enforce our intellectual property rights. We currently do not hedge our foreign currency transactions and therefore will be subject to the risk of changes in exchange rates. If we are unable to adequately address the risks of doing business abroad and build an international presence, our business, financial condition and results of operations may be harmed.

We may acquire other companies, product lines or technology and our failure to integrate any of them may have an adverse effect on our business.

     As part of our growth strategy, we may pursue acquisitions and investments that could provide complementary and competitive new technologies, products or businesses. Future acquisitions or investments could involve the use of significant amounts of cash, which may cause us to incur a significant amount of debt. Alternatively, these types of transactions may require us to issue additional shares of our common stock. Such issuances could be dilutive to you, and that dilution could be substantial. In addition, acquisitions involve numerous risks, including the diversion of management's attention from other business concerns and risks of entering markets in which we have limited or no prior experience.

     We currently have no commitments with respect to any acquisition or investment. If an acquisition or investment does occur and we cannot successfully integrate the business, product, technology or personnel that we acquire, it would have a material adverse affect on our business, results of operations and financial condition.

We may be unable to find appropriate strategic alliances, which would adversely affect market penetration of the Plasma Converter System.

     Future strategic alliances may include cooperative agreements for the sharing of information, cooperative marketing agreements, or other business relationships such as equity investments or joint ventures. We may be unable to find appropriate strategic alliances in markets in which we have little or no experience, which could prevent us from bringing our products to these markets in a timely manner, if at all. This may lower the demand for and reduce market acceptance of our Plasma Converter System, reducing our revenues and profitability.

     Though we have, in the past, entered into several strategic alliances in an effort to expand commercialization of the Plasma Converter System, none of these alliances are currently active nor have we ever made any sales of our Plasma Converter System through any such alliances.

Contracts with federal and state governments subject us to possible contract terminations and audits.

     We participate from time to time in selective research and sales opportunities involving federal and state governments. Our contract with the Department of Energy of the United States government for the development of StarCell is subject to various risks, including the risk of termination at the convenience of the government, without penalty; however, if the contract is cancelled for "convenience", the government must pay the costs of the contract up until the date of cancellation and other reasonable costs related to its termination. Additionally, revenues from governmental contracts are subject to time-consuming audit procedures under various federal statutes.

There may be claims made against us for personal injury and business losses which may subject us to litigation and related costs.

     We anticipate that the Plasma Converter System will be utilized in a variety of industrial and other settings and will be used to handle materials resulting from the generation of hazardous waste. The equipment will, therefore, be subject to risks of breakdowns and malfunctions, and it is possible that claims for personal injury and business losses arising out of these breakdowns and malfunctions will be made against us. Our insurance may be insufficient to provide coverage against all claims or for claims made for amounts substantially in excess of applicable policy limits. Such an event could have a material adverse effect on our business, financial condition and results of operations.

Product liability claims could result in losses and could divert our management's time and resources.

     The manufacture and sale of our products create a risk of product liability claims. Any product liability claims, with or without merit, could result in costly litigation and reduced sales, cause us to incur significant liabilities and divert our management's time, attention and resources. We do have product liability insurance; however, there is no assurance that such insurance is adequate to cover all potential claims. The successful assertion of any such large claim against us could materially harm our liquidity and operating results.

Our failure to properly control the use of hazardous materials could result in substantial financial liabilities to us.

     We use, generate and discharge toxic, volatile or otherwise hazardous chemicals and wastes in our research, development and manufacturing activities. Therefore, we are subject to a variety of federal, state and local government regulations related to the storage, use and disposal of such materials. Failure to comply with present or future regulations could result in an imposition of fines or other liabilities on us, suspension of production or a cessation of operations. We are not aware of any environmental investigation, proceeding or action by federal or state agencies involving any of our facilities. However, under federal and state statutes and regulations, a government agency may seek recovery and response costs from both operators and owners of property where releases of hazardous substances were committed by previous occupants of the property or have occurred or are ongoing. If we fail to control the use of, or to restrict adequately the discharge of, hazardous substances, we could be subject to substantial financial liabilities. Our business, financial condition and operating results could suffer a material adverse effect if costs resulting from these liabilities are not covered by insurance or exceed our coverage. If we operate the Plasma Converter System directly, as part of a joint venture or otherwise, the amount of our potential liability will be greater.

We cannot predict with certainty the extent of future costs under environmental, health and safety laws, and cannot guarantee that they will not be material.

     We could be liable if our operations cause environmental damage to our properties or to the property of other landowners, particularly as a result of the contamination of air, drinking water or soil. Under current law, we could even be held liable for damage caused by conditions that existed before we acquired the assets or operations involved. Also, we could be liable if we arrange for the transportation, disposal or treatment of hazardous substances that cause environmental contamination, or if a predecessor owner made such arrangements and under applicable law we are treated as a successor to the prior owner. Any liability for environmental damage could have a material adverse effect on our financial condition, results of operations and cash flows.

     In the ordinary course of our business, we may in the future become involved in a variety of legal and administrative proceedings relating to land use and environmental laws and regulations. These include proceedings in which:

     o agencies of federal, state, local or foreign governments seek to impose liability on us under applicable statutes, sometimes involving civil or criminal penalties for violations, or to revoke or deny renewal of a permit we need; and

     o local communities and citizen groups, adjacent landowners or governmental agencies oppose the issuance of a permit or approval we need, allege violations of the permits under which we operate or laws or regulations to which we are subject, or seek to impose liability on us for environmental damage.

     The adverse outcome of one or more of these proceedings could result in, among other things, material increases in our costs or liabilities as well as material charges for asset impairments.

Failure to comply with government regulations will severely limit our sales opportunities and future revenues.

     We and our customers may be required to comply with a number of federal, state, local and foreign laws and regulations in the areas of safety, health and environmental controls, including without limitation, the Resource Conservation and Recovery Act and the Occupational Safety and Health Act of 1970, which may require our prospective working partners or our customers to obtain permits or approvals to utilize the Plasma Converter System and related equipment on job sites. Since we intend to market the Plasma Converter System internationally, we will be required to comply with laws and regulations and, when applicable, obtain permits in those other countries. We cannot be certain that required permits and approvals will be obtained or that new environmental regulations will not be enacted or that if they are, we and our customers can meet stricter standards of operation or obtain additional operating permits or approvals. Furthermore, particularly in the environmental remediation market, we may be required to conduct performance and operating studies to assure government agencies that the Plasma Converter System and its by-products are not environmental risks. There is no assurance that these studies will not be more costly or time-consuming than anticipated or will produce acceptable conclusions. Failure to obtain operating permits, or otherwise to comply with federal, state, local and foreign regulatory requirements, could affect our ability to market and sell our Plasma Converter System and could substantially reduce the market price of our common stock.

Our operations and financial condition could be adversely affected by our failure or inability to protect our intellectual property or if our technologies are found to infringe the intellectual property of a third party.

     Our success and the competitiveness of our products are heavily dependent upon our proprietary technology and our ability to protect our current and future technology and manufacturing processes. We rely on a combination of copyright and trademark laws, trade secrets, confidentiality procedures and contractual provisions to protect our proprietary rights. Such means of protecting our proprietary rights may not be adequate because such laws provide only limited protection. Despite precautions that we take, it may be possible for unauthorized third parties to duplicate aspects of our technologies and manufacturing processes or the current or future products or technologies of our business and manufacturing processes or to obtain and use information that we regard as proprietary. This could seriously harm our business, financial condition and results of operations and your investment.

     Additionally, our competitors may independently develop similar or superior technology. Policing unauthorized use of proprietary rights is difficult, and some international laws do not protect proprietary rights to the same extent as United States laws. Litigation periodically may be necessary to enforce our intellectual property rights, to protect our trade secrets or to determine the validity and scope of the proprietary rights of others. Litigation is costly and may not be successful. Our failure to protect our proprietary technology or manufacturing processes could seriously harm our business, financial condition and results of operations and your investment.

     Most of our technologies are not covered by U.S. and foreign patents. There is no assurance that any patent applications filed by us in the future will result in the issuance of any patents. Furthermore, there is no assurance as to the breadth and degree of protection any issued patents might afford our intellectual property. Disputes may arise between us and others as to the scope and validity of these or other patents. Any defense of the patents could prove costly and time consuming and there can be no assurance that we will be in a position, or will deem it advisable, to carry on such a defense.

     Other private and public concerns may have filed applications for, or may have been issued, patents and are expected to obtain additional patents and other proprietary rights to technology potentially useful or necessary to us. The scope and validity of such patents, if any, the extent to which we may wish or need to acquire the rights to such patents, and the cost and availability of such rights are presently unknown. We may infringe upon the intellectual property rights of third parties, including third party rights in patents that have not yet been issued. Also, since we rely upon unpatented proprietary technology, there is no assurance that others may not acquire or independently develop the same or similar technology.

     Patent applications in the United States are maintained in secrecy until patents are issued, and the publication of discoveries in the scientific literature tends to lag behind actual discoveries. Therefore, we cannot guarantee that we will be the first creator of future inventions for which we seek patents or the first to file patent applications for any of our inventions.

     Patent applications filed in foreign countries are subject to laws, rules and procedures which differ from those of the United States. We cannot be certain that:

     o    patents will be issued from future applications;

     o any future patents will be sufficient in scope or strength to provide meaningful protection or any commercial advantage to us;

     o foreign intellectual property laws will protect our intellectual property; or

     o others will not independently develop similar products, duplicate our products or design around any patents which may be issued to us.

     We enter into confidentiality and non-disclosure of intellectual property agreements with our employees, consultants and many of our vendors, and generally control access to and distribution of our proprietary information. Notwithstanding these precautions, it may be possible for a third party to copy or otherwise obtain and use our proprietary information without authorization or to develop similar information independently.

     Policing unauthorized use of intellectual property is difficult. The laws of other countries may afford little or no effective protection of our technology. We cannot assure you that the steps taken by us will prevent misappropriation of our technology, which may cause us to lose customers and revenue opportunities. In addition, pursuing persons who might misappropriate our intellectual property could be costly and divert the attention of management from the operation of our business.

     We are not aware and do not believe that any of our technologies or products infringe the proprietary rights of third parties. Nevertheless, third parties may claim infringement with respect to our current or future technologies or products or products manufactured by others and incorporating our technologies. Responding to any such claims, whether or not they are found to have merit, could be time consuming, result in costly litigation, cause development delays, or require us to enter into royalty or license agreements. Royalty or license agreements may not be available on acceptable terms or at all. As a result, infringement claims could have a material adverse affect on our business, operating results, and financial condition.

Our failure to keep pace with our competitors and technological changes may result in the loss of customers and revenue opportunities.

     Other manufacturers of systems used to process and dispose of materials and wastes in both the private and public sectors include several large domestic and international companies and numerous small companies, many of whom have substantially greater financial and other resources and more manufacturing, marketing and sales experience than we do. As other technologies evolve, the Plasma Converter System may be rendered obsolete. To the extent that our competitors are able to offer more cost-effective alternatives to the processing and disposal of materials and wastes, our ability to compete and sell the Plasma Converter System could be materially and adversely affected.

Competition from other industry participants and rapid technological change could impede our ability to achieve profitable operations. Additionally, our current and potential competitors, some of whom have greater resources and experience than we do, may develop products and technologies that may cause a decline in demand for, and the prices of, our Plasma Converter System.

     Other companies have developed, or may develop, products that compete with our Plasma Converter System. We also compete indirectly with traditional waste management companies, who employ traditional methods for the processing and disposal of waste, including landfill dumping companies and companies that operate incinerators. Furthermore, our competitors may combine with each other, and other companies may enter our markets by acquiring or entering into strategic relationships with our competitors.

     Many of our current and potential competitors have competitive advantages over us, including substantially greater financial, technical, personnel and other resources, including brand name recognition and long-standing relationships with customers. These resources may place us at competitive disadvantage in our markets and may impair our ability to expand into new markets, which could adversely affect our business. If we fail to grow rapidly or obtain additional capital we may not be able to compete with larger, more well-established companies. There can be no assurance that we will be able to successfully compete in our markets.

     We face competition in all aspects of our operations. In North America, the industry consists of large national waste management companies, and local and regional companies of varying sizes and financial resources. We compete with these companies as well as with counties and municipalities that maintain their own waste collection and disposal operations. Our competitors may have significant advantages over us, as their operations may have been accepted by consumers and we may not be able to successfully compete with them.

     In addition, competitors may reduce their prices to expand sales volume or to win competitively bid contracts. If this happens, we may be required to offer lower pricing to attract or retain our customers, resulting in a negative impact to our revenues.

We are dependent on key personnel and our business would be disrupted if we are unable to retain and expand our management team.

     Due to the nature of our business, we are highly dependent on the continued service of, and on the ability to attract and retain, qualified engineering, technical, manufacturing, sales, marketing and senior management personnel. The loss of any key employees or principal members of management could have a material adverse effect on our business and operating results. Further, if we are unable to hire additional qualified personnel as needed, we may not be able to adequately manage and implement plans for our expansion and growth. Joseph F. Longo, our Chairman, Chief Executive Officer and President, has an employment agreement with us. However, any officer or employee may terminate his or her relationship with us at any time. Our employment agreement with Mr. Longo and our employment arrangements with other executive officers and significant employees impose customary confidentiality and non-compete obligations, and our employment arrangements with executive officers, other than Mr. Longo, provide for the assignment to us of all rights to any technology developed by such person during the time of his or her employment. We are currently in the process of evaluating a succession plan for Mr. Longo, who is 75. However, there can be no assurance that a succession plan will be established or that any succession plan, if established, will be sufficient to replace Mr. Longo when and if his services to us are no longer available.

Our operating results may be adversely affected by substantial quarterly and annual fluctuations and market downturns.

     Our revenues, earnings and other operating results have fluctuated in the past and our revenues, earnings and other operating results may fluctuate in the future. These fluctuations are due to a number of factors, many of which are beyond our control. These factors include, among others, overall growth in the waste management market, changes in customer order patterns, availability of components from our suppliers, the gain or loss of a significant customer, and market acceptance of our products. These factors are difficult to forecast, and these, as well as other factors, could materially and adversely affect our quarterly or annual operating results.

Our common stock has been delisted from the Nasdaq Capital Market.

     In July 2003, our common stock was delisted from the Nasdaq Capital Market (formerly known as the Nasdaq SmallCap Market) and began trading on the NASD Over-the-Counter Bulletin Board. Since our shares are not listed for trading on the Nasdaq Capital Market or any other national securities exchange, the trading of our shares is more difficult for investors, potentially leading to further declines in the price of our common stock. It may also make it more difficult for us to raise additional capital. Further, we may also incur additional costs under state blue-sky laws in connection with any sales of our securities.

     Our common stock currently trades on the NASD Over-the-Counter Bulletin Board. Securities in the NASD Over-the-Counter Market are generally more difficult to trade than those on the major stock exchanges. As a consequence, you may find it difficult to dispose of our common stock. In addition, accurate price quotations are also more difficult to obtain. The trading market for our common stock is subject to special regulations governing the sale of penny stock.

     A "penny stock" is defined by regulations of the Securities and Exchange Commission, or the SEC, as an equity security with a market price of less than $5.00 per share. The market price of our common stock has been less than $5.00 for several years.

     If you buy or sell a penny stock, these regulations require that you receive, prior to the transaction, a disclosure explaining the penny stock market and associated risks. Furthermore, trading in our common stock would be subject to Rule 15g-9 of the Securities Exchange Act of 1934, as amended, also referred to in this prospectus as the Exchange Act, which relates to non-NASDAQ and non-exchange listed securities. Under this rule, broker-dealers who recommend our securities to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction prior to sale. Securities are exempt from this rule if their market price is at least $5.00 per share.

     Penny stock regulations will tend to reduce market liquidity of our common stock, because they limit the broker-dealers' ability to trade, and a purchaser's ability to sell the stock in the secondary market. The low price of our common stock will have a negative effect on the amount and percentage of transaction costs paid by individual shareholders. The low price of our common stock may also limit our ability to raise additional capital by issuing additional shares of our common stock. There are several reasons for these effects. First, the internal policies of many institutional investors prohibit the purchase of low-priced stocks. Second, many brokerage houses do not permit low-priced stocks to be used as collateral for margin accounts or to be purchased on margin. Third, some brokerage house policies and practices tend to discourage individual brokers from dealing in low-priced stocks. Finally, broker's commissions on low-priced stocks usually represent a higher percentage of the stock price than commissions on higher priced stocks. As a result, our shareholders will pay transaction costs that are a higher percentage of their total share value than if our share price were substantially higher.

Terrorist attacks and other attacks or acts of war may adversely affect the markets on which our common stock trades, which could have a materially adverse effect on our financial condition and our results of operations.

     On September 11, 2001, the United States was the target of terrorist attacks of unprecedented scope. In March 2003, the United States and allied nations commenced a war in Iraq. These attacks and the war in Iraq caused global instability in the financial markets. There could be further acts of terrorism in the United States or elsewhere that could have a similar impact. Armed hostilities or further acts of terrorism could cause further instability in financial markets and could directly impact our financial condition, our results of operations and the price of our common stock.

Our disclosure controls and procedures contain certain material weaknesses which affect the ability of investors to rely on our financial statements.

     We maintain controls and procedures designed to ensure that we are able to collect the information that is required to be disclosed in the reports filed with the SEC, and to process, summarize and disclose this information within the time period specified in the rules of the SEC. Our Chief Executive Officer and Chief Financial Officer are responsible for establishing, maintaining and enhancing these procedures. They are also responsible, as required by the rules established by the SEC, for the evaluation of the effectiveness of these procedures.

     Based on an evaluation of our disclosure controls and procedures, the Chief Executive Officer and the Chief Financial Officer concluded that our disclosure controls and procedures were not effective at the "reasonable assurance" level. These controls ensure that we are able to collect, process and disclose the information required in our reports that are filed with the SEC within the required time period.

     The first material weakness we identified relates to our limited segregation of duties. Segregation of duties within our company is limited due to the small number of employees that are assigned to positions that involve the processing of financial information. Although we are aware that segregation of duties within our company is limited, we believe (based on our current roster of employees and certain control mechanisms we have in place) that the risks associated with having limited segregation of duties are currently insignificant. The second material weakness we identified is in our ability to ensure that the accounting for our debt and equity-based transactions is accurate and complete. In recent years, we have consummated a series of complex debt and equity transactions involving the application of highly specialized accounting principles. Although we believe that these events are unique, we are evaluating certain corrective measures we may take including the possibility of hiring an outside consultant to provide us with the guidance we need at such times that we may engage in these complex transactions.

     Material weaknesses in our internal control over financial reporting require us to perform additional analyses and pre- and post-closing procedures that, if not performed effectively, may prevent us from reporting our financial results in an accurate and timely manner. As a result of such material weaknesses, our internal control over financial reporting might not prevent or detect all misstatements, including material misstatements and misstatements created by collusion or fraud. In light of these material weaknesses and the inherent limitations of internal control over financial reporting, we concluded that our disclosure controls and procedures were not effective. Therefore, we are performing additional analyses and other pre and post-closing procedures to ensure that our consolidated financial statements are presented fairly in all material respects in accordance with accounting principles generally accepted in the United States of America. Assuming our volume of business increases and sufficient capital is secured (neither of which can be assured), we intend to increase staffing to mitigate the current lack of segregation of duties within the general, administrative and financial functions. We are also currently evaluating other corrective measures, including the possibility of hiring an outside consultant to assist with complex debt and equity-based transactions and the application of specialized accounting principles. If the additional analyses and pre- and post-closing procedures are not performed effectively, if actions to remediate these material weaknesses are not successfully implemented or if other material weaknesses are identified in the future, our ability to report our quarterly and annual financial results on a timely and accurate basis may be adversely affected.

     The SEC, under Section 404 of the Sarbanes-Oxley Act of 2002, adopted rules generally requiring each public company to include a report of management on the company's internal controls over financial reporting in its annual report on Form 10-K that contains an assessment by management of the effectiveness of the company's internal controls over financial reporting beginning the fiscal year ending October 31, 2008. In addition, the company's independent registered public accounting firm must attest to and report on management's assessment of the effectiveness of the company's internal controls over financial reporting beginning the fiscal year ending October 31, 2009. We have not yet developed a
Section 404 implementation plan. We expect that we may need to hire and/or engage additional personnel and incur incremental costs in order to complete the work required by Section 404. We can not guarantee that we will be able to complete a Section 404 plan on a timely basis. Additionally, upon completion of a Section 404 plan, we may not be able to conclude that our internal controls are effective, or in the event that we conclude that our internal controls are effective, our independent accountants may disagree with our assessment and may issue a report that is qualified. Any failure to implement required new or improved controls, or difficulties encountered in their implementation, could negatively affect our operating results or cause us to fail to meet our reporting obligations.

The occurrence of one or more natural disasters or acts of terrorism could adversely affect our operations and financial performance.

     The occurrence of one or more natural disasters or acts of terrorism could result in physical damage to or the temporary closure of our corporate headquarters, product showroom and/or manufacturing facility. It may also result in the temporary lack of an adequate work force in a market and/or the temporary or long term disruption in the supply of materials (or a substantial increase in the cost of those materials) from suppliers.

     One or more natural disasters or acts of terrorism could materially and adversely affect our operations and financial performance. Furthermore, insurance costs associated with our business may rise significantly in the event of a large scale natural disaster or act of terrorism.

Existing shareholders will experience significant dilution from our sale of shares under the Standby Equity Distribution Agreement.

     We are heavily dependent on external financing to fund our operations. Our financial needs may be partially provided from the Standby Equity Distribution Agreement, or SEDA, we entered into with Cornell Capital Partners LP., or Cornell, on April 11, 2007. Under the SEDA, we may, in our discretion, periodically sell to Cornell shares of our common stock for a total purchase price of up to $10 million. The issuance of shares of our common stock under the SEDA will have a dilutive impact on our other shareholders and the issuance or even potential issuance of such shares could have a negative effect on the market price of our common stock. However, the conditions for the activation of this agreement, namely, the effectiveness of a registration statement with the SEC to register the shares issuable under the SEDA, have not yet been satisfied by us, and may never be satisfied. As a result, Cornell is not currently obligated to provide any funding under the SEDA. As a result, our net income per share could decrease in future periods, and the market price of our common stock could decline. In addition, the lower our stock price, the more shares of common stock we will have to issue under the SEDA to draw down the full amount. If our stock price is lower, then our existing shareholders would experience greater dilution.

Under the Standby Equity Distribution Agreement, Cornell will pay less than the then-prevailing market price of our common stock, and therefore will have an incentive to sell our shares which could cause the price of our common stock to decline.

     The common stock to be issued under the SEDA will be issued at a 4% discount to the lowest closing bid price of our common stock during the five consecutive trading day period immediately following the date we notify Cornell that we desire to access the SEDA. In addition, Cornell will be paid a 5% retainer fee from each advance it makes for a total discount of 9%. The 5% retainer fee is paid by us from the proceeds we receive from each advance and is not reflected in the conversion formula in calculating the number of shares issued to Cornell each time we draw upon the equity line. Based on this discount, Cornell will have an incentive to sell immediately to realize the gain on the 9% discount. These sales could cause the price of our common stock to decline, based on increased selling of our common stock. In addition, dilutive pressures caused by issuances of additional shares of our common stock under the SEDA could also contribute to a decline in the price of our common stock.

The sale of our common stock under the Standby Equity Distribution Agreement could encourage short sales by third parties, which could contribute to the future decline of our stock price.

     In many circumstances, the provisions of a SEDA have the potential to cause a significant downward pressure on the price of our common stock. This is especially the case if the shares being placed into the market exceed the market's ability to absorb the increased stock or if we have not performed in such a manner to show that the equity funds raised will be used for growth. Such an event could place further downward pressure on the price of our common stock. We may request numerous draw downs pursuant to the terms of the SEDA. Even if we use the SEDA to invest in assets that are materially beneficial to us, the opportunity exists for short sellers and others to contribute to the future decline of our stock price. If there are significant short sales of stock, the price decline that would result from this activity in turn may cause long holders of the stock to sell their shares thereby contributing to sales of stock in the market. If there is an imbalance on the sell side of the market for our common stock, the price will decline. It is not possible to predict those circumstances whereby short sales could materialize or the extent to which the stock price could drop. In some companies that have been subjected to short sales the stock price has dropped to near zero. This could happen to our stock price.

We may not be able to access sufficient funds under the Standby Equity Distribution Agreement when needed.

     We are dependent on external financing to fund our operations. Our financing needs will have to be provided largely from the SEDA over the next two years. No assurances can be given that such financing will be available in sufficient amounts or at all when needed, in part, because the amount of each advance is subject to a maximum advance amount of the greater of (A) $250,000 per five trading days or (B) the average daily dollar value of our common stock for the five trading days immediately preceding the date we send each notice for an advance as determined by multiplying the volume weighted average price of the common stock for such period by the average daily volume over the same period, and we may not submit any request for an advance within five trading days of a prior request. In addition, if Cornell becomes unable or unwilling to honor its obligations under the SEDA, we would be at grave risk.

We may not be able to obtain a cash advance under the Standby Equity Distribution Agreement if Cornell holds more than 9.9% of our common stock.

     In the event Cornell holds more than 9.9% of our then-outstanding common stock, we will be unable to obtain a cash advance under the SEDA. A possibility exists that Cornell may own more than 9.9% of our outstanding common stock at a time when we would otherwise plan to request an advance under the SEDA. In that event, if we are unable to obtain additional external funding, we could be forced to curtail or cease our operations.

Cornell may sell shares of our common stock after we deliver an advance notice during the pricing period, which could cause our stock price to decline.

     Cornell is deemed to beneficially own the shares of common stock corresponding to a particular advance on the date that we deliver an advance notice to Cornell, which is prior to the date the shares are delivered to Cornell. Cornell may sell such shares any time after we deliver an advance notice. Accordingly, Cornell may sell such shares during the pricing period. Such sales may cause our stock price to decline and if so would result in a lower VWAP during the pricing period, which would result in us having to issue a larger number of shares of common stock to Cornell in respect of the advance.

                         Risks Related to This Offering

Certain current shareholders own a large portion of our voting stock which could influence decisions that may adversely affect new investors.

     Our officers and directors beneficially own or control approximately 12.1% of our outstanding common stock. Joseph F. Longo, our Chief Executive Officer and President and Chairman of the Board, owns approximately 6.7% of our outstanding common stock. Arthur J. Steinberg, not individually, but solely in his capacity as the Receiver of Northshore Asset Management, LLC and related entities, and Connecticut Banking Commissioner Howard F. Pitkin (successor to John P. Burke), not individually, but solely in his capacity as Receiver of Circle Trust Company, may each be deemed to beneficially own approximately 21.3% of our outstanding common stock. FB U.S. Investments, L.L.C. beneficially owns approximately 19.9% of our outstanding common stock. Francisco J. Rivera Fernandez beneficially owns approximately 9.1% of our outstanding common stock. In addition, Paradigm Group L.P. beneficially owns approximately 7.9% of our outstanding common stock. These shareholders may be able to influence matters requiring shareholder approval and thereby, our management and business. Cornell currently owns 1,734,258 shares of common stock and may acquire further shares upon the exercise of the warrants we issued to Cornell pursuant to the Securities Purchase Agreement as well as under the SEDA.

     This concentration of ownership could delay or prevent another person or persons from acquiring control or causing a change in control, even if such change would increase the price of our common stock or our value. Preventing a change in control in favorable circumstances may affect your ability to sell your securities at a higher price.

Our stock price fluctuates and accordingly, you could lose all or part of the value of your shares of our common stock.

     The market price of our common stock has historically been highly volatile. The market price of our common stock has fluctuated and may continue to fluctuate significantly due to a number of factors, some of which may be beyond our control, including:

     o sales of our common stock by shareholders because our business profile does not fit their investment objectives;

     o    actual or anticipated fluctuations in our operating results;

     o developments relating to our Plasma Converter System and related proprietary rights;

     o    announcements relating to our performance;

     o    government regulations and changes thereto;

     o announcements of our competitors or their success in the waste management business;

     o the operating and stock price performance of other comparable companies;

     o    developments and publicity regarding our industry; and

     o    general economic conditions.

     In addition, the stock market in general has experienced volatility that has often been unrelated to the operating performance of individual companies. These broad market fluctuations may adversely affect the trading price of our common stock, regardless of our actual performance, and could enhance the effect of any fluctuations that do relate to our operating results.

Future sales of a significant number of shares of our common stock may have an adverse effect on our stock price.

     There are currently a large number of shares of common stock that are eligible for sale. The market price of our common stock could drop as a result of sales of a large number of shares of our common stock in the market after or in connection with the offering contemplated by this prospectus, or the perception that such sales could occur. These factors could also make it more difficult for us to raise funds through future offerings of our common stock. All of the shares sold by the selling securityholders in this offering will be freely transferable without restriction or further registration under the Securities Act, except for shares acquired by our "affiliates" as defined in Rule 144 of the Securities Act.

     Shares issuable upon the conversion of warrants or the exercise of outstanding options may substantially increase the number of shares available for sale in the public market and may depress the price of our common stock.

     As of July 31, 2007, we had outstanding warrants exercisable for an aggregate of 9,418,408 shares of our common stock at an average exercise price of $4.67 per share. In addition, as of July 31, 2007, options to purchase an aggregate of 1,866,500 shares of our common stock were issued at a weighted average exercise price of $4.84 per share. In addition, 208,000 shares of our common stock are currently available for future option grants under our stock option plans. To the extent any of these warrants and options are exercised and any additional options are granted and exercised, there will be further dilution to investors. Until the options and warrants expire, these holders will have an opportunity to profit from any increase in the market price of our common stock without assuming the risks of ownership. Holders of options and warrants may convert or exercise these securities at a time when we could obtain additional capital on terms more favorable than those provided by the options or warrants. The exercise of the options and warrants will dilute the voting interest of the owners of presently outstanding shares by adding a substantial number of additional shares of our common stock.

     The following table summarizes warrant information as of July 31, 2007:

                                                        Warrants Outstanding
                             --------------------------------------------------------------------------

                                   Number              Weighted Average               Number
           Exercise              Outstanding               Remaining                Exercisable
            Prices            At July 31, 2007     Contractual Life (years)      At July 31, 2007
     --------------------------------------------------------------------------------------------------
              $2.53                 650,000                 1.16                        650,000
              $3.00                 200,000                 3.66                        200,000
              $3.20                  37,500                 0.92                         37,500
              $3.31                  15,000                 0.92                         15,000
              $3.40                 547,816                 2.66                        547,816
              $3.40                 833,333                 3.75                        833,333
              $3.40                 700,000                 2.83                        700,000
              $4.40                 547,816                 2.66                        547,816
              $4.40                 833,333                 3.75                        833,333
              $4.40                 700,000                 2.83                        700,000
              $4.50                  33,670                 0.83                         33,670
              $4.57                  30,857                 1.08                         30,858
              $4.63                  32,051                 0.92                         32,051
              $4.89                 352,723                 0.58                        352,723
              $5.00               1,365,000                 1.83                      1,365,000
              $5.71                  68,259                 0.33                         68,259
              $5.89                 352,723                 0.58                        352,723
              $5.95                  23,643                 0.42                         23,643
              $6.00               1,365,000                 1.83                      1,365,000
              $6.50                  33,670                 0.83                         33,670
              $6.57                  30,857                 1.08                         30,857
              $6.63                  32,051                 0.92                         32,051
              $6.89                 352,723                 0.58                        352,723
              $7.71                  68,259                 0.33                         68,259
              $8.05                  23,643                 0.42                         23,643
              $8.50                  33,670                 0.83                         33,670
              $8.57                  30,857                 1.08                         30,857
              $8.63                  32,052                 0.92                         32,052
              $9.71                  68,259                 0.33                         68,259
             $10.05                  23,643                 0.42                         23,643
     ==================================================================================================
                                  9,418,408                                           9,418,409


                                       27

     The sale of common stock issued or issuable upon the exercise of the warrants and options described above, or the perception that such sales could occur, may adversely affect the market price of our common stock.

The price you pay in this offering will fluctuate and may be higher or lower than the prices paid by other individuals or entities participating in this offering.

     The price in this offering may fluctuate based on the prevailing market price of our common stock on the NASD Over-the-Counter Bulletin Board. Accordingly, the price you pay in this offering may be higher or lower than the prices paid by other people participating in this offering.

We have never paid a dividend and have no plans to pay dividends.

     To date, we have paid no cash dividends on our common stock and we have no plans to pay dividends.

There is an increased potential for short sales of our common stock due to the sales of shares issued upon conversion of the warrants, which could materially affect the market price of the stock.

     Downward pressure on the market price of our common stock that likely will result from sales of the our common stock issued in connection with an exercise of the warrants or could result from other factors could encourage short sales of our common stock by market participants. Generally, short selling means selling a security, contract or commodity not owned by the seller. The seller is committed to eventually purchase the financial instrument previously sold. Short sales are used to capitalize on an expected decline in the security's price. As the holders exercise their warrants, we issue shares to the exercising holders, which such holders may then sell into the market. Such sales could have a tendency to depress the price of the stock, which could increase the potential for short sales. Additionally, we intend to file a registration statement for Cornell's shares/warrants, which could increase the effect of such short sales.

     Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to our common stock for the applicable restricted period, as defined in Regulation M under the Exchange Act, prior to the commencement of the distribution. In addition, selling securityholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock. We will make copies of this prospectus available to selling securityholders and will inform them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

     Certain statements contained in this prospectus constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different than any expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," "continue," or the negative of these terms or other comparable terminology.

     We often use these types of statements when discussing:

     o    our business plans and strategies;

     o    the expansion of our manufacturing capabilities;

     o    our anticipation of profitability or cash flow from operations;

     o our anticipation of sources of funds to fund our operations in the future;

     o    the development of our business; and

     o other statements contained in this prospectus regarding matters that are not historical facts.

     These forward-looking statements are only predictions and estimates regarding future events and circumstances and speak only as of the date hereof. Actual results could differ materially from those anticipated as a result of factors described in "Risk Factors" or as a result of other factors. We may not achieve the future results reflected in these statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus might not transpire.

     Although we believe that the expectations in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

                                 USE OF PROCEEDS

     We will not receive any proceeds from the sale of securities by the selling securityholders hereto. We may receive cash proceeds to the extent any of the warrants are exercised for cash. If all the warrants are exercised in full for cash, we will receive proceeds in the amount of $6,408,003.

                           PRICE RANGE OF COMMON STOCK

     Our common stock has traded on the NASD Over-The-Counter Bulletin Board under the symbol "STHK.OB" since July 2003. Such over-the-counter market quotations reflect inter-dealer prices, without retail mark-up, mark down or commission and may not necessarily represent actual transactions. From November 2000 though July 2003, our common stock traded on the Nasdaq Capital Market. The last reported sale price for our common stock on October 22, 2007 was $1.80.

     As of October 22, 2007, there were 23,067,909 shares of our common stock outstanding that were held of record by approximately 599 shareholders.

     The table below sets forth the high and low bid prices for our common stock during the periods indicated:

                                                  Bid Range of Common Stock
                                                  -------------------------
                                                   High              Low
                                                   ----              ---
     Fiscal Year ended October 31, 2005
     ----------------------------------
     First Quarter                                  $4.40           $3.10
     Second Quarter                                  3.70            1.85
     Third Quarter                                   3.40            2.15
     Fourth Quarter                                  3.15            2.20

     Fiscal Year ended October 31, 2006
     ----------------------------------
     First Quarter                                  $2.65           $1.61
     Second Quarter                                  4.00            1.65
     Third Quarter                                   4.00            1.90
     Fourth Quarter                                  2.20            1.56

     Fiscal Year ending October 31, 2007
     -----------------------------------
     First Quarter                                  $3.15           $2.00
     Second Quarter                                  3.65            2.20
     Third Quarter                                   2.90            2.03
     Fourth Quarter through October 22, 2007         2.40            1.75


                                 DIVIDEND POLICY

     We have never declared or paid cash dividends on our common stock. We anticipate that any future earnings will be retained to finance our operations and for the growth and development of our business. Accordingly, we do not anticipate paying cash dividends on our shares of common stock for the foreseeable future. Additionally, our Articles of Incorporation provides that no dividends may be paid on any shares of common stock unless and until all accumulated and unpaid dividends on our shares of preferred stock have been declared and paid in full. We currently have no outstanding shares of preferred stock, and we currently have no intention of issuing any such shares. While we currently have no intention to pay any dividends on our common stock, the payment of any future dividends will be at the discretion of our board of directors and will depend on our results of operations, financial position and capital requirements, general business conditions, restrictions imposed by financing arrangements, if any, legal restrictions on the payment of dividends and other factors our board of directors deems relevant.

                                    DILUTION

     You will incur immediate and substantial dilution of $2.32 per share in net tangible book value per share of common stock from the price you paid. Net tangible book value per share is determined by dividing the total number of shares outstanding of common stock into the difference between total tangible assets less total liabilities. This dilution will reduce the value of your investment.

     At July 31, 2007, our net tangible book value was $5,507,138, or $0.24 per share on an actual basis. After giving effect to the issuance of all of the 2,296,149 common shares at an average price of $2.79 per share, and after deducting offering expenses, if this offering had been completed as of July 31, 2007, our pro forma net tangible book value on July 31, 2007 would have been approximately $11,915,141, or $0.47 per share.

     This represents an immediate increase in the net tangible book value of approximately $0.23 per share to our existing shareholders, and an immediate and substantial dilution of $2.32 per share to new investors. The following table illustrates this per-share dilution:

     Weighted Average price of common stock warrants.......................$2.79
              Net tangible book value as of July 31, 2007..........$0.24
              Increase attributable to new investors...............$0.23
     Pro forma net tangible book value after this offering.................$0.47


     Dilution to new investors.............................................$2.32

     The following table summarizes, as of July 31, 2007 on a pro forma basis described below, the number of warrants exercised in this offering, the aggregate cash consideration paid and the average price per share paid by officers, directors, promoters and affiliated persons ("existing shareholders") for common stock acquired since 1995 and by new investors purchasing shares of common stock in this offering:

                                                                                 Average
                               Shares Purchased         Total Consideration     Price per
                               Number     Percent       Amount       Percent      Share
                               ------     -------       ------       -------      -----

     Existing shareholders   23,054,920     90.9%     $33,907,872      84.1%      $1.47
     New investors            2,296,149      9.1%      $6,408,003      15.9%      $2.79
                              ---------    -----       ----------     -----
     Total                   25,351,069    100.0%     $40,315,875     100.0%
                             ==========    =====       ==========     =====

     The discussion and tables above give no effect to the exercise of the 9,286,164 warrants at an average exercise price of $4.66 per share. As of July
31, 2007, options to purchase an aggregate of 1,839,500 shares were issued at a weighted average exercise price of $4.96 per share. They have not been included in the above tables and discussion. In addition, 189,000 shares are available for future option grants under our stock option plans. To the extent any of these options are exercised and any additional options are granted and exercised, there will be further dilution to new investors.



                                       31

                             SELECTED FINANCIAL DATA

     The following selected financial information should be read in connection with, and is qualified by reference to, our consolidated financial statements and their related notes and "Management's Discussion and Analysis of Financial
Condition and Results of Operations" and "Financial Statements and Supplementary
Data" included elsewhere in this prospectus, which are incorporated herein by reference. The statement of operations data for the fiscal years ended October
31, 2004, 2005 and 2006 and the balance sheet data as of October 31, 2004, 2005 and 2006 are derived from audited consolidated financial statements included elsewhere in this prospectus. The statement of operations data for the fiscal years ended October 31, 2002 and 2003 and the balance sheet data as of October
31, 2002 and 2003 have been derived from audited consolidated financial statements not included in this prospectus. The statement of operations data for the nine months ended July 31, 2007 and the balance sheet data as of July 31, 2007 are derived from our unaudited condensed consolidated financial statements, included elsewhere in this prospectus.

                                                 Nine Months
Statement of Operations Data:                       Ended
-----------------------------                      July 31,                        Fiscal Year Ended October 31,
                                              ------------------         -----------------------------------------------------
                                                 (unaudited)                (in thousands, except for per share data)
                                                (in thousands,
                                                  except for
                                                  per share
                                                    data)

                                              2007          2006          2002        2003       2004       2005       2006
                                              ----          ----          ----        ----       ----       ----       ----
Revenues.............................           $613         $762          $136         $70      $1,709       $290       $949
Cost of revenues                                 165          203           466          49         629         69        307
                                            --------      -------       --------    --------    --------   --------   -------
Gross profit/(loss)..................            448          559          (330)         21       1,080        221        642
Operating expenses:
General and administrative expenses..          2,266        2,480         2,636       1,999       2,460      3,073      3,141
Research and development expenses....            214          245           161         310         353        338        325
Selling expenses.....................            603          526           911         789         929        871        683
                                            --------      -------       --------    --------    --------   --------   -------
Total operating expenses.............          3,083        3,251         3,708       3,098       3,742      4,282      4,149
                                            --------      -------       --------    --------    --------   --------   -------
Loss from operations.................        (2,635)      (2,692)        (4,038)     (3,077)     (2,662)    (4,061)    (3,507)
Other expense (income):
Interest expense.....................             16          142            13           7           2         19        155
Other expense (income)...............             16        1,886          (149)        338         (30)      (423)     2,955
                                            --------      -------        --------    --------    --------   --------   -------

Loss before income taxes.............        (2,667)      (4,720)        (3,902)     (3,422)     (2,634)    (3,657)    (6,617)
Income tax expense...................              5            2            13           -          12         22          3
                                            --------      -------        --------    --------    --------   --------   -------
Net (loss)...........................       $(2,672)      $(4,722)      $(3,915)    $(3,422)    $(2,646)   $(3,679)   $(6,620)
                                            ========      =======        ========    ========    ========   ========   =======
Net (loss) per share - basic and
diluted..............................        $(0.12)       $(0.24)       $(0.40)     $(0.29)     $(0.16)    $(0.21)    $(0.34)
                                             =======      =======        ========    ========    ========   =======    =======
Weighted-average shares outstanding -
basic and diluted....................         21,694      19,283          9,746      11,641      16,872     17,921     19,643



                                       32



                                                    As of
                                                   July 31,                           As of October 31,
                                               ---------------        --------------------------------------------------
                                                 (unaudited)                (in thousands, except per share data)
                                                (in thousands)
Balance Sheet Data:                            2007       2006        2002        2003       2004       2005        2006
------------------                             ----       ----        ----        ----       ----       ----        ----
Cash and cash equivalents                     $9,381     $2,760       $509      $2,601      $2,401     $2,490     $2,280
Working capital                                3,465        (63)       369       1,446       1,720     (1,069)       661
Total assets                                  12,292      5,654      3,138       4,885       4,957      5,634      5,174
Total stockholders' equity                     5,507      2,463      2,394       3,388       3,621      1,653      1,506
Long-term obligations                              -          -         18           4           -          -          -







                                       33

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following Management's Discussion and Analysis of Financial Condition and Results of Operations should be read in conjunction with our financial statements and the related notes appearing at the end of this prospectus. Our discussion contains forward-looking statements based upon our current expectations that involve risks, and our plans, objectives, expectations and intentions. As discussed under "Cautionary Note Regarding Forward-Looking Statements," actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under "Risk Factors," "Business" and elsewhere in this prospectus.

Critical Accounting Policies

     Use of Estimates in the Preparation of Financial Statements--Our discussion and analysis of our financial condition and results of operations are based on our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported revenues and expenses during the reporting periods. On an ongoing basis, management evaluates its estimates and judgments, including those related to revenue recognition, accounts receivable reserves, marketable securities, valuation of long-lived and intangible assets and accounting for joint ventures and software development. Management bases its estimates on historical experience and on various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

     The following accounting policies are deemed critical to the understanding of our consolidated financial statements appearing at the end of this prospectus.

     Going Concern--The report of our independent registered public accounting firm on our consolidated financial statements for the years ended October 31, 2006 and 2005 includes an explanatory paragraph relating to our ability to continue as a going concern. As described in the financial statements, we have no significant revenues and have incurred significant losses since inception. These conditions raise substantial doubt about our ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our failure to raise sufficient additional funds, either through additional financing or continuing operations, will have a material adverse effect on our business and financial condition and on our ability to continue as a going concern.

     We have historically satisfied our capital needs primarily from the sale of equity securities. On September 16, 2005, we entered into a Securities Purchase Agreement, or the Purchase Agreement, with Cornell Capital Partners, L.P. and its affiliates, or Cornell. The Purchase Agreement provides for Cornell to purchase up to $2,300,000 of Secured Convertible Debentures, or the Debentures, maturing on October 18, 2007 (as amended). This entire amount was funded during September and October 2005. On April 22, 2006, Cornell converted $1,000,000 of the Debentures into 543,478 shares of common stock. From March 2006 through January 31, 2007, we have made principal payments of approximately $808,000 towards the Debentures. On February 12, 2007, Cornell converted $499,263 of the Debentures into 271,339 shares of our common stock and as of February 15, 2007, the Debentures have been paid in full.

     During the nine months ended July 31, 2007, we received net cash proceeds of approximately $4,699,000 from various investors in consideration of the sale of 2,081,149 shares of our common stock pursuant to various private placement transactions. In addition, through July 31, 2007, we received deposits of $4,818,750 in conjunction with a sales agreement with Envirosafe Industrial Services Corporation. Subsequent to July 31, 2007, we received a deposit of $539,965 in connection with a sales agreement with Plasma Processing Technologies Ltd of England and Wales (PPT).

     On May 10, 2007, we entered into a purchase agreement with Envirosafe Industrial Services Corporation whereby we agreed to sell to Envirosafe two 10 ton per day (rated capacity), or TPD, and one 5 TPD (rated capacity) Plasma Converter Systems to process various solid, liquid and gaseous feeds including hazardous waste. On May 23, 2007, we received a down payment in the amount of $1,950,000, or 10% of the total purchase price. The remainder of the purchase price will be paid in installments, the last of which will be made upon the issuance of a certificate of completion once the installation of the Plasma Converter Systems have been completed. To date, we have received payments totaling $7,710,000 towards the total purchase price. All amounts, other than the down payment, not paid to us within 30 days after such amounts become due and payable, shall bear interest at the lesser of 2% per month or the maximum rate of interest allowed by applicable law. As of the date of this prospectus, delivery of these Plasma Converter Systems has not occurred.

     Our management is continuing efforts to secure additional funds through equity and/or debt instruments. If we are unable to raise sufficient additional funds, we will have to develop and implement a plan to extend payables and reduce overhead until sufficient additional capital is raised to support further operations. There can be no assurance that such a plan will be successful. The condensed consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

     Inventories--Inventories, which are stated at the lower of cost or net realizable value, consist of inventory held for resale to customers. Cost is determined on the first-in, first-out basis and includes freight and other incidental costs incurred. Judgment is involved in evaluating backlog and in assessing the recoverability of inventory held at the balance sheet date. We provide inventory allowances based on the determination of excess and obsolete inventories as determined through the evaluation of future sales and changes in technology.

     Derivative Financial Instruments--Warrants and embedded conversion options are accounted for under EITF issue No. 00-19 "Accounting for Derivative Financial Instruments Index to and Potentially Settled in a Company's Own Stock" and EITF 05-4, View A "The Effect of a Liquidated Damages Clause on a Freestanding Financial Instrument." Due to certain factors and the liquidated damage provision in the registration rights agreement with Cornell, we determined that the embedded conversion option and the warrants are derivative liabilities. Accordingly the warrants and the embedded conversion option will be marked to market through earnings at the end of each reporting period. The warrants and the conversion option are valued using the Black-Scholes valuation model. Actual period closing common stock prices, applicable volatility rates and period close risk-free interest rates for the contractual remaining life of the contracts are key components used in the Black-Scholes valuation model.

     Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of--We review the valuation of long-lived assets, including property and equipment and capitalized equipment, under the provisions of Statement of Financial Accounting Standards, also referred to in this prospectus as SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS No. 144"). We are required to assess the recoverability of long-lived assets and capitalized equipment costs whenever events and circumstances indicate that the carrying value may not be recoverable. Factors we consider important that could trigger an impairment review include the following:

     o significant underperformance relative to expected historical or projected future operating results;

     o significant changes in the manner of our use of the acquired assets or the strategy of our overall business;

     o    significant negative industry or economic trends; and

     o    significant decline in our stock price for a sustained period.

     In accordance with SFAS No. 144, when we determine that the carrying value of applicable long-lived assets may not be recoverable based upon the existence of one or more of the above indicators of impairment, we evaluate whether the carrying amount of the asset exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of that asset. If such a circumstance exists, we measure an impairment loss to the extent the carrying amount of the particular long-lived asset or group exceeds its fair value. We determine the fair value based on a projected discounted cash flow method using a discount rate determined by our management to be commensurate with the risk inherent in our current business model. In accordance with SFAS No. 144, if we determine that the carrying value of certain other types of long-lived assets may not be recoverable, we evaluate whether the unamortized cost exceeds the expected future net realizable value of the products. If the unamortized costs exceed the expected future net realizable value of the products, the excess amount is written off.

Off-Balance Sheet Arrangements

     As of October 22, 2007, we did not have any off-balance sheet debt nor did we have any transactions, arrangements, obligations (including contingent obligations) or other relationships with any unconsolidated entities or other persons that may have a material current or future effect on financial conditions, changes in financial conditions, result of operations, liquidity, capital expenditures, capital resources, or significant components of revenue or expenses.

Results of Operations

Comparison of three months ended July 31, 2007 and 2006

     Revenues. Total revenues were $354,958 for the three months ended July 31, 2007, as compared to $286,131 for the same period in 2006, an increase of $68,827. For the three months ended July 31 2007, our revenue was generated from the amortization of portions of our distributorship agreements, in which we grant to the distributor the rights to sell and support our proprietary Plasma Converter System for a specific geographic region or country. Additionally, revenues were derived from the completed installation in Mihama. For the three months ended July 31, 2007, we recognized $54,958 as revenue from the amortization of the distributorship agreements. These distributorship agreements were signed with Plastech Solutions Limited, representing Australia and New Zealand, Plasmatech Caribbean Corporation representing Puerto Rico and Materiales Renovados, Sl representing Spain. The balance of revenues were derived from the overhaul project in Mihama during the three months ended July 31, 2007.

     Gross Profit. Gross profit was $277,361 for the three months ended July 31, 2007, compared to a gross profit of $219,387 in the same period in 2006, or an increase of $57,974 from the same period in 2006. Gross margins were directly impacted due to the revenue recognized from our distributorship agreements and the overhaul project in Mihama during the three months ended July 31, 2007.

     Selling Expenses. Selling expenses for the three months ended July 31, 2007 were $293,477, compared to $167,367 for the same period in the prior year, an increase of $126,110. Selling expenses increased as a result of higher consulting expenses and higher marketing expenses.

     Research and Development Expenses. Research and development expenses for the three months ended July 31, 2007 were $43,260, compared to $81,467 for the three months ended July 31, 2006, a decrease of $38,207, which was mainly attributable to a reduction in the number of personnel used in arriving at an allocation number.

     General and Administrative Expenses. General and administrative expenses for the three months ended July 31, 2007 were $605,674, compared to $654,578 for the same period in 2006, a decrease of $48,904. This decrease was related to decreased insurance expense and decreased public relations expense.

     Interest Income. Interest income for the three months ended July 31, 2007 was $59,498, compared to $34,292 for the same period in 2006. The increase was due to higher average cash balances during the period.

     Other Income. Other income for the three months ended July 31, 2007 was $2,779, compared to $1,036,751 for the same period in 2006, or a decrease of $1,033,972 for the same period in 2006. The decrease is mainly attributable to the Cornell Transaction, which was satisfied in 2007.

     Comparison of nine months ended July 31, 2007 and 2006

     Revenues. Total revenues were $612,910 for the nine months ended July 31, 2007, as compared to $761,793 for the same period in 2006, a decrease of $148,883. For the nine months ended July 31, 2007, our revenue was generated from two principal sources: the amortization of portions of distributorship agreements with Plasteck Solutions Limited, representing Australia and New Zealand, Plasmatech Caribbean Corporation representing Puerto Rico and Materiales Renovados, Sl representing Spain; and the ongoing installation in Mihama. For the nine months ended July 31, 2007, we approximately $182,020 as revenue from the amortization of the distributorship agreements. The balance of revenues were derived from the overhaul project in Mihama during the nine months ended July 31, 2007.

     Gross Profit. Gross profit was $447,553 for the nine months ended July 31, 2007, compared to gross profit of $559,307 in the same period in 2006, a decrease of $111,754. Gross margins were directly impacted by revenue recognized from the overhaul project in Mihama during the nine months ended July 31, 2006 and the final amortization recognition of one of the distributorships.

     Selling Expenses. Selling expenses for the nine months ended July 31, 2007 were $603,060, compared to $526,064 for the same period in the prior year, an increase of $76,996. Selling expenses increased as a result of higher consulting and marketing expenses.

     Research and Development Expenses. Research and development expenses for the nine months ended July 31, 2007 were $213,765, compared to $244,669 for the same period in the prior year, a decrease of $30,904. This decrease was related to a reduction in the number of personnel used in arriving at an allocation number.

     General and Administrative Expenses. General and administrative expenses for the nine months ended July 31, 2007 were $2,004,464 compared to $2,334,755 for the same period in 2006, a decrease of $330,291. This decrease was related to lower stockholders relations, lower insurance expense, and lower public relations expense in 2007.

     Interest Income. Interest income for the nine months ended July 31, 2007 was $85,635, compared to $70,422 in the same period in 2006, an increase of $15,213.

     Other Expense. Other expense for the nine months ended July 31, 2007 was $118,483, compared to $2,098,331 for the same period in 2006, a decrease of $1,979,848. This decrease was mainly attributable to the Cornell Transaction where amortization of deferred debt discount and the impact of the change in value of the warrants and conversion options decreased significantly.



Comparison of Fiscal Years Ended 2006 and 2005

     Revenues. Total revenues were $948,794 for the fiscal year ended October 31, 2006, as compared to $290,087 for the same period in 2005, an increase of $658,707 or 227%. This increase in revenues was attributable to three major elements. The first is our amortization of distribution agreements during fiscal 2006 of approximately $264,000, the second is the continuing support of the Mihama project in Japan from which we grossed over $532,000 in revenue and the third is the initiation of engineering specs for a project in China which netted $100,000. In fiscal 2005, our revenues were derived primarily from the amortization of distributorships agreements established in Australia, China and the Caribbean.

     Gross profit. Gross profit for the fiscal year ended October 31, 2006 was $641,486, as compared to a gross profit of $221,369 for the fiscal year ended October 31, 2005, an increase of $420,117 or 190.0%. The increase in gross profit for 2006 was primarily due to revenues from the Mihama project, as well as, increased consulting services provided during the year.

     Selling expenses. Selling expenses for fiscal year ended October 31, 2006 were $682,984, compared to $871,246 for the same period in 2005, a decrease of $188,262, or 21.6%. The decreased costs in 2006 were a direct result of lower outside consultant expenses.

     Research and development expenses. Research and development expenses for the fiscal year ended October 31, 2006 were $324,834, compared to $337,898 for fiscal 2005, a decrease of $13,064, or 3.9%. These decreased expenditures were a result of lower allocation expenses.

     General and administrative expenses. General and administrative expenses for the fiscal year ended October 31, 2006 were $2,947,838, compared to $2,672,781 for the same period in 2005, an increase of $275,057, or 10.3%. We incurred increased expenses in 2006 mainly due to additional leased space in Bristol, Connecticut ($45,000), professional fees ($60,000) and various operational items.

     Interest income. Interest income for the fiscal year ended October 31, 2006 was $98,594, as compared to $26,071 in the same period in 2005, an increase of $72,523, or 278.2%. The increase was due to higher average cash balances resulting from several private placements that were consummated during fiscal 2006 and higher interest rates.

     Other income expense. Other income for the year ended October 31, 2006 was $64,508, as compared to $454,035 in the same period in 2005, a decrease of $389,527, or 85.8%. The decrease was a direct result of our lower grant proceeds received from the Department of Energy in 2006.

Comparison of Fiscal Years Ended 2005 and 2004

     Revenues. Total revenues were $290,087 for the fiscal year ended October 31, 2005, as compared to $1,708,768 for the same period in 2004, a decrease of $1,418,681, or 83.0%. In fiscal 2005, our revenues were derived primarily from the amortization of distributorship agreements established in Australia, China and the Caribbean. Additional revenues were received from Mihama for the reinstallation of our Plasma Converter System in Kobe, Japan. In fiscal 2004, we delivered components and system modifications to Mihama, as well as contracted spare parts. Additional revenue resulted from distributor agreements located in Australia and Puerto Rico.

     Gross profit. Gross profit was $221,369 for the fiscal year ended October 31, 2005, as compared to a gross profit of $1,080,012 for the fiscal year ended October 31, 2004, a decrease of $858,643, or 79.5%. The gross margins for 2005 were realized by amortization of distributorship agreements established in Australia, China and the Caribbean. The gross profit for the fiscal year ended October 31, 2004 was a result of higher than expected margins on the components as well as the spare parts for the Mihama Project. Our margins were also positively impacted from the amortization of our distributorships.

     Selling expenses. Selling expenses for fiscal year ended October 31, 2005 were $871,246, compared to $928,619 for the same period in 2004, a decrease of $57,373, or 6.2%. The decreased costs in 2005 were related to lower marketing expenses and a reduction in selling expense allocation.

     Research and development expenses. Research and development expenses for the fiscal year ended October 31, 2005 were $337,898, compared to $353,099 for fiscal 2004, a decrease of $15,201, or 4.3%, from the same period in 2004. These decreased expenditures were a result of lower allocation expenses.

     General and administrative expenses. General and administrative expenses for the fiscal year ended October 31, 2005 were $2,672,781 compared to $2,251,881 for the same period in 2004, an increase of $420,900, or 18.7%. We incurred increased expenses in 2005 related to a financing arrangement ($35,944), higher utility expenses ($11,327), increased rents ($38,254), office expenses ($40,981), and higher stockholder relations expenses ($66,129).

     Interest income. Interest income for the fiscal year ended October 31, 2005 was $26,071, as compared to $29,491 in the same period in 2004, a decrease of $3,420, or 11.6%. The decrease was due to lower average cash balances.

     Other income. Other income for the year ended October 31, 2005 was $454,035, as compared to $0 in the same period in 2004. The increase was a direct result of our grant proceeds received from the Department of Energy in 2005.

     Income taxes. Income taxes for the fiscal year ended October 31, 2005 were $22,190, as compared to $12,473 in the same period in 2004. The taxes paid in 2005 and 2004 resulted from state taxes on equity requirements. We have minimal tax obligations due to the fact that we have not had profitability. As of October 31, 2005, we have loss carryforwards of approximately $22 million to offset against future profits.

Recent Developments

The following provides updates to certain projects and other events that have transpired since those announced in our Annual Report on Form 10-K for the year ended October 31, 2006.

     On May 10, 2007, we entered into a purchase agreement with Envirosafe Industrial Services Corporation whereby we sold to Envirosafe two 10 ton per day (rated capacity), or TPD, and one 5 TPD (rated capacity) Plasma Converter Systems to process various solid, liquid and gaseous feeds including hazardous waste, for an aggregate sales price of $19,275,000. On May 23, 2007, we received a down payment in the amount of $1,927,500, or 10% of the total purchase price. The remainder of the purchase price will be paid in installments, the last of which will be made upon the issuance of a certificate of completion once the installation of the Plasma Converter Systems have been completed. All amounts, other than the down payment, not paid to us within 30 days after such amounts become due and payable, shall bear interest at the lesser of 2% per month or the maximum rate of interest allowed by applicable law. As of the date of this prospectus, delivery of the Plasma Converter Systems has not yet occurred.

     On August 20, 2007, we received a down payment of $539,965 from Plasma Processing Technologies Ltd of England and Wales (PPT) for its first purchase of a 10 TPD (rated) Plasma Converter System. The total aggregate purchase price is $5,400,000.

Private Placements

     On May 10, 2007, we entered into a Stock Purchase and Registration Rights Agreement with Francisco J. Rivera Fernandez for the private placement of shares of our common stock pursuant to which we issued and sold at a closing that took place on May 17, 2007, a total of 700,000 shares of our common stock for aggregate gross proceeds of $1,540,000, as well as warrants to purchase an additional 1,400,000 shares of our common stock, for which 700,000 have an exercise price of $3.40 per share and the other 700,000 have an exercise price of $4.40 per share. The warrants became exercisable as of the date of issuance and expire on May 10, 2010.

     On April 11, 2007, we entered into a Standby Equity Distribution Agreement, or SEDA, with Cornell pursuant to which we may, at our discretion, periodically sell to Cornell shares of our common stock for a total purchase price of up to $10 million. For each share of common stock purchased under the SEDA, Cornell will pay us 96% of the lowest closing bid price of our shares of common stock, as quoted by Bloomberg, L.P., on the Over-The-Counter Bulletin Board or other principal market on which our shares of common stock are traded during the five trading days immediately following the notice date. Cornell will also retain 5% of the amount of each advance under the SEDA. Cornell's obligation to purchase shares of our common stock under the SEDA is subject to certain conditions, including our obtaining an effective registration statement for shares of the our common stock to be sold under the SEDA and is limited to the greater of (A) $250,000 per five trading days or (B) the average daily dollar value of our common stock for the five trading days immediately preceding the date we send each notice for an advance as determined by multiplying the volume weighted average price of our common stock for such period by the average daily volume over the same period. We paid to Newbridge Securities Corporation $5,000 as a placement agent fee under the Placement Agent Agreement relating to the SEDA.

     Simultaneously with the execution of the SEDA, we entered into a Securities Purchase Agreement with Cornell, or the 2007 Cornell SPA, pursuant to which we issued and sold to Cornell 833,333 shares of our common stock at a price per share of $2.40 and issued Class A Warrants and Class B Warrants, referred to in this prospectus as, collectively, the Cornell Warrants, each Cornell Warrant entitling Cornell to purchase 833,333 shares of our common stock at an exercise price per share of $3.40 and $4.40, respectively, for an aggregate purchase price of $2,000,000. The Warrants expire four years after the date of issuance. We also entered into a registration rights agreement in connection with the 2007 Cornell SPA to register for resale the shares of common stock issued to Cornell and the shares of common stock issuable upon exercise of the Cornell Warrants. In connection with the 2007 Cornell SPA, we paid Cornell an origination fee, which fee was paid in the form of 41,666 shares of our common stock at a price per share of $2.40 and a cash payment of $95,000.

Effects of Inflation

     Due to the low rate of inflation there has been very little effect on our net revenues for fiscal 2006.

Liquidity and Capital Resources

     As of July 31, 2007, we had cash and cash equivalents of $9,380,564 and working capital of $3,464,944.

     We have historically incurred net losses from operations. For the nine months ended July 31, 2007, net cash used in operating activities was $2,746,340. As of July 31, 2007, we had cash and cash equivalents of $9,380,564 and working capital of $3,464,944.

     We have historically raised funds through the sale of equity instruments. During the nine months ended July 31, 2007, we received net cash proceeds of approximately $4,699,000 from various investors in consideration of the sale of 2,081,149 shares of common stock pursuant to various private placement transactions. In addition, through July 31, 2007, we have received deposits of $4,818,750 in conjunction with a sales agreement. Subsequent to July 31, 2007, we received a deposit of $539,965 in connection with another sales agreement.

     Although we believe we have sufficient liquidity to sustain our existing business twelve months or longer, there is no assurance that unforeseen circumstances will not have a material affect on the business that could require it to raise additional capital or take other measures to sustain operations.

     Working capital has historically been provided from private placements and customer deposits. We have been and will continue to be dependent upon the deposits and progress payments from the sale of distributorship agreements and the private sale of securities. It is anticipated that our capital requirements for future periods will increase and our future working capital needs will be obtained from the above sources as well as additional private placements, demonstration and testing programs, joint development programs, build own and operate facilities, and from cash generated from the operations of our business.

     We believe that continuing operations for the longer term will be supported primarily through anticipated growth in revenues and, if necessary, through additional sales of our securities. Management is continuing its efforts to secure additional funds through the sale of equity instruments. There can be no assurance that we will be able to obtain such financing on terms acceptable to us.

Qualitative and Quantitative Disclosures about Market Risk

     We are primarily exposed to foreign currency risk, interest rate risk and credit risk.

     Foreign Currency Risk - We develop products in the United States and market our products in North America, Japan, Europe, Asia, Africa, the Middle East, South America and other parts of the world. As a result, our financial results could be affected by factors such as changes in foreign currency exchange rates or weak economic conditions in foreign markets. Because a significant portion of our revenues are currently denominated in U.S. dollars, a strengthening of the dollar could make our products less competitive in foreign markets.

     Interest Rate Risk - Interest rate risk refers to fluctuations in the value of a security resulting from changes in the general level of interest rates. Investments that are classified as cash and cash equivalents have original maturities of three months or less. Our interest income is sensitive to changes in the general level of U.S. interest rates, particularly since the majority of our investments are in short-term instruments. Due to the short-term nature of our investments, we believe that there is not a material risk exposure.

     Credit Risk - Our accounts receivables are subject, in the normal course of business, to collection risks. We regularly assess these risks and have established policies and business practices to protect against the adverse effects of collection risks. As a result we do not anticipate any material losses in this area.

                                    BUSINESS

Overview

     We are an environmental technology company that manufactures and sells a recycling system for the global marketplace. We believe that our plasma processing technology, known as the Plasma Converter System, achieves closed-loop elemental recycling that destroys hazardous and non-hazardous waste and industrial by-products and is capable of converting them into useful commercial products. These products could include a synthesis gas called PCG (Plasma Converted Gas), surplus energy for power, hydrogen, metals and silicate for possible use and for sale by users of the Plasma Converter System.

     Our activities during the four fiscal years beginning November 1, 1992 and ending October 31, 1995 consisted primarily of the research and development of the Plasma Converter System. On November 17, 1995 Kapalua Acquisitions, Inc., a Colorado corporation completed the acquisition of all of the issued and outstanding shares of the common stock of Startech Corporation, a Connecticut corporation, and then changed its name to Startech Environmental Corporation.

     On November 18, 1995, our board of directors unanimously approved a change of the business purpose of Kapalua Acquisitions Inc. from one seeking an acquisition candidate to one engaged in the business of manufacturing and selling the Plasma Converter System to recover, recycle, reduce and remediate hazardous and nonhazardous waste materials. From that time to the date of this filing, we have maintained this as our principal focus.

Background

     We are an environmental technology company that manufactures and sells a recycling system for the global marketplace. Until January 2004, we were engaged solely in the manufacture and sale of equipment for use by others. Since then, we have attempted to broaden the scope of our available revenues. This change was brought about by our decision to attempt to expand our market penetration strategies and opportunities. Rather than only market and sell our products for use by others, we are now seeking opportunities to become directly involved in the operation and use of our products.

     We did not achieve our sales goals which we anticipated would occur during our last four fiscal years. However, we believe this new way of approaching the market will help us to achieve better market penetration.

     We believe specific events will drive demand for our Plasma Converter System. They include:

     o Increases in waste, and in particular hazardous waste, due to rising consumer/industrial consumption and population growth in most nations;

     o Current waste disposal and remediation techniques such as landfills and incineration becoming regulatorily, socially and environmentally less acceptable;

     o A need for critical resources, such as power and water, to sustain local economies; and

     o The emphasis being placed upon the production of distributed power and the need to provide alternatives to fossil fuels.

     We believe that our core plasma technology addresses these waste and resource issues by offering remediation solutions that are integrated with a range of equipment solutions and services. We believe these products will add value to our potential customers' businesses so they could possibly realize revenue streams from disposal or processing fees from a reduction in material disposal costs, as well as from the sale of resulting commodity products and services.

     Since 1995, we have been actively educating and promoting to our potential customers the benefits of the Plasma Converter System over other forms of waste remediation technologies. Our efforts to educate the public and government are continuing. Like most new technologies, we have been met with varying degrees of resistance. We believe that there is a rising comfort level with our Plasma Converter System technology, resulting in part from our educational and informational efforts.

     Our business model and our market development strategies arise from our mission, which is to change the way the world views and employs discarded materials. We expect to achieve this objective by strategically marketing a series of products and services emanating from our core Plasma Converter System technology, resulting in saleable fossil fuel alternatives while providing a safer and healthier environment. We expect to implement this strategy through sales of our Plasma Converter System with our providing after-sales support and service, build own and operate/build own and transfer of ownership facilities, joint development projects and engineering services.

Markets

     We view the future of our business as divided into three key market segments; power/energy, waste remediation, and engineering services; however, our business is presently too small to account for any of our revenues on a segment-by-segment basis. Projects are generally categorized according to whether the specific or stated objective of the potential customer is waste remediation or power generation. A potential customer may need to remediate a particularly onerous waste such as PCBs but no need to produce commodity products. The goal is to simply get rid of waste. That would be considered a waste remediation project. Conversely, a potential customer in an area with limited or high cost power may want to select a waste stream that will give the greatest amount of PCG with which to produce power to run its system or for other power uses. The production of power is the desired benefit and the feedstock (i.e., waste material) selected is chosen for the highest quality commodity product produced. That would be considered a power/energy generation project. The market for our Plasma Converter System is for on-site use by industrial, institutional and government facilities, and also for commercial facilities that process waste under contract.

     Possible customers of our Plasma Converter Systems include:

     o    Generators of waste; and

     o    Processors of waste

     Further, we believe that our business can benefit from the following possible alternatives:

     o the sale of our Plasma Converter Systems that may also include a continuing, revenue-producing "tolling fee" for each pound of material processed; and

     o our building and owning commercial Plasma Converter System facilities operated separately by us or in a partnership or joint venture with other parties.

Power/Energy

     This segment includes projects that incorporate equipment that create power/energy products to work in conjunction with our core Plasma Converter System technology. With energy prices reaching record levels in the recent past, we believe our technology will become more attractive to energy producers and companies that require a great amount of energy.

Waste Remediation

     This part of our business includes projects where the emphasis of our potential customers is to dispose of its waste material in an environmentally responsible and cost effective manner. Waste material disposal costs vary greatly depending on the composition of the waste. We are specifically targeting customers that will receive the most economic gain from using our technology. Examples of such waste streams are:

     o    Medical waste
     o    Pharmaceutical waste
     o    Municipal solid wastes
     o    Incinerator ash
     o    Biological contaminants
     o    Sewer and power-plant-scrubber sludge
     o    Paints and solvents
     o    Electronic industry waste
     o    Contaminated soils
     o    Asbestos and other hazardous waste streams

     We further delineate these markets into the following categories:

     o    Onsite Treatment - Includes:

          -    Hospitals and medical centers.
          - Industrial hazardous waste generators such as petrochemical, chemical, refining, and metals companies.
          -    Industrial hazardous waste processors.
          - Government agencies such as Department of Defense and the Department of Energy.

     o Offsite Treatment (at an integrated waste management facility) - Includes waste management and/or transport companies.

     o Mobile Treatment - Includes all of the above who value the ability to move quickly from site to site.

Engineering Services

     These services consist of the preparation of technical documents (drawings, functional descriptions, criteria, specification, etc.) in support of waste stream testing and review of specialized equipment configurations for the Plasma Converter System. In addition, these services consist of analysis and generation of test reports of PCG to support development of future projects.

Sales Strategy

     Central to our strategy is increasing market penetration and reducing the barriers of entry while optimizing our revenue sources. To achieve those objectives, we have identified three key marketing strategies that make up our overall business model. They are:

     1. Equipment Sales: We will attempt to make direct sales of our products to customers who prefer to purchase and operate our equipment. We will sell our Plasma Converter System and associated equipment to a customer and retain no ownership stake in the project. However, we intend to offer long term service agreements to possibly create residual or ongoing revenue in this area.

     2. Build Own and Operate/Transfer of Ownership Projects: We are actively seeking to develop opportunities to own and operate Plasma Converter System facilities in various markets. These projects are attractive where long-term agreements with guaranteed waste streams and processing and/or disposal fees are contracted for.

     3. Joint-Development Projects: In a joint development project, we would expect to have an ownership stake in return for a reduced purchase price on our equipment and associated engineering and management services. An advantage of this strategy is that we would expect to receive the certainty of revenue from a direct sale along with the ability to realize future ongoing revenue from the operations of the project.

     An important part of our development of world markets is our sales network. We sell systems through independent representatives and distributors, which we believe helps keep sales costs variable and low. Representatives are paid a commission on sales. Distributors purchase systems, mark them up, and re-sell them to customers. Distributors are also responsible for supplying after-sales parts and service.

     We are currently parties to the following four distributorship agreements:

     1 - Plastech Australia initiated on 5/28/04

     2 - Plasmatech Caribbean initiated on 7/23/04

     3 - Materiales Spain initiated 4/7/05

     4 - Global China initiated 9/12/05

     Each of these four distributorship agreements has the following terms and conditions:

     We grant to the distributor the rights to sell and support our proprietary Plasma Converter System ("PCS") for a specific geographic region or country. The distributor's responsibility under the agreement is to provide a $250,000 non-refundable fee for the rights. Additionally, the distributor must procure a demonstration system of at least 5 TPD, execute an additional 25 TPD PCS equipment sale within 12 months of execution of the agreement and execute an additional 25 TPD PCS for each additional year thereafter.

     Our marketing activities have increased substantially in the recent past primarily due to expansion in the distributor and representative base. The expansion has required an increase in printing, translating, audio visual, website services and shipping of marketing material. Our customer prospect and outside sales force have expanded during this period, as a result of which, demonstration and presentations have increased. Our revenues were $612,910 for the nine months ended July 31, 2007 as a result, in part, of the amortization of our distributorship agreements.

     Our senior management also markets products directly to customers, in addition to seeking out projects for build, own and operate and build, own and transfer of ownership facilities.

     We manufacture modular, skid-mounted systems that are transportable in standard tri-modal containers for shipment globally.

     We require down payments and scheduled progress payments for direct sales.

     We also expect that revenues will occasionally be derived from engineering services and testing. We have performed paid-for engineering services where we believe those services may lead to equipment sales.

Primary Customer

     For the nine months ended July 31, 2007, 30% of our revenue was derived from the amortization of distributorship agreements. In addition, 70% of our revenue was generated from the sale and installation of manufactured parts to one customer.

     For the fiscal year ended October 31, 2006, 28% of our revenue was derived from the amortization of distributorship agreements. In addition, 56% of our revenue was generated from the sale and installation of manufactured parts to one customer, while 16% of our revenue was generated from consulting and design services for one customer.

     For the fiscal year ended October 31, 2005, 63% of our revenue was derived from the amortization of distributorship agreements. In addition, 19% of our revenue was generated from the sale and installation of manufactured parts to one customer, while 18% of our revenue was generated from consulting and design services for one customer.

Demand for Plasma Converter System

     The primary factors we believe will result in demand for our Plasma Converter Systems include the need for customers to:

     o    Reduce the costs for hazardous and toxic waste disposal;

     o Eliminate personal and organizational liability associated with hazardous and toxic waste disposal;

     o Comply with present and anticipated environmental regulations in a cost-effective manner;

     o    Recover products for use or sale; and

     o    Destroy waste completely, safely and irreversibly.

     We believe our Plasma Converter Systems will meet potential customers' needs because we believe our system:

     o Reduces the cost and risk associated with hazardous waste generation and disposal;

     o    Performs safer than prevailing environmental standards;

     o    Converts wastes into products for use or for sale;

     o    Destroys wastes safely and irreversibly; and

     o Comes in small and large system capacities, in stationary and mobile configurations.

     A device generally referred to as a plasma torch, although there is no fire involved in the device, produces the plasma lightening-like arc in the Plasma Converter System vessel to produce a plume of radiant energy. The Plasma Converter System, therefore, is an electrically driven system that produces an intense field of radiant energy within the plasma vessel that causes the dissociation of the molecular bonds of solid, liquid, and gaseous compounds for materials of both hazardous and non-hazardous wastes. We refer to this destruction process as "molecular dissociation."

     Molecular dissociation causes the molecules of the waste material to be separated into their elemental components (atoms), and reformed by the Plasma Converter System into special recoverable, commodity products. The process is not a combustion or burning process, and the system should not be confused with an incinerator or a vitrification process. It is the intense energy field produced by the plasma plume within the Plasma Converter System vessel that drives the molecular dissociation process.

     The Plasma Converter System vessel operates at normal atmospheric pressure quietly. While the interior temperature of the plasma plume is about 30,000 degrees Fahrenheit, the temperature of the refractory walls inside the vessel is maintained at about 3,000 degrees Fahrenheit and is the lowest temperature experienced within the vessel. On the average, most waste material will be dissociated or melted at temperatures exceeding 6,000 degrees Fahrenheit.

     The Plasma Converter System consists of many process components currently used in the metallurgical and chemical industries. Solid wastes being fed to our system are automatically fed through an air-locked infeed port. Liquids, gases and sludges can also be fed or pumped directly into the vessel through a pipe port. Bulk solids, liquids, gases and sludge may be fed in and processed simultaneously.

     PCG, a synthesis gas recovered from our system, is drawn out of the vessel and put through our gas-polishing unit. The molten silicates, inorganics and metals, if any, are removed at the lower side of the Plasma Converter System vessel through a melt discharge port and recovery procedure.

     Recovered products could possibly be used or sold as commodities for use in various manufacturing processes. It is expected that most of the PCG will be used as a fuel gas and to a lesser degree, as a chemical feed stock; silicate materials recovered could possibly be used in the ceramics, abrasives or the construction industries; and the metallic components could possibly be used or be readily available for sale with little or no additional processing. We believe that there is a newly developing interest in PCG to produce hydrogen by use of our system.

Recovered Commodity Products

     The Plasma Converter System processes the waste in such a way that the elemental components of the feedstock can be recovered from one to three distinct phases:

     (1)  PCG that exits the chamber;

     (2) inorganic, glass-like (obsidian-like) silicates which form a separate layer above the liquid metal (if there is a sufficient quantity of metal in the feedstock, with small quantities of metal encapsulated in the silicate stone); and

     (3) liquid metallic elements, if in sufficient quantities, which collect and are automatically discharged at the base of the vessel.

     Depending on the composition of the feedstock, any one phase may be produced, any two phases may be produced, or all three may be produced. However, our experience indicates that the most likely commodity-product recover-phase will be in two parts:

     (1)  the PCG GAS-PHASE; and

     (2) the SOLID-PHASE in which the inorganic silicate, containing metals, will be produced.

Energy Produced and Volume Reduced

     Carbon is abundantly present in the products and the wastes of the industrial world. Such materials are inherently rich in latent chemical energy such as one would find in fuel. We believe that when carbonaceous waste feedstocks of industrial waste, infectious hospital waste, municipal solid waste, shipboard waste, and similar waste are processed, the Plasma Converter System will consume one unit of electrical energy while producing about four units of energy residing in the PCG. With improved efficiencies of electrical generating units, the four units of energy residing in the PCG can be used to create two units of electrical energy.

     Materials such as scrap tires, for example, will produce recovered commodity products in two phases: the PCG gas phase and the metal phase, if metal exists. Because materials such as plastics, solvents, and tires are so rich in energy, we believe that they will produce a relatively large amount of PCG with a high-energy content that will result in approximately 6-8 units of recovered PCG energy for each unit of electrical energy used in the process.

     In some applications, the Plasma Converter System could possibly produce enough energy for its own needs, and produce a surplus that can be sold to the local electrical grid or used in the customer's facility to reduce the need for purchased power or fuel. Not all wastes produce PCG. For example, processing contaminated soil will produce no appreciable amount of PCG.

     The volume reduction of these solid wastes, when processed in the Plasma Converter System, is approximately 300-to-1. Waste streams composed primarily of hazardous or non-hazardous paper, cloth, plastic, food, pharmaceuticals, explosives, paints, solvents, PCBs, confiscated drugs, filters, oils, and similar materials will result in so few solids as to produce very significant volume reductions. Materials such as these are also very rich in elements such as carbon, oxygen, and hydrogen and the processing results almost entirely in the PCG commodity synthesis gas. In addition to the volume reduction, we believe that none of the remaining materials, if any, are hazardous in nature.

     Waste feedstocks that have a relatively high metal content will likely produce a separate liquid metal phase that can be recovered directly from the system for resale or reuse in the metallurgical industry.

     Our system may also achieve volume reductions on low-level radioactive surrogate waste of approximately 300-to-1. Other present methods of volume reduction include compaction and incineration that produce overall volume reductions of approximately 8-to-1. Our system will not reduce the radioactivity of the low-level radioactive waste. Industries that may benefit from this process are utilities, research laboratories and hospitals that store the reduced low-level radioactive waste material on-site until it can be shipped off-site to a special repository.

What is Plasma?

     Plasma is simply a gas (air) that the Plasma Converter System ionizes. It becomes an effective electrical conductor and produces a lightning-like arc of electricity that is the source of the intense energy transferred to the waste material as radiant energy. The arc in the plasma plume within the vessel can be as high as 30,000 degrees Fahrenheit or three times hotter than the surface of the Sun. When waste materials are subjected to the intensity of the energy transfer within the vessel, the excitation of the waste's molecular bonds is so great that the waste materials' molecules break apart into their elemental components (atoms). It is the absorption of this energy by the waste material that forces the waste destruction and elemental dissociation.

How the Process Works

     The basic Plasma Converter System consists of the following:

     o    In-feed System
     o    Plasma Vessel
     o    Cooling Process
     o    Filtration Process
     o    Neutralization Process

Figure 1. Process Overview of Plasma Converter System
          -------------------------------------------

                                   Feed System

                                (Graphic Omitted)

     The feed mechanism can simultaneously accommodate any proportion or combination of solid, liquid and gaseous feedstocks. Solid wastes, depending upon their composition, can be pumped, screw fed, or ram fed into the plasma vessel. A shredder ahead of the feed system may be appropriate to achieve size reduction or object separation prior to direct system feed.

     Liquid wastes, including sludges, can be pumped directly into the Plasma Converter System through the wall of the plasma vessel using a special infeed nozzle. The liquid feed system is also designed to accommodate any entrained solids that may be present.

     Similarly, gaseous feedstocks may also be introduced into the plasma vessel through a specially designed nozzle.

     The plasma vessel is a cylindrical two-part container made of stainless steel with an opening in the roof through which the plasma torch is inserted. The vessel is lined with insulation and refractory to allow both maximum retention of internal energy and protect the stainless steel container from the intense heat inside the vessel. The plasma vessel is equipped with inspection ports (including a video camera) so the operator can view real time images inside the vessel to assist in Plasma Converter System operation, openings for introduction of feedstocks, and an exit port for removal of excess molten material. The smaller vessels are designed to remove molten material periodically through an automated tipping mechanism during which time the vessel may or may not remain in continuous operation. A design enhancement incorporated into the most recently constructed system is a continuous melt extraction feature which maintains the level of molten material in the plasma vessel at or below a preset limit without interrupting the operation of the system. This melt extraction system can be deployed with all sizes of Plasma Converter Systems.

     The plasma vessel is specially designed to ensure that no feedstock material is able to reach the exit port without first passing through the plasma energy field and undergoing complete molecular dissociation. In addition, the plasma vessel is maintained at a slight negative pressure to ensure that no gases can escape into the atmosphere.

     The plasma torch system is a commercially available product that we can purchase from any number of reputable vendors. We believe that comparable plasma systems have been used extensively in the metallurgical industry for decades. The most maintenance-intensive aspect of the Plasma Converter System is the need to periodically replace electrodes, which we expect to occur approximately every 300 to 500 hours of operation. Electrode replacement can be accomplished in approximately thirty minutes minimizing the downtime of the Plasma Converter System.

     The Plasma Converter System is also equipped with a torch positioner system that allows the operator to aim the torch at different points within the plasma vessel. This aspect of the Plasma Converter System allows the operator to quickly and efficiently treat feedstocks as they enter the vessel and avoid any build-up of solidified melt that may occur on the vessel walls.

     The Plasma Converter System that is being used for our demonstration and training unit in our Bristol, Connecticut facility continues to be a very active marketing tool in showcasing our technology to potential customers, investors and governmental agencies. Additionally, the Mihama system has been relocated to a new site to facilitate the processing of additional feedstocks. In conjunction with this Plasma Converter System relocation, Mihama has contracted with us to incorporate a new feed system and vessel enhancements. We are currently manufacturing this new equipment which we anticipate will be installed and systemized prior to the end of 2007.

StarCell(TM) Development and Technology

     StarCell is our hydrogen selective membrane device that separates hydrogen from PCG. In our Plasma Converter System, we believe that organic wastes and other feedstocks are dissociated and reformed to create a synthesis gas, predominantly hydrogen and carbon monoxide. The synthesis gas produced in the dissociation process of these materials, particularly the hydrogen component, we believe could lead to enhanced demand for our products. Single step gasification and reforming of feedstocks utilizing the Plasma Converter System is one potential answer to both distributed and large scale hydrogen production. The gasification process is especially favorable when gasifying organic waste including pesticides, tires, medical waste and municipal solid waste into high purity hydrogen fuel.

     To enhance the fuel production capability of the Plasma Converter System, we have developed StarCell, a ceramic membrane technology for the isolation and purification of hydrogen from a mixed gas stream. We believe that this technology has many applications for virtually any hydrogen purification application.

     During our fiscal year 2005, we continued the capability of our StarCell product with Department of Energy projects in the development and testing of varied waste streams to define and establish baseline information in the performance and yield of the StarCell membrane. We have completed the first phase of testing and have issued the technical report to the Department of Energy. During our fiscal year 2006, we continued the performance evaluation of the ceramic membrane with equipment modifications and provided additional testing and independent analysis of alternative feedstocks for the Department of

Energy. During our fiscal year 2007, we have continued Phase II testing utilizing multiple feedstocks. We have completed this Phase II Department of Energy testing and are currently in the process of issuing our final technology report, at which time the Phase II program will be completed.

     Our perception of the increasing importance of the need for alternative energy sources and the possible emergence of the "Hydrogen Economy" drove our development of StarCell.

     There are essentially two principal uses of energy:

     o    stationary energy for electrical power generation and heating; and

     o mobile energy such as that used for transportation propulsion systems, or the energy you can put in a fuel tank and take with you.

     Any discussion on energy-related issues, such as air pollution, dependable energy supplies and global climate change, further illuminates the need for alternative fuels. Hydrogen offers very large benefits by eliminating polluting emissions and greenhouse gases, and, with the StarCell technology, hydrogen can become a more readily and cheaply available alternate primary energy fuel. Hydrogen, like electricity, is a premium-quality energy carrier. It can be used with high efficiency and with zero tailpipe and zero stack emissions.

     Besides producing the Plasma Converter System, we are also in the process of developing equipment that can recover hydrogen from a variety of feedstocks including coal and the wastes of the world. This capability will help make it possible to have a large-scale dependable energy system with essentially no pollutants and no climate-changing gases.

     Hydrogen has gained increased recognition as an alternative to fossil fuel. More than that, when used as a fuel, it produces only water vapor (fresh water) as a by-product. Although energy production is not our main objective, the ability to separate hydrogen could help us to achieve market acceptance of our primary product, the Plasma Converter System.

     StarCell is not a fuel cell; it is a ceramic membrane filtration system that extracts hydrogen from PCG. Because hydrogen is such a small molecule, smaller than all the others in the PCG gas mixture, it can be pushed through the filtering membrane to allow the hydrogen to be separated from the PCG.

     PCG is produced from wastes; it is a gas mixture containing a large quantity of hydrogen.

     We believe that StarCell Hydrogen can feed fuel cells and hydrogen engines. We believe that StarCell Hydrogen is a fuel that can produce clean electricity and clean propulsion systems. The combination of the Plasma Converter System with StarCell could possibly produce hydrogen on a large scale from the wastes of the world at a low cost. Our potential customers who use a Plasma Converter System with StarCell can seek to get paid for processing the incoming waste at the front end and for the hydrogen at the back end.

     Hydrogen is a valuable commercial gas that is produced by various thermo-chemical industrial methods. Hydrogen gas is used in many industrial processes to make products, including cooking oils, peanut butter, soap, insulation, metals, drugs, vitamins, adhesives, cosmetics, ammonia, fuels, and plastics. Hydrogen is also used to propel spacecraft, because it is very light and has very high energy content. Hydrogen is used as a fuel to produce pollution-free electricity in fuel cells.

     While hydrogen is the most abundant material in the universe, it is not readily accessible. Expensive and sophisticated chemical-industry processes must extract it. Nearly all of the hydrogen produced today is made from fossil fuels. These fuels consist primarily of molecules made up of carbon and hydrogen. To produce hydrogen from these fossil fuel molecules, they must be "reformed" with steam and/or oxygen in a complex thermo-chemical process consisting of many steps. The products of reformation are hydrogen gas and carbon-gas species. The traditional industrial process further purifies and separates the hydrogen from the rest of the stream by various methods. This reformation process is what our Plasma Converter System accomplishes in the process of destroying most feedstock, which we believe can be done at a low cost.

Competition

     We believe that we are uniquely situated due to our employment of plasma technology to dispose of waste and/or create alternative power sources and industrial products. There are other plasma-based technologies in various stages of development that may achieve some, but not all, of the benefits achieved by our Plasma Converter System. However, the fact that the commercial use of plasma for waste destruction resulting in power and product creation is in its early stages, makes competitive comparisons difficult.

     We believe that we are positioned to take advantage of the recognition of plasma technology as an alternative to conventional forms of waste disposal. We have incurred significant costs, time and effort educating the public and private sectors on the benefits of our technology and we are optimistic that these efforts will ultimately result in sales of our Plasma Converter System.

     We believe the following are a few of our competitive advantages:

     o Low total system operational cost that may allow our customers to generate revenues from our system;
     o    Operating performance that exceeds prevailing environmental standards;
     o    The ability to process solids, liquids, and gases simultaneously;
     o Versatile feed systems and vessel openings that allow a wide variety of feed streams;
     o    Advanced stage of power-producing peripheral equipment;
     o    Advanced design and operating performance of our complete system;
     o Our management's experience with plasma and its commercial application;
     o    Fully trained distributors and representatives; and
     o    Multiple modes of operations.

     We believe the following are some of our competitive disadvantages;

     o Our cash position relative to other companies that may enter this field as it grows; and
     o General resistance of potential customers to new technologies when dealing with the public health and safety.

     We believe many potentially competitive technologies are limited to a narrow number of waste feed-streams. In some of those technologies, if the system does not receive exactly what it expects, even something as benign as water or metals, the process may be ineffective and possibly dangerous. In the waste industry, it is difficult to specify the exact composition of a waste stream. By their very nature, waste streams are sometimes made up of unknown and unpredictable materials. We believe that for any processing system to be commercially successful it must be able to safely and effectively process unpredictable waste streams without system upsets. Though there are very few Plasma Converter Systems currently in operation and very few such systems have been tested, we believe that our Plasma Converter System can handle great deviations in the waste stream content. We believe many of the potentially competitive technologies, including ours, have yet to demonstrate capabilities beyond small laboratory or bench scale devices that use precisely controlled waste streams under precisely controlled conditions. These systems, like our Plasma Converter System, may also produce undesirable and hazardous by-products.

     We believe the following companies are potential competitors in the plasma industry:

     1)   Integrated Environmental Technologies, or IET; and

     2)   MSE Technology Applications, Inc., or MSE.

     IET offers a very different system from our technology. IET uses a carbon rod plasma arc system whereas we use a plasma torch based system. MSE, like Startech, uses a plasma torch based system.

     There are difficulties in comparing technologies in our industry that are not present in established industries. The commercial nature of any plasma-based system is based upon the performance data received and the versatility of the material feedstock that can be processed. Further, in addition to the performance data and versatility of feedstock, the commercial uses for the system can be greatly enhanced by the number of peripheral devices that can be added to the system to make use of the saleable gas, silicate and metals that the system produces to create a total solution. Because this industry is just beginning to develop, there is very little empirical evidence in the public domain regarding the performance data of each competing technology. Therefore, performance comparisons are not available.

     Besides the companies mentioned above, there are a number of other companies that advertise a capability using plasma technology. Since many of them are small, private companies it is very difficult to know what, if any, capabilities are ready for the commercial market. We are not aware of any competitive company that has a commercial site up and operating other than those we have named above.

     In addition, we believe that other waste disposal methods are competitive to our business. These methods include, among many others, the following:

     o Landfill Dumping: the least expensive in the short term and widely employed.

     o Incineration: this method of disposal is still presently accepted and widely used.

Intellectual Property

     We have developed and acquired proprietary technology. Our technologies are comprised of a variety of overall coordinated system and subsystem concepts, detailed mechanical engineering calculations, detailed engineering design features, data compilations and analyses, complex chemical engineering calculations, business methods and market information. Since our formation, we have developed a substantial amount of intellectual property.

     We are the licensee on one patent. The inventions and related know-how associated with this license could enhance the commercial capability of our core Plasma Converter System for certain applications. The patent relates to a Hydrogen-Selective Ceramic Membrane that was developed by Media and Process Technology, Inc., and its predecessor, ALCOA Corporation. This technology provides for the high temperature dehydrogenation of our PCG and forms the basis for our StarCell system. The license includes the payment of fees to Media and Process Technology, Inc. should we utilize their proprietary membrane within the StarCell system. The term of the licensing is for period of 5 years which is due to expire in 2008.

     Our success depends, in part, on our ability to maintain trade secrecy for our proprietary information that is not patented, obtain patents for new inventions and operate without infringing on the proprietary rights of third parties. There can be no assurance that the patents of others will not have an adverse effect on our ability to conduct business, that we will develop additional proprietary technology which is patentable or that any patents issued to us will provide competitive advantages or will not be challenged by third parties. We also protect our trade secrets and proprietary know-how and technology by non-disclosure agreements and non-compete agreements with our collaborators, employees and consultants. However, there can be no assurance that these agreements will not be breached, that we would have adequate remedies for any breach or that our trade secrets and proprietary know-how will not otherwise become known or be independently discovered by others.

Government Regulation

     We and our customers are required to comply with a number of federal, state, local and foreign laws and regulations in the areas of safety, health and environmental controls, including without limitation, the Resource Conservation and Recovery Act, as amended and the Occupational Safety and Health Act of 1970, which may require us, our prospective working partners or their customers to obtain permits or approvals to utilize the Plasma Converter System and related equipment on job sites. In addition, because we are marketing the Plasma Converter System internationally and expect those sales to represent a significant portion of our revenues, our customers will be required to comply with laws and regulations and, when applicable, obtain permits or approvals in those other countries. There is no assurance that these required permits and approvals will be obtained. Furthermore, particularly in the environmental remediation market, we may be required to conduct performance and operating studies to assure government agencies that the Plasma Converter System and its by-products are not environmental risks. There is no assurance that these studies will not be more costly or time-consuming than anticipated or will produce acceptable conclusions. Further, if new environmental legislation or regulations are enacted or existing legislation or regulations are amended or are interpreted or enforced differently, our prospective working partners and/or their customers may be required to meet stricter standards of operation and/or obtain additional operating permits or approvals. There can be no assurance that our system's performance will satisfy all of the applicable regulatory requirements.

Environmental Matters

     Our customers' and our operations are subject to numerous federal, state and local regulations relating to the storage, handling and transportation of regulated materials. Although our role has historically been generally limited to the sale or leasing of specialized technical equipment for use by our customers, there is always the risk that equipment failures could result in significant claims against us. Any claims against us could materially adversely affect our business, financial condition and results of operations as well as the price of our common stock.

Manufacturing Operations

     Most of the components required to build a Plasma Converter System are manufactured by third party vendors, while some components are manufactured in-house at our 30,000 square foot manufacturing facility located in Bristol, Connecticut, at which we also assemble, ship and test our systems. Upon receipt of these components, we assemble the Plasma Converter System for factory testing prior to shipment.

Research and Development

     While the principal research and development to produce commercial Plasma Converter Systems has been completed, we continue to perform research and development activities with respect to product improvement and new product development, utilizing internal technical staff as well as independent consultants. These activities have to date been entirely paid for and sponsored by us.

     We expect to continue to develop and design operational improvements that will be primarily in the area of the use of PCG produced by the Plasma Converter System also used by StarCell. We expect that expenditures for research and development will be geared to achieving lower cost designs and higher efficiencies. During the year ended October 31, 2006, we expended $324,834 for research and development compared to $337,898 in development during the year ended October 31, 2005. Research and development expenses for the nine months ended July 31, 2007 were $213,765, compared to $244,669 for the same period in the prior year, a decrease of $30,904.

Employees

     As of October 22, 2007, we had eighteen full-time employees. Of these full-time employees, seven are in engineering, two are in research and development, four are in sales and marketing and five are in management or administrative positions. We believe that we have been successful in attracting experienced and capable personnel. All officers and directors have entered into agreements requiring them not to disclose any proprietary information, assigning all rights to inventions made during their employment and prohibiting them from competing with us. Our employees are not represented by any labor union or collective bargaining agreement, and we believe that our relations with our employees are good.

Properties

     We lease office space, equipment, computers and vehicles under non-cancelable operating leases expiring between 2006 and 2009.

     Our corporate headquarters is currently located at 88 Danbury Road, Wilton, Connecticut 06897-2525 where we lease 5,612 square feet of office space from Furst Properties, LLC as landlord. The lease, electrical and taxes provide for monthly payments of $12,159 to December 2008, when the lease expires; however, we have the option to extend it for another three years at the same price. On December 11, 2006, in connection with the lease agreement, we issued a warrant to our landlord for the right to purchase 200,000 shares of common stock at an exercise price of $3.00 per share, valued at approximately $473,000 using the Black-Scholes model, which will be amortized over the life of the lease. During the three and nine months ended July 31, 2007, we incurred a charge to operations in the amount of $59,175 and $157,800 relating to these warrants, respectively. These warrants expire on March 11, 2011.

     Our product showroom is located at 190 Century Drive, Bristol, Connecticut, 06010, where we lease 10,800 square feet of office space from Tunxis Management as landlord. The current lease provides for monthly payments of $8,166 to June 2008, when the lease expires.

     Our manufacturing facility is located at 545 Broad Street, Bristol, Connecticut, 06010, where we lease 30,000 square feet of manufacturing space from Gaski Leasing as landlord. The lease provides for monthly payments of $5,775 and expires on December 31, 2007.

     The following table shows our future lease commitments under our operating leases:

                               Year   Annual Rent
                               ----   -----------

                               2007   $ 197,972
                               2008     194,904
                               2009     145,908
                                      ---------
                              Total   $ 538,784
                                      =========


Legal Proceedings

     We were sued in an action entitled Ann C. Ritson, et al v. Startech Environmental Corporation and other parties, CV-06-5005444-S, in the Superior Court, Jurisdiction of Hartford, Connecticut, which was commenced on or about July 13, 2006 (the "Primary Action").

     By their complaint, Ann and John Ritson, or the Ritsons, alleged that our agent made false representations to them in connection with the purchase of shares of our common stock and warrants in a private placement that took place in December 2004, and that those representations led them to purchase the shares and suffer investment losses. Specifically, the Ritsons alleged that we did not disclose to them the potential investigation by the SEC of an entity unrelated to us which shared two common directors with us, and did not disclose to them the preliminary status of negotiations regarding a potential investment by an unaffiliated third party investor. The Ritsons further alleged that our agent was not registered with the State of Connecticut to transact business in securities as our agent, and that we and our agent thus violated the Connecticut Uniform Securities Act ("CUSA") and our agent's failure to register as our agent caused the Ritsons to suffer damages. The Ritsons asserted claims against us and our agent for alleged violations of CUSA, as well as common law claims of fraud and negligence. We denied the allegations and asserted special defenses against the Ritsons. The parties attempted to settle the dispute during a mediation on August 7, 2007, and on October 9, 2007 the parties agreed on a final settlement, the terms of which the parties agreed to keep confidential. The litigation has been fully settled for an amount deemed immaterial by the parties with no admission of liability by us.

                                   MANAGEMENT

     Our executive officers and directors are as follows:

     Name                           Title
     ----                           -----

     Joseph F. Longo                Chairman, Chief Executive Officer, President
                                      and Director
     Peter J. Scanlon               Chief Financial Officer, Vice President,
                                      Treasurer and Secretary
     Ralph N. Dechiaro              Vice President of Business Development
     Stephen J. Landa               Vice President of Sales and Marketing
     John J. Fitzpatrick(1)         Director
     Joseph A. Equale(1)(2)         Director
     Chase P. Withrow III(1)(2)     Director
     L. Scott Barnard(2)            Director

----------------
(1) Member of the Compensation Committee.
(2) Member of the Audit Committee.

Board of Directors

     L. Scott Barnard, age 64, has served as a director since April 2005. He is currently the owner and Managing Partner of Programmix, LLC, a sales and marketing firm based in Norwalk, CT, which he founded in January 2001. Programmix is one of the largest European importers of uncoated free-sheet paper in the United States. From 1998 through 2000, Mr. Barnard served as Executive Vice President, Sales and Distribution of Champion International Corporation (which merged with International Paper in June 2000), and President of Champion Export Corporation. From 1996 to 1998, Mr. Barnard served as Executive Vice President, Sales for Champion International Corporation, and from 1992 to 1996, he served as Executive Vice President, Paper Sales for Champion International Corporation. Mr. Barnard also served as a Corporate Officer of Champion International Corporation from 1992 to June 2000. Mr. Barnard has an extensive background in sales and marketing (both domestic and international). Mr. Barnard holds a B.S. degree in marketing from Gannon University and is a graduate of the MBA 2000 Program at the Amos Tuck School of Business Administration at Dartmouth College. Mr. Barnard serves on the Board of Directors and as a member of the audit committee of Nashua Corporation (NNM: NSHA).

     Joseph A. Equale, CPA, age 61, has served as a director since November 2003. Mr. Equale is the founder and Managing Partner of Equale & Cirone, LLP (CPAs and advisors), which he founded with Mr. Cirone in January 1999. Prior to the formation of the partnership, and beginning in February 1994, Mr. Equale operated as a sole practitioner. Mr. Equale has spent over ten years in other professional practice units, including a predecessor firm of what is presently Deloitte & Touche LLP. In addition to his responsibilities as Managing Partner of Equale & Cirone, LLP, Mr. Equale is in charge of the firm's quality control program. Mr. Equale also spent over ten years in private industry, including an assignment as an Assistant Controller of Xerox Corporation. Mr. Equale is active in the accounting profession, where he served as President and a member of the Board of Governors of the 6,500 member Connecticut Society of CPAs (CSCPA). Mr. Equale is also a member of the American Institute of Certified Public Accountants and the New York State Society of Certified Public Accountants. Mr. Equale has served as an Adjunct Assistant Professor of Accounting at Sacred Heart University, Graduate School of Business in Fairfield, Connecticut. Mr. Equale received a B.B.A. in accounting from St. John's University and an MBA in finance from the University of Bridgeport. Mr. Equale also serves as a director of IWT Tesoro Corporation (IWTT.OB).

     John J. Fitzpatrick, age 68, has served as a director since April 2005. He is an independent management consultant, having retired in 1995 from the "old" Dun & Bradstreet Corporation, also referred to as D&B, as an executive officer and Senior Vice President-Global Human Resources, where he was employed since 1983. His responsibilities at D&B, in addition to providing counsel and guidance to the CEO and the Compensation and Nominating Committees of the Board of Directors, included strategic planning, acquisitions and divestitures, executive staffing, compensation & benefits, and HR information systems. Prior to joining D&B, Mr. Fitzpatrick held international sales, marketing, human resources and administrative management positions with Celanese Corporation, Rockwell International, Burroughs Corporation and Procter & Gamble.

     Joseph F. Longo, age 75, has served as a director and as Chairman since 1995. Since November 2004, Mr. Longo has served as Chief Executive Officer and President, positions he also served in from November 1995 to January 2002. From July 2003 until December 2004, Mr. Longo served as Chief Operating Officer, and from August 2003 to August 2004, as Secretary and Treasurer. Mr. Longo is the founder of Startech Corporation, a predecessor of our company, in 1994. Mr. Longo was founder and Chief Operating Officer of the International Dynetics Corp., a waste industry capital equipment manufacturing company with multinational customers, from 1969 to 1990. Prior thereto, he was Manager of New Product and Business Development for AMF from 1959 to 1969. He has been awarded many waste industry equipment patents. He is a mechanical engineer and operating business executive, with more than 25 years of waste industry management experience.

     Chase P. Withrow III, age 63, has served as a director since May 2006. Mr. Withrow has over 35 years of experience working in the securities industry. He is presently employed as a financial advisor with Investar Capital Management, LLC in Edgewater, MD and has worked there since 2000. Mr. Withrow's broad range of financial services expertise include: assessing compliance with NYSE and NASD regulations; integrating back office and margin processes; establishing sales methodologies; and advising senior management. Mr. Withrow served as Branch Manager for several brokerage firms, including Advest, Inc., from 1982 to 1986, and Evans & Company, Inc, from 1986 to 1988.

     All directors are elected for a period of one year at our annual meeting of shareholders and serve until their successors are duly elected and qualified. Officers are appointed and serve at the pleasure of the board of directors.

     During fiscal year 2006, those members of the board of directors who are considered "independent" (as defined in Rule 10A-3 of the Exchange Act), acted on compensation matters concerning salaries and incentive compensation for our executive officers and administered our employee stock option plans. In addition to the foregoing, our directors discharge their responsibilities throughout the year through personal meetings and other communications, including considerable telephone contact with the Chairman and others regarding matters of interest and concern.

Director Compensation

     Directors who are currently our officers and employees receive no additional compensation for acting as directors. All independent directors receive an annual retainer of $6,000 per year, plus an additional fee of $750 for each meeting attended in per person, or $350 for each meeting via teleconference or videoconference. The chairman of the Audit Committee receives an additional fee of $4,000 per annum and all other members of the Audit Committee receive an additional fee of $2,000 per year. The chairman of each other committee receives an additional $2,000 per year, and members of each other committee receive an additional $1,000 per year. Upon being appointed to the board, independent directors receive an initial option grant of 30,000 options, which options contain a three-year cliff vesting period. Thereafter, each independent director receives an annual option grant of 15,000 options with an annual one-year vesting period. All independent directors are reimbursed for out-of-pocket expenses.

Meetings of the Board of Directors

     The Board held five meetings during the fiscal year ended October 31, 2006 and acted by written consent on one occasion. All of our directors that currently serve on our Board attended at least 75% of the meetings of our Board and any applicable committee held while they were members of our Board or the applicable committee.

Audit Committee

     Our Audit Committee consists of Messrs. Joseph A. Equale (Chairman), John
J. Fitzpatrick, and L. Scott Barnard. Our Audit Committee was established in accordance with section 3(a)(58)(A) of the Exchange Act. Our Audit Committee performs the functions set forth in a written charter of the Audit Committee and is responsible for policies, procedures and other matters relating to accounting, internal, financial controls and financial reporting, including the engagement of independent auditors and the planning, scope, timing and cost of any audit and any other services that the auditors may be asked to perform, and review with the auditors their report on our financial statements following completion of each audit.

     Messrs. Equale, Fitzpatrick and Barnard are each considered "independent," as defined in Rule 4200(a)(14) of the Marketplace Rules of the National Association of Securities Dealers, also referred to herein as NASD, and SEC regulations. Our Board has determined that based on the credentials of Mr. Equale, the Chairman of the Audit Committee, Mr. Equale qualifies as an "audit committee financial expert" within the meaning of SEC regulations. During fiscal 2006, our Audit Committee held four meetings.

Compensation Committee

     Our Compensation Committee consists of three directors. Our Compensation Committee is responsible for ensuring that our senior executives are compensated effectively in a manner consistent with our stated compensation strategy, equity grants, competitive practice, and the requirements of the appropriate regulatory bodies. Our Compensation Committee is also responsible for communicating to shareholders our compensation policies and the reasoning behind such policies as required by the SEC.

     During fiscal 2006, our Compensation Committee consisted of John J. Fitzpatrick (Chairman), Joseph A. Equale and Chase P. Withrow III. During fiscal year 2006, our Compensation Committee held one meeting.

     The objectives of our Compensation Committee are to correlate executive compensation with our business objectives and performance, and to enable us to attract, retain, inspire and reward executive officers who contribute to our long-term success.

     Our Compensation Committee adheres to the following philosophy regarding compensation of our executive officers:

     o to provide competitive total pay opportunities in order to attract, retain and motivate high quality executive talent critical to our success;

     o to pay for performance through a compensation mix that emphasizes competitive cash incentives and merit-based salary increases and de-emphasizes entitlements and perquisites;

     o to create a mutuality of interest between executives and stockholders through a stock option program; and

     o to focus the executive's attention on overall corporate objectives as well as the executive's specific operational objectives.

     Our Compensation Committee believes that the compensation program for executive officers should be designed to retain and motivate talented executives responsible for our success, and should be determined within the competitive environment within which we are situated and based on the achievement of business objectives, individual contribution and financial performance. The goals of our Compensation Committee are to provide a total compensation package that considers the compensation practices of companies with which we compete for executive officers, provides variable compensation that is linked to achievement of financial and individual performance goals, and aligns the interests of the executive officers with those of our stockholders by providing them with an equity stake in us. Compensation is designed to fall within the central tendency of the range of that paid to comparable executives in other similarly sized and like industry corporations.

Executive Officers

     Joseph F. Longo. Information concerning Mr. Longo, our Chairman, Chief Executive Officer and President, is discussed above under information concerning members of our Board of Directors.

     Peter J. Scanlon, age 58, joined us as Controller in December 1998 until October 2003. On November 1, 2003, Mr. Scanlon was appointed to his current position of Chief Financial Officer, and has served as Vice President, Treasurer and Secretary since August 2004. Prior to joining our company, Mr. Scanlon was Director of Financial Services for Vivax Medical Corporation, a publicly traded manufacturing company located in Bristol, Connecticut, from November 1996 to December 1998. Prior to Vivax, Mr. Scanlon's extensive corporate financial and systems background includes 18 years with the IBM Corporation in the accounting, finance and financial systems areas.

     Ralph N. Dechiaro, age 58, joined us as Vice President of Business Development in February 2002. Prior thereto, he was the Commercial Program Manager at JFK International Air Terminal where he participated in the Terminal 4 Redevelopment Program from December 2000 to January 2002. Prior to JFK International, Mr. Dechiaro was a Project Manager at Burns and Roe Enterprises from January 1975 to September 1984 and from September 1990 to December 2000 where he managed government, domestic and international projects. From September 1984 to September 1990 he was a System Manager at ITT Avionics where he was responsible for the development and implementation of applied business systems. Mr. Dechiaro also has extensive government experience, having served for 28 years in the US Army before retiring as a Lieutenant Colonel. In this capacity, Mr. Dechiaro completed varied command and staff assignments at all management levels culminating in the assignment as Assistant Chief of Staff for Information Management. He served as the Principal Staff Officer to the Commanding General providing contracting services, long range planning and implementation of all functions related to communications, information services, contracting and advanced technologies.

     Stephen J. Landa, age 43, joined us as Vice President of Sales and Marketing on May 3, 2004. Prior thereto, he started Mighty Oak Management LLC, a securities brokerage and registered investment advisory firm. Mr. Landa was responsible, as sole principal, for all aspects of business operations including sales supervision, personnel, financial operations and marketing. He was a financial news talk show host for five years broadcasting from New York to Boston. Mr. Landa has held many securities' industry licenses over his fifteen year career in the securities sales business, including thirteen years at American Express and Royal Alliance. Mr. Landa has a degree in Architecture and Civil Engineering, a certificate in Real Estate Development and Financial Analysis, a Construction Supervisor's License, a General Securities Principal License and is a Registered Investment Adviser.


                             EXECUTIVE COMPENSATION

Executive Compensation

     Summary Compensation Table. The following table sets forth information concerning compensation paid by us to our Chief Executive Officer and each of the four other most highly compensated executive officers during the fiscal years ended October 31, 2006, 2005 and 2004, also referred to herein as the Named Executive Officers:

                                                                                               Long Term
                                                Annual Compensation                       Compensation Awards
                                                -------------------                       -------------------
                                                                                     Underlying
                                                               Other    Restricted     Stock         All
                                                               Annual      Stock       Option       Other
                                           Salary   Bonus   Compensation   Awards      Grants    Compensation   Total
  Name and Principal Position     Year      ($)     ($)(1)       ($)        ($)       (#) (2)       ($) (3)      ($)
-------------------------------   ----    -------   ------  ------------  --------    -------    ------------   ------
Joseph F. Longo -                 2006    185,000      --         --         --           --         19,968    204,968
   Chairman, Chief Executive      2005    185,000   25,000        --         --        15,000        15,600    240,600
   Officer                        2004    140,384      --         --         --           --            --     140,384
   and President (4)

Peter J. Scanlon -                2006    130,000      --      72,000        --           --         39,276    241,276
   Chief Financial Officer,       2005    130,000      --      18,000        --        45,000        14,800    207,800
   Vice President, Treasurer      2004    127,833      --         --         --           --         16,723    144,556
   and Secretary

Ralph N. Dechiaro -               2006    130,000      --      20,000        --        25,000        46,019    221,019
   Vice President of              2005    130,000      --         --         --        15,000        14,800    159,800
   Business Development           2004    130,000      --         --         --           --         16,767    146,767

Stephen J. Landa -                2006    130,000      --         --         --           --         22,040    152,040
   Vice President of              2005    130,000      --         --         --        15,000         5,700    150,700
   Sales and Marketing            2004    130,000      --         --         --           --            --     130,000

Karl N. Hale -                    2006    130,000      --         --         --           --         19,968    149,968
   Vice President of              2005    130,000      --         --         --        15,000        15,600    160,600
   Engineering (5)                2004    130,000      --         --         --           --            --     130,000

--------------
     (1)  The bonus paid to Mr. Longo was awarded in October 2005 in consideration for employee performance in the fiscal year ended
          October 31, 2005. The Company agreed to grant Mr. Dechiaro a one-time bonus/incentive award of $20,000 for fiscal year 2006, which was payable in cash, less applicable taxes, which was paid on December 23,
          2005.

     (2)  Options were granted under our 2000 Non-qualifying Stock Option Plan.
          All options granted in fiscal 2006 have an exercise price of $2.40 per share and expire in October 2015, except for 30,000 options that were granted to Mr. Scanlon at a price of $2.30 per share and expire on August 5, 2015.

     (3)  Includes amounts in respect of matching contributions to our 401(k)
          Plan paid in shares of our common stock which shares vest over a three-year period, automobile allowance and payment of insurance premiums.

     (4) Mr. Longo was appointed Chief Executive Officer and President effective November 1, 2004. Prior thereto, Mr. Longo served as Chief
          Operating Officer since June 2003 and as Secretary and Treasurer from
          August 2003 to August 2004.

     (5)  Mr. Hale resigned in March 2007.



                                       59

Option Grants in Fiscal Year 2006.

     The following table provides information related to options granted by us to the Named Executive Officers and our directors during the fiscal year ended
October 31, 2006.

                                                                                         Hypothetical Realizable
                                                                                         Value at Assumed Annual
                           Number of       Percent of                                      Rates of Stock Price
                          Securities      Total Options                                      Appreciation for
                          Underlying       Granted to                                         Option Term (2)
                            Options         Employees       Exercise     Expiration         5%             10%
Name                      Granted (1)    in Fiscal 2006      Price        Date (1)          ($)            ($)
----                      -----------      ------------      -----        --------          ---            ---
Joseph A. Equale            15,000            10.0%          $3.75       5/10/2016          35,400         70,800
L. Scott Barnard            15,000            10.0%          $3.75       5/10/2016          35,400         70,800
John J. Fitzpatrick         15,000            10.0%          $3.75       5/10/2016          35,400         70,800
Chase P. Withrow III        30,000            20.0%          $3.75       5/10/2016          70,800         141,600
Ralph N. Dechiaro           25,000            16.7%          $1.90      12/13/2015          30,000         60,000
Karl N. Hale                   --               --             --               --             --             --

(1) These options were granted under our 2000 Stock Option Plan. One-half of these options vested upon the date of grant and the remaining one-half vest six months after the date of each grant so long as the employee or director is in good standing.

(2) The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the SEC and do not represent our estimate or projection of our future common stock prices. These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on the future performance of our common stock and overall stock market conditions, among other factors.

Aggregate Option Exercises in Fiscal 2006.

     The following table provides information related to options exercised by the Named Executive Officers during the fiscal year ended October 31, 2006 and the number and value of options held as of October 31, 2006.

                                                     Number of Shares               Value of Unexercised
                    Shares                        Underlying Unexercised            In-the-Money Options
                   Acquired                   Options as of October 31, 2006    as of October 31, 2006 ($)(1)
                      on          Value       ------------------------------   ------------------------------
      Name         Exercise     Realized      Exercisable      Unexercisable   Exercisable      Unexercisable
      ----         --------     --------      -----------      -------------   -----------      -------------
Joseph F. Longo       --           --           325,000              0            12,800              0
Karl N. Hale          --           --            50,000              0                 0              0
Ralph N. Dechiaro     --           --            43,000              0             5,500              0
Peter J. Scanlon    10,000      20,300          105,000              0             1,350              0
Stephen J. Landa      --           --            15,000              0                 0              0

(1) Calculated on the basis of the fair market value of our common stock on October 31, 2006 of $2.12 per share, minus the per share exercise price, multiplied by the number of shares underlying the option. See note (2) of the preceding table.


                                       60

                             EMPLOYEE BENEFIT PLANS

1995 Stock Option Plan

     In November 1995, we registered 2,000,000 common shares, issuable upon exercise of stock options issued by us under our 1995 Non-qualifying Stock Option Plan, or the 1995 Plan, for employees, directors and other persons associated with us whose services have benefited us. We were required to grant all options by November 20, 2005. Determination of the option price per share and exercise date is at the sole discretion of our Compensation Committee.

2000 Stock Option Plan

     Our 2000 Stock Option Plan, or the 2000 Plan, was adopted by our board of directors in January 2000 and was approved by our stockholders in February 2000. The 2000 Plan authorizes the issuance of up to 1,000,000 shares of our common stock.

     The 2000 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code and non-statutory stock options. Our officers, directors, employees and consultants, and employees and consultants of our majority-owned affiliated companies, are eligible to receive awards under the 2000 Plan.

     The options may be granted at an exercise price greater than or equal to the fair market value of our common stock on the date of grant or not less than 110% of the fair market value in the case of incentive stock options granted to persons holding more than 10% of the voting power of our shares of common stock. Fair market value for purposes of the 2000 Plan is the closing market price of our common stock on the relevant date.

     The 2000 Plan authorizes awards of the following type of equity-based compensation: incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, deferred stock, annual grants of stock options to directors, stock options to directors in lieu of compensation for services rendered as directors, and other stock-based awards valued in whole or in part by reference to our stock. No incentive stock options may be granted on or after February 1, 2010, nor shall such options remain valid beyond ten years following the date of grant.

     Fifty percent (50%) of these options vest at the time of the grant and the other 50% will vest six months after the date of grant and expire not more than ten years from the date of grant.

     The 2000 Plan is administered by our Compensation Committee. Our Compensation Committee has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2000 Plan and to interpret its provisions. Our Compensation Committee selects the recipients of awards and determines the number of shares of common stock covered by the options and the dates upon which the options become exercisable and terminate, subject to provisions of the 2000 Plan. Incentive stock options must terminate within ten years of the grant. Non-statutory options must terminate within fifteen years of the date of grant. Our Compensation Committee has the right to alter the terms of any option when granted or while outstanding, pursuant to the terms of the 2000 Plan, except the option price.

     All options automatically become exercisable in full in the event of a change in control, as defined in the 2000 Plan, death or disability of the option holder or as decided by our Compensation Committee. Upon retirement, options held at least one year become exercisable in full. If an option holder's employment with us is terminated for any reason, except death, disability or retirement, the option holder has three months in which to exercise an option, but only to the extent exercisable immediately after termination, unless the option by its terms expires earlier. Termination or other changes in employment status may affect the exercise period.

401(k) Plan

     On June 1, 2000, we implemented an employee savings plan designed to qualify under Section 401(k) of the Internal Revenue Code. This plan is for all full-time employees who have completed at least thirty days of service. Contributions are made in the form of shares of our common stock at the prevailing current market price and vest equally over a three-year period. We will match the first six percent (6%) of an employee contribution on a dollar for dollar basis up to the maximum contribution allowed under the Internal Revenue Code.

     Contributions for the year ended October 31, 2006, 2005, 2004 and 2003 were $65,181, $63,073, $62,932 and $74,268, respectively. These discretionary contributions were paid through the issuance of 31,340, 20,857, 16,060 and 69,848 shares of our common stock, respectively. During the years ended October 31, 2006, 2005, 2004 and 2003, 1,173, 452, 2,311, 13,389 shares of our common stock, respectively, have been returned to the 401(k) plan due to employee shares that were not vested due to attrition.

Elimination of Monetary Liability for Directors and Officers

     Our articles of incorporation contain provisions permitted under the Colorado Business Corporation Act relating to the liability of directors. Such provisions eliminate a director's liability for monetary damages for a breach of fiduciary duty, including gross negligence, except in circumstances involving a breach of the director's duty of loyalty or acts or omissions made not in good faith or involving intentional misconduct or a knowing violation of the law. These provisions do not eliminate a director's duty of care nor do they prevent recourse against directors through equitable remedies and injunctive relief. Moreover, the provisions do not apply to claims against a director for violations of securities law, including federal securities laws.

Indemnification of Officers and Directors

     Our Bylaws contain provisions permitting indemnification of our directors to the fullest extent permitted by the Colorado Business Corporation Act. These provisions may have the practical effect of eliminating the ability of shareholders to collect monetary damages from directors. We believe that these provisions will assist us in attracting and retaining qualified individuals to serve as directors. There are also agreements indemnifying our officers to the same extent that directors are indemnified by our Bylaws.

Compensation Committee Interlocks and Insider Participation

     No executive officers serve on the board of directors or the compensation committee of another company that has an executive officer serving on our board of directors.


                           PRINCIPAL SHAREHOLDERS AND
                          STOCK HOLDINGS OF MANAGEMENT

     The following table sets forth information with respect to beneficial ownership of our common stock as of October 22, 2007 by (i) each person or entity who is known by us to own beneficially 5% or more of the outstanding shares of our common stock, (ii) each of our current directors, (iii) each Named
Executive Officer and (iv) all current directors and executive officers as a group. Except as otherwise indicated, we believe that the beneficial owners of our common stock listed below, based on a review of filing with the Securities and Exchange Commission and on information furnished to us by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

                                                            Number of
    Name and Address of Beneficial Owner                    Shares(1)            Percent of Total(1)
    ------------------------------------                    ---------            -------------------

    Joseph F. Longo (2)(9)                                  1,541,398                   6.7%

    Peter J. Scanlon (3)(9)                                   124,527                     *

    Ralph N. Dechiaro (5)(9)                                   62,527                     *

    Stephen J. Landa (9)                                       21,727                     *

    L. Scott Barnard(6)(9) 39,500 *

    Chase P. Withrow III(9)(16)                                36,864                     *

    Joseph A. Equale (7)                                       54,500                     *
    103 Newtown Road, Suite 1A
    Danbury, CT 06810

    John J. Fitzpatrick (8)(9)                                 39,500                     *

    Northshore Asset Management, LLC (10)(11)(13)           3,939,135                   17.0%
    c/o Arthur J. Steinberg, not individually
      but solely in his capacity as Receiver
      of Northshore Asset Management, LLC and
    related entities
    c/o Kaye Scholer LLP
    425 Park Avenue
    New York, NY 10022

    Arthur J. Steinberg, not individually                   4,939,135                   21.3%
      but solely in his capacity as Receiver
      of Northshore Asset Management,
      LLC and related entities(10)(11)(13)
    c/o Kaye Scholer LLP
    425 Park Avenue
    New York, NY 10022

    Paradigm Group L.P. (12)                                1,809,936                   7.9%
    60 Revere Drive, Suite 725
    Northbrook, IL 60062

    Connecticut Banking Commissioner Howard F.              4,939,135                   21.3%
      Pitkin, (successor to  John P. Burke),
      not individually but solely in his
      capacity as Receiver of Circle Trust
      Company (10)(11)(13)
    c/o State of Connecticut Department of
      Banking
      260 Constitution Plaza
      Hartford, CT 06103

                                       63

                                                            Number of
    Name and Address of Beneficial Owner                    Shares(1)            Percent of Total(1)
    ------------------------------------                    ---------            -------------------

    FB US Investments                                       4,587,504                   19.9%
    1285 Sable Palms Drive
    Mobile, Alabama 36695(14)

    Cornell Capital Partners LP                             3,967,592                   17.2%
    101 Hudson Street, Suite 3700
    Jersey City, NJ 07302(15)

    Francisco J. Rivera Fernandez                           2,100,000                   9.1%
    PO Box 11852
    San Juan, Puerto Rico 00922(17)

    All officers and directors as a group (8                2,778,333                   12.1%
    persons)

* Represents less than one percent (1%).

(1) The beneficial ownership is calculated based on 23,067,909 shares of our common stock outstanding as of October 22, 2007. Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes shares over which the indicated beneficial owner exercises voting and/or investment power. In computing the number of shares beneficially owned by a person in the column and the percentage ownership of that person, shares of our common stock subject to options or warrants held by that person that were exercisable at or within 60 days of the date of this prospectus are deemed outstanding. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, each shareholder named in the table has sole voting and investment power with respect to the shares set forth opposite such shareholder's name.

(2) Includes 317,500 shares subject to options that are currently exercisable and/or are exercisable within 60 days of the date of this prospectus.

(3) Includes 105,000 shares subject to currently exercisable options and/or that are exercisable within 60 days of the date of this prospectus, and 19,527 shares that have vested through March 31, 2007 through our 401(k) plan.

(4) Includes 43,000 shares subject to options that are currently exercisable and/or are exercisable within 60 days of the date of this prospectus, and 19,712 shares that have vested through March 31, 2007 through our 401(k) plan.

(5) Includes 15,000 shares subject to options that are currently exercisable and/or are exercisable within 60 days of the date of this prospectus, and 6,727 shares that have vested through March 31, 2007 through our 401(k) plan.

(6) Includes 34,500 shares subject to options 50% of which are currently exercisable and/or are exercisable within 60 days of the date of this prospectus.

(7) Includes 50,500 shares subject to options that are currently exercisable and/or are exercisable within 60 days of the date of this prospectus.

                                       64

(8) Includes 34,500 shares subject to options that 50% are currently exercisable and/or are exercisable within 60 days of the date of this prospectus.

(9)  Address is 88 Danbury Road, Suite 2A, Wilton, Connecticut 06897

(10) Arthur J. Steinberg is the Receiver of Northshore Asset Management, LLC, a Delaware limited liability company, Saldutti Capital Management, L.P., a New York limited partnership, Ardent Research Partners, L.P., a New York limited partnership, and Ardent Research Partners, Ltd., an open-ended limited liability investment company incorporated under the International Business Companies Act, 1989 (as amended) of The Commonwealth of The Bahamas and certain other related entities (including The Astor Fund, L.P., a Delaware limited partnership). You should read Footnote 11 to this table, which contains additional details as to these matters. Of these shares of our common stock, (a) 3,558,347 are held by Northshore Asset Management, LLC for the benefit of The Astor Fund, L.P. (and The Astor Fund, L.P., is managed by Northshore Asset Management, LLC), (b) 253,516 shares are held by Ardent Research Partners, L.P., including 132,744 shares of our common stock issuable upon exercise of warrants held by Ardent Research Partners, L.P., which expire on February 20, 2008, exercisable as to 44,248 shares of our common stock at $4.89 per share, 44,248 shares of our common stock at $5.89 per share and 44,248 shares of our common stock at $6.89 per share and (c) 127,272 shares are held by Ardent Research Partners, Ltd. Ardent Research Partners, L.P. and Ardent Research Partners, Ltd. are managed by Saldutti Capital Management, L.P. Northshore Asset Management, LLC is the general partner of Ardent Research Partners, L.P. and owns Saldutti Capital Management, L.P. Accordingly, (i) the Northshore Receiver may be deemed to share beneficial ownership and the power to dispose of and to vote all of the shares of our common stock beneficially owned by Northshore Asset Management, LLC, Ardent Research Partners, L.P., Ardent Research Partners, Ltd. and The Astor Fund, L.P., (ii) The Astor Fund, L.P. may be deemed to share beneficial ownership and the power to dispose of and to vote the 3,558,347 held by Northshore Asset Management, LLC, (iii) Saldutti Capital Management, L.P., may be deemed to share the beneficial ownership and the power to dispose of and to vote the 380,788 shares of our common stock beneficially owned in the aggregate by Ardent Research Partners, L.P. and Ardent Research Partners, Ltd., (iv) Ardent Research Partners, L.P. may be deemed to share the beneficial ownership and the power to dispose of and to vote 253,516 shares of our common stock, including 132,744 shares of our common stock issuable upon exercise of warrants held by Ardent Research Partners, L.P. and (v) Ardent Research Partners, Ltd. may be deemed to share the beneficial ownership and the power to dispose of and to vote 127,272 shares of our common stock. In addition, Mr. Steinberg also serves as the Receiver of an entity that owns 94% of the equity interests of Circle Trust Company. Circle Trust Company is in a separate receivership proceeding. You should read Footnote 13 to this table, which contains additional details as to these matters. Mr. Steinberg expressly disclaims beneficial ownership of any shares of our common stock. For a description of certain transactions that we engaged in with Northshore Asset Management, LLC and Ardent Research Partners, L.P., please see the section captioned "Selling Securityholders -- Descriptions of Private Placement Transactions" below.

(11) On February 16, 2005, upon application of the Securities and Exchange Commission, the United States District Court for the Southern District of New York entered an order appointing Arthur J. Steinberg to act as the temporary Receiver of Northshore Asset Management, LLC, Ardent Research Partners, L.P. and Ardent Research Partners, Ltd. and certain other related entities. That Court entered subsequent orders appointing Mr. Steinberg as the permanent Receiver of these entities. Based on the powers granted to him pursuant to these and other orders entered by that Court, Mr. Steinberg not individually, but solely in his capacity as the Receiver of Northshore Asset Management, LLC, Ardent Research Partners, L.P., Ardent Research Partners, Ltd., Saldutti Capital Management, LLC, and certain other related entities, whom we sometimes refer to in this prospectus as the Northshore Receiver, may be deemed to share beneficial ownership and have the shared power to vote and dispose of 3,939,135 shares of our common stock (including 132,744 shares issuable upon the exercise of warrants held by Ardent Research Partners, L.P.), held in the aggregate by Northshore Asset Management, LLC, Ardent Research Partners, L.P., Ardent Research Partners, Ltd. and the other entities described in Footnote 11 to this table. You should read Footnote 11 to this table, which contains additional details as to these matters. In addition, by virtue of the Settlement Agreement dated as of May 25, 2006, which we sometimes refer to in this prospectus as the

     Settlement Agreement, between the Northshore Receiver and Connecticut Banking Commissioner Howard F. Pitkin, (successor to John P. Burke), not individually, but solely in his capacity as Receiver of Circle Trust Company, whom we sometimes refer to in this prospectus as the Circle Receiver, and due to certain other factors, the Northshore Receiver may be deemed to be the beneficial owner and have the shared power with the Circle Receiver to direct the disposition and voting of an additional 1,000,000 shares of our common stock of which the Circle Receiver may be deemed to have beneficial ownership. You should read Footnote 13 to this table, which contains additional details as to these matters. Mr. Steinberg expressly disclaims beneficial ownership of any shares of our common stock. For a description of certain transactions that we engaged in with Northshore Asset Management, LLC and Ardent Research Partners, L.P., please see the section captioned "Selling Securityholders -- Descriptions of Private Placement Transactions" below.

(12) Includes 936,767 warrants exercisable within 60 days of the date of this prospectus.

(13) On September 30, 2005, pursuant to the provisions of Chapter 664c of the Connecticut General Statutes, the Superior Court for the Judicial District of Hartford, Connecticut, appointed the Connecticut Bank Commissioner, Howard F. Pitkin, (successor to John P. Burke), as the Receiver of Circle Trust Company, a Connecticut state chartered limited trust company. On August 27, 2004, Northshore Asset Management, LLC contributed 1,000,000 shares of our common stock to the capital of Circle Trust Company. Circle Trust Company shared beneficial ownership of 1,000,000 shares of our common stock. The Northshore Receiver is the Receiver for the entity which owns 94% of the equity interests of Circle Trust Company. Based on the powers and authority granted to the Circle Receiver by order of the Superior Court for the Judicial District of Hartford, Connecticut, the Circle Receiver, not individually, but solely in his capacity as Receiver of Circle Trust Company and as a result of the Settlement Agreement, may be deemed to share beneficial ownership and share the power to vote and dispose of 4,939,135 shares of common stock due to the following: (i) 1,000,000 shares of common stock that may be deemed to be beneficially owned by the Circle Receiver (which were contributed to Circle Trust Company) and (ii) by virtue of the Settlement Agreement, 3,939,135 shares of our common stock, (including 132,744 shares issuable upon the exercise of warrants held by Ardent Research Partners, L.P.), that may be deemed to be beneficially owned by the Northshore Receiver. You should read footnotes 10 and 11 to this table, which contain additional details as to these matters. Mr. Steinberg expressly disclaims beneficial ownership of any shares of our common stock.

(14) Includes 2,316,666 warrants exercisable within 60 days of the date of this prospectus.

(15) Includes 833,000 warrants with an exercise price of $3.40 per share.

(16) Includes 30,000 warrants exercisable within 60 days of the date of this prospectus. Includes 3,425 common shares owned by Mr. Withrow's wife for which Mr. Withrow disclaims beneficial ownership.

(17) Includes 1,400,000 warrants exercisable within 60 days of the date of this prospectus.

                             SELLING SECURITYHOLDERS

     The selling securityholders may, from time to time, offer and sell shares of our common stock and shares of common stock issuable upon exercise of the warrants pursuant to this prospectus.

     All of the securities being offered by the selling securityholders were acquired by the holders in private placement transactions in which we granted registration rights with respect to all of the common stock purchased and all of the shares issuable upon exercise of the warrants. None of the selling securityholders has, or has had within the past three years, any position, office or other material relationship with us or any of our predecessors or affiliates, except as may be noted below. To our knowledge, based on information provided by the selling securityholders, none of the selling securityholders have an existing short position in our common stock.

     The following table sets forth certain information, as of October 1, 2007, with respect to the common stock held by the selling securityholders. Information with respect to ownership has been furnished by the respective selling securityholders. The shares of common stock being offered under this prospectus may be offered for sale from time to time during the period the registration statement of which this prospectus is a part remains effective, by or for the account of the selling securityholders described below. Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the Securities and Exchange Commission, or SEC, under the Securities Exchange Act of 1934. Shares of common stock issuable pursuant to warrants and convertible securities are treated as outstanding for computing the percentage of the person holding such securities but are not treated as outstanding for computing the percentage of any other person. Each person or group identified possesses sole voting and investment power with respect to the shares unless otherwise indicated below. Shares not outstanding but deemed beneficially owned by virtue of the right of a person to acquire them within 60 days are treated as outstanding only for purposes of determining the number of and percent owned by such person.

     Cornell Capital Partners may be deemed an underwriter with respect to the shares of common stock being offered for resale under this prospectus and is a holder of shares of our common stock. All investment decisions of, and control of, Cornell Capital Partners are held by its general partner, Yorkville Advisors, LLC. Mark Angelo, the managing member of Yorkville Advisors, makes the investment decisions on behalf of, and controls, Yorkville Advisors.

     To our knowledge, none of the selling securityholders are broker-dealers or affiliates of broker-dealers.


     These shares are being registered for resale in this offering:

                                                                 Number of
                                                                 Shares of            Common Stock
                                       Number of Shares of     Common Stock    --------------------------
                                           Common Stock           Offered          Beneficially Owned
                                        Beneficially Owned      Pursuant to       After the Offering (2)
                                      Before the Offering(1)   Registration    --------------------------
Name of Beneficial Owner                                         Statement       Number       Percentage
----------------------------          -------------------------------------------------------------------
Nutmeg Environmental LP (3)             721,852                  12,500(3)      709,352             3.0%
Robert Vujea (4)                         37,500                  37,500(4)       75,000                *
Petr Lisa (5)                            30,000                  15,000(5)       45,000                *
Cornell Capital Partners LP (6)       3,716,070               2,882,737(6)      833,333             3.5%
FB US Investments (7)                 4,545,836               1,737,502(7)    2,808,334            12.0%
Steve Peras (8)                         195,000                  65,000(8)      130,000                *
88 Danbury Road LLC  (9)                200,000                 200,000(9)            0                *
Paradigm Group II LLC (10)              336,000                 228,000(10)     108,000                *
Nutmeg Mercury Fund LLP (11)            694,446                 462,964(11)     231,482             1.0%

----------------------
*    Represents less than one percent (1%).

(1) Includes shares of common stock issuable upon exercise of the warrants issued in the private placements.

(2) Assumes that the selling securityholder sells all of the shares of common stock offered under this prospectus. Percentage of ownership is based on 23,046,840 shares of common stock outstanding as of July 31, 2007.

(3) Includes 130,072 shares of common stock issuable upon the exercise of warrants at an exercise price per share of $6.52. Mr. Stephen Jouzapaitis exercises voting and dispositive power over the shares held by Nutmeg
     Environmental LP.

(4) Includes 37,500 shares of common stock issuable upon the exercise of warrants at an exercise price per share of $3.20.

(5) Includes 15,000 shares of common stock issuable upon the exercise of warrants at an exercise price per share of $3.31.

(6) Includes (i) 524,405 shares of common stock issued to Cornell upon conversion of convertible debentures in the principal amount issued pursuant to a Securities Purchase Agreement entered into on September 15, 2005; (ii) 650,000 shares of common stock issuable upon the exercise of warrants issued to Cornell pursuant to the Securities Purchase Agreement entered into on September 15, 2005; (iii) 833,333 shares of common stock issued to Cornell in a private placement pursuant to a Securities Purchase
     Agreement entered into on April 11, 2007; (iv) 1,666,666 shares of common stock issuable upon the exercise of warrants issued to Cornell pursuant to the Securities Purchase Agreement entered into on April 11, 2007; and (v)
     41,666 shares of common stock issued to Cornell as an origination fee in connection with the signing of the Securities Purchase Agreement entered into on April 11, 2007. All investment decisions of, and control of, Cornell Capital Partners LP are held by its general partner, Yorkville
     Advisors, LLC. Mark Angelo, the managing member of Yorkville Advisors, makes the investment decisions on behalf of, and controls, Yorkville
     Advisors.

(7) Includes an aggregate of 2,600,000 shares of common stock issuable upon the exercise of warrants, of which 1,300,000 shares have an exercise price per share of $5.00 and the remaining 1,300,000 shares have an exercise price per share of $6.00. Mr. Filippo Braghieri exercises voting and dispositive power over the shares held by FB US Investments.

                                       68

(8) Includes 130,000 shares of common stock issuable upon the exercise of warrants at an exercise price per share as follows: 65,000 shares at an exercise price of $5.00 per share, and 65,000 shares at an exercise price of $6.00 per share.

(9) Represents shares of common stock issuable upon the exercise of warrants at an exercise price per share of $3.00. Furst Properties LLC, Scottsdale, Arizona, whose authorized representative is Ms. Beverly Eernisse exercises voting and dispositive power over the shares held by 88 Danbury Road LLC.

(10) Includes 108,000 shares of common stock issuable upon the exercise of warrants at an exercise price per share of $3.40 and 108,000 shares of common stock issuable upon the exercise of warrants at an exercise price per share of $4.40. Mrs. Anita Drobny exercises voting and dispositive power over the shares held by Paradigm Group II LLC.

(11) Includes 231,482 shares of common stock issuable upon the exercise of warrants at an exercise price per share of $3.40 and 231,482 shares of common stock issuable upon the exercise of warrants at an exercise price per share of $4.40. Mr. Randall S. Goulding exercises voting and dispositive power over the shares held by Nutmeg Mercury Fund LLP.

Descriptions of Private Placement Transactions in which the Selling Securityholders received their securities

     On November 4, 2004, we completed a private placement and issued 204,778 shares of common stock to Financial Alchemy, LLC at a price per share of $2.93 for gross proceeds of $600,000. In connection with this private placement, we issued warrants to purchase 204,778 shares of common stock at three equally different tranches. Pursuant to the first tranche, we issued an aggregate of 68,259 warrants to purchase shares of common stock at an exercise price of $5.71 per share. Pursuant to the second tranche, we issued an aggregate of 68,259 warrants to purchase shares of common stock at an exercise price of $7.71 per share. Pursuant to the third tranche, we issued an aggregate of 68,259 warrants to purchase shares of common stock at an exercise price of $9.91 per share. The warrants issued in each tranche are scheduled to expire on November 1, 2007. None of these warrants have been exercised.

     On December 8, 2004, we completed a private placement and issued 70,930 shares of common stock to Ann Ritson at a price per share of $3.44 for gross proceeds of $244,000. In connection with this private placement, we issued warrants to purchase 70,930 shares of common stock at three equally different tranches. Pursuant to the first tranche, we issued an aggregate of 23,643 warrants to purchase shares of common stock at an exercise price of $5.95 per share. Pursuant to the second tranche, we issued an aggregate 23,643 warrants to purchase shares of common stock at an exercise price of $7.95 per share. Pursuant to the third tranche, we issued an aggregate of 23,543 warrants to purchase shares of common stock at an exercise price of $9.95 per share. The warrants issued in each tranche are scheduled to expire on December 8, 2007. None of these warrants have been exercised.

     On May 26, 2005, we completed a private placement and issued 101,010 shares of common stock to Financial Alchemy, LLC at a price per share of $1.93 per share for gross proceeds of $200,000. In connection with this private placement, we issued warrants to purchase 101,010 shares of common stock at three equally different tranches. Pursuant to the first tranche, we issued an aggregate of 33,670 warrants to purchase shares of common stock at an exercise price of $4.50 per share. Pursuant to the second tranche, we issued an aggregate 33,670 warrants to purchase shares of common stock at an exercise price of $6.50 per share. Pursuant to the third tranche, we issued an aggregate of 33,670 warrants to purchase shares of common stock at an exercise price of $8.50 per share. The warrants issued in each tranche are scheduled to expire on May 26, 2008. None of these warrants have been exercised.

     On June 7, 2005, we completed a private placement with Robert Vujea and issued 25,000 shares of common stock at a price per share of $1.85. In connection with this private placement, we issued warrants to purchase 37,500 shares of common stock at an exercise price of $3.20 per share. These warrants are set to expire on June 7, 2008. None of these warrants have been exercised.

     On June 10, 2005, we completed a private placement with Petr Lisa and issued 15,000 shares of common stock at a price per share of $2.30. In connection with this private placement, we issued warrants to purchase 15,000 shares of common stock. Pursuant to the financing agreement, we issued an aggregate of 15,000 warrants to purchase shares of common stock at an exercise price of $3.31 per share. These warrants are set to expire on June 10, 2008. None of these warrants have been exercised.

     On June 29, 2005, we completed a private placement with Financial Alchemy, LLC and issued 96,154 shares of common stock at a price per share of $2.08. In connection with this private placement, we issued warrants to purchase 96,153 shares of common stock at three equally different tranches. Pursuant to the first tranche, we issued an aggregate of 32,051 warrants to purchase shares of common stock at an exercise price of $4.63 per share. Pursuant to the second tranche, we issued an aggregate 32,051 warrants to purchase shares of common stock at an exercise price of $6.63 per share. Pursuant to the third tranche, we issued an aggregate of 32,051 warrants to purchase shares of common stock at an exercise price of $8.63 per share. The warrants issued in each tranche are scheduled to expire on June 29, 2008. None of these warrants have been exercised.

     On August 11, 2005, we completed a private placement with Nutmeg Environmental LP and issued 92,572 shares of common stock at a price per share of $2.03. In connection with this private placement, we issued warrants to purchase 92,572 shares of common stock at three equally different tranches. Pursuant to the first tranche, we issued an aggregate of 30,857 warrants to purchase shares of common stock at an exercise price of $4.57 per share. Pursuant to the second tranche, we issued an aggregate of 30,857 warrants to purchase shares of common stock at an exercise price of $6.57 per share. Pursuant to the third tranche, we issued an aggregate of 30,858 warrants to purchase shares of common stock at an exercise price of $8.57 per share. The warrants issued in each tranche are scheduled to expire on September 6, 2008. None of these warrants have been exercised.

     On September 20, 2005, we completed a private placement with Nutmeg Environmental LP and issued 37,500 shares of common stock at a price per share of $1.88. In connection with this private placement, we issued warrants to purchase 37,500 shares of common stock at three equally different tranches. Pursuant to the first tranche, we issued an aggregate of 12,500 warrants to purchase shares of common stock at an exercise price of $4.38 per share. Pursuant to the second tranche, we issued an aggregate of 12,500 warrants to purchase shares of common stock at an exercise price of $6.38 per share. Pursuant to the third tranche, we issued an aggregate of 12,500 warrants to purchase shares of common stock at an exercise price of $8.38 per share. The warrants issued in each tranche are scheduled to expire on September 20, 2008. None of these warrants have been exercised as of this time. The average warrant price of all warrants outstanding is $4.29 per share.

     On May 23, 2006, we entered into a Stock Purchase and Registration Rights Agreement (the "FB Agreement") with FB U.S. Investments, L.L.C., (the "Investor"), pursuant to which the Investor purchased 1,300,000 shares of our common stock for aggregate gross proceeds of $2,600,000. In addition to the shares of common stock, we issued to the Investor warrants to purchase an aggregate of 2,600,000 shares of common stock (the "Investor Warrants"). Pursuant to the FB Agreement, we granted the Investor piggyback registration rights with respect to the shares of common stock purchased by the Investor as well as the shares of common stock issuable upon exercise of the Investor Warrants. In addition, we issued 65,000 shares of common stock valued at $130,000, 130,000 warrants to purchase common stock, and paid a cash fee to the placement agent of $130,000 with respect to this transaction.

     On December 11, 2006, in connection with a lease agreement for our new headquarters location at 88 Danbury Road, Wilton, CT 06897, we issued a warrant to our landlord, "88 Danbury Road LLC," for the right to purchase 200,000 shares of common stock at an exercise price of $3.00. These warrants will expire on March 11, 2011 and no warrants have been exercised to date.

     On March 13, 2007, we received net proceeds of $500,002 from FB U.S. Investments, L.L.C. for the sale of 208,334 shares of common stock. We also issued warrants to purchase 208,334 shares of common stock at an exercise price of $3.40 per share and warrants to purchase 208,334 shares of common stock at an exercise price of $4.40 per share. These warrants expire 03/13/2010 and to date no warrants have been exercised.

     On March 16, 2007, we received net proceeds of $259,200 from Paradigm Group II LLC for the sale of 108,000 shares of common stock. We also issued warrants to purchase 108,000 shares of common stock at an exercise price of $3.40 and warrants to purchase 108,000 shares of common stock at an exercise price of $4.40. These warrants expire on 3/16/2010 and no warrants have been exercised to date.

     On March 22, 2007, we received net proceeds of $555,555 from Nutmeg Mercury Fund LLP for the sale of 231,482 shares of common stock. We also issued warrants to purchase 231,482 shares of common stock at an exercise price of $3.40 and warrants to purchase 231,482 shares of common stock at an exercise price of $4.40. In addition, we paid a commission in the amount of $55,555 in cash proceeds as a finder's fee. These warrants expire 03/22/2010 and no warrants have been exercised to date.

     On April 11, 2007, we entered into a Securities Purchase Agreement with Cornell Capital Partners. We issued and sold to Cornell 833,333 shares of common stock at a price per share of $2.40, for an aggregate purchase price of $2,000,000. In connection with the issuance of the common stock, we issued to Cornell a Class A warrant and a Class B warrant, each warrant entitling Cornell to purchase 833,333 shares of our common stock at an exercise price per share of $3.40 and $4.40 respectively. The warrants expire on April 11, 2011. We also entered into a Registration Rights Agreement in connection with this private placement to register for resale the shares of common stock issued to Cornell and the shares of common stock issuable upon exercise of the warrants. Pursuant to the Registration Rights Agreement, we are obligated to file a registration statement within 45 days of the closing and obtain effectiveness no later than 120 days following the closing (or 150 days if the registration statement receives a "full review" by the Securities and Exchange Commission) and maintain its effectiveness until all the shares may be sold without any volume limitations pursuant to Rule 144(k) under the Securities Act of 1933. In the event we do not file the registration statement or obtain its effectiveness within the time periods described above, and if certain other events occur, we will be subject to liquidated damages in an amount in cash equal to one percent of the purchase price paid by Cornell for the shares of common stock issued pursuant to the Purchase Agreement up to a maximum of twelve percent. In connection with the Securities Purchase Agreement, we paid an origination fee to Cornell, which origination fee was paid in the form of 41,666 shares of common stock at a price per share of $2.40 and a cash payment of $95,000.

     On April 11, 2007, we entered into a new Standby Equity Distribution Agreement ("2007 SEDA") with Cornell. Pursuant to the 2007 SEDA, we may, at our discretion, periodically sell to Cornell shares of common stock for a total purchase price of up to $10 million. For each share of common stock purchased under the 2007 SEDA, Cornell will pay us 96% of the lowest closing bid price of our common stock, on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the five trading days immediately following the notice date. Cornell will also retain 5% of the amount of each advance under the 2007 SEDA. Cornell's obligation to purchase shares of our common stock under the 2007 SEDA is subject to certain conditions, including us obtaining an effective registration statement for shares of our common stock sold under the 2007 SEDA and is limited to the greater of (A) $250,000 per five trading days or (B) the average daily dollar value of our common stock for the five trading days immediately preceding the date we send each notice for an advance as determined by multiplying the volume weighted average price of the common stock for such period by the average daily volume over the same period. We paid to a placement agent $5,000 as a placement agent fee under the Placement Agent Agreement relating to the 2007 SEDA The 2007 SEDA has not yet been activated and is not available for funding.

     On May 10, 2007, we entered into a Stock Purchase Agreement with Francisco
J. Rivera Fernandez ("Investor") for the private placement of our common stock, pursuant to which we issued and sold to the investor 700,000 restricted shares of Common Stock and warrants exercisable into an aggregate of 1,400,000 restricted shares of Common Stock, for which 700,000 of such warrants were issued at an exercise price of $3.40 per share and the other 700,000 of such warrants were issued at an exercise price of $4.40 per share. The warrants are exercisable as of the date of issuance and expire three (3) years there from. We granted the Investor piggyback registration rights with respect to the shares and the shares of common stock issuable upon exercise of the warrants.


     Total Dollar Value of Shares Underlying Warrants Registered for Resale

   Warrant Investors          Warrant      Market       Issue Date        Total Dollar     Maturity Date
                              Shares       Price on                       Value
                                           Date of
                                           Issuance
   ------------------------------------------------------------------------------------------------------
   Petr Lisa                  15,000       $2.95        06/05/05          $44,250          05/10/08

   Robert Vujea Rev Trust     37,500       $2.69        07/05/05          $100,875         06/07/08
   UA 1 24 92

   Cornell Capital Partners   650,000      $2.50        09/15/05          $1,625,000       09/15/08

   88 Danbury Road LLC        200,000      $2.68        12/11/06          $536,000         03/11/11

   FB US Investments          208,334      $3.00        03/13/07          $625,002         03/13/10

   Paradigm Group II          108,000      $3.04        03/16/07          $328,320         03/16/10

   Nutmeg Mercury Fund LLLP   231,842      $2.85        03/22/07          $659,724         03/22/10

   Cornell Capital            833.333      $2.95        04/11/07          $2,458,332       04/11/11

   Nutmeg Environmental LP    12,500       $2.44        09/20/05          $30,500          09/20/08


Total Shares:     2,296,149        Average Market Price on       Total Dollar Value:   $6,408,003
                                   Date of Issuance:  $2.79


     Payments to Selling Securityholders in Connection with Private Placements

Payment Recipient                                            Payment Amount
-----------------                        --------------------------------------------------------
                                         Cash           Common Stock/ Market   Warrants/Exercise
                                                        Price Per Share on           Price
                                                        Issuance Date
                                         --------------------------------------------------------
FB Investments(1)                                       20,834/$3.00              20,834/$3.40

                                                                                  20,834/$4.40

Paradigm Group(2)                                       12,000/$3.04              12,000/$3.40

                                                                                  12,000/$4.40

Nutmeg Mercury Fund, LLP(3)              $55,555

Cornell Capital Partners LP(4)           $95,000        41,666/$2.40

Newbridge Securities Corporation(5)      $5,000


                                       72

(1) On March 13, 2007, we received net proceeds of $500,002 from FB Investments for the sale of 208,334 shares of our common stock, the issuance of warrants to purchase 208,334 shares of our common stock exercisable at $3.40 per share and warrants to purchase 208,334 shares of our common stock exercisable at $4.40 per share. FB Investments received the payment as a fee in connection with this transaction.

(2) On March 16, 2007, we received net proceeds of $259,200 from Paradigm Group for the sale of 108,000 shares of our common stock. We also issued warrants to purchase 108,000 shares of our common stock at an exercise price of $3.40 per share and warrants to purchase 108,000 shares of our common stock at an exercise price of $4.40 per share. Paradigm Group received the payment as a fee in connection with this transaction.

(3) On March 22, 2007, we received net proceeds of $555,555 from Nutmeg Mercury
Fund LLP for the sale of 231,482 shares of our common stock. We also issued warrants to purchase 231,482 shares of our common stock at an exercise price of $3.40 per share and warrants to purchase 231,482 shares of our common stock at an exercise price of $4.40 per share. Nutmeg Mercury Fund LLP received the commission as a fee in connection with this transaction.

(4) On April 11, 2007, we entered into a Securities Purchase Agreement with
Cornell Capital Partners LP, ("Cornell"). We issued and sold to Cornell 833,333 shares of our common stock at a price per share of $2.40, for an aggregate purchase price of $2,000,000. In connection with the issuance of our common stock, we issued to Cornell a Class A warrant and a Class B warrant, each warrant entitling Cornell to purchase 833,333 shares of our common stock at an exercise price per share of $3.40 and $4.40, respectively. The warrants expire on April 11, 2011. Cornell received the payment as an origination fee in connection with the Securities Purchase Agreement.

(5) On April 11, 2007, we entered into a Standby Equity Distribution Agreement
(the "2007 SEDA") with Cornell. Pursuant to the 2007 SEDA, we may, at our discretion, periodically sell to Cornell shares of our common stock for a total purchase price of up to $10 million. For each share of our common stock purchased under the 2007 SEDA, Cornell will pay us 96% of the lowest closing bid price of our common stock for the five trading days immediately following the notice date. Cornell will also retain 5% of the amount of each advance under the 2007 SEDA. Cornell's obligation to purchase shares of our common stock under the 2007 SEDA is subject to certain conditions and limitations, including our obtaining an effective registration statement for shares of our common stock sold under the 2007 SEDA. Newbridge Securities Corporation received the grant as a placement agent fee in connection with this transaction under the Placement
Agent Agreement relating to the 2007 SEDA. The 2007 SEDA has not yet been activated and is not available for funding.


                                       73

     Prior Transactions with Selling Securityholders

Shareholder                 Date of             Number of Shares   Number of Shares    Percentage of Total Issued   Market Price Per
                            Transaction         Issued and         Issued or           and Outstanding Shares       Share Prior to
                                                Outstanding        Issuable in         Issued or Issuable in the    Transaction
                                                Prior to           Transaction         Transaction
                                                Transaction
------------------------------------------------------------------------------------------------------------------------------------
Paradigm/Startech 2002 LLP  1/29/2003           9,448,318          882,353             9.3%                         $1.18

Paradigm Group II, LLC      12/19/2003          16,173,062         173,913             1.1%                         $1.80

Paradigm Millennium Fund    2/8/2004            16,681,488         265,487             1.6%                         $3.95

Paradigm/Environmental      2/9/2004            17,167,196         174,779             1.0%                         $3.95
2004 LP

Nutmeg Environmental, L.P.  2/9/2004            17,395,533         50,442              0.3%                         $3.95

Nutmeg Environmental, L.P.  3/4/2004            17,715,557         206,018             1.2%                         $4.40

Paradigm/Environmental      3/4/2004            18,019,922         78,053              0.4%                         $4.40
2004 LP

Nutmeg Environmental, L.P.  8/11/2005           18,212,688         92,572              0.5%                         $2.50

Cornell Capital Partners    9/15/2005           18,117,608         3,966,956           21.9%                        $2.55
LP

Nutmeg Environmental, L.P.  9/20/2005           22,047,064         37,500              0.2%                         $2.44

Nutmeg Environmental, L.P.  1/29/2006           18,653,367         120,000             0.6%                         $1.75

Cornell Capital Partners    4/22/2006           18,777,367         543,478             2.9%                         $3.40
LP

FB US Investments LLC       5/23/2006           19,336,533         1,300,000           6.7%                         $3.75

Cornell Capital Partners    1/12/2007           20,724,364         271,339             1.3%                         $2.30
LP

FB US Investments LLC       3/13/2007           21,372,185         229,168             1.1%                         $3.00

Paradigm Group II, LLC      3/16/2007           21,481,353         120,000             0.6%                         $3.04

Nutmeg Mercury Fund LLP     3/22/2007           22,115,358         231,482             1.0%                         $2.85

Cornell Capital Partners    4/11/2007           21,471,840         875,000             4.1%                         $3.00
LP

                                       74

     As of October 15, 2007, the market price per share of the class of securities subject to each of the transactions was $2.05.

     Shares Previously Registered for Resale by Selling Securityholders and/or their Affiliates


     The following shares were registered for resale by the selling shareholders or affiliates of the selling shareholders in prior Registration Statement No.
333-96885:

                                    Shares of Common      Number of
                                         Stock            Shares of
                                      Beneficially      Common Stock            Common Stock
                                         Owned             Offered           Beneficially Owned
                                       Before the        Pursuant to        After the Offering (2)
                                        Offering        Registration    -----------------------------
Name of Beneficial Owner               Number(1)          Statement         Number       Percentage
-----------------------------       -------------       ------------    -----------------------------
Nutmeg Environmental, L.P.            381,946 (2)        381,946 (2)           0             *
Paradigm/Startech 2000 LLP          1,123,607 (3)        253,846 (3)     869,761             5.0%
Paradigm/Startech 2002, L.P.          492,746 (4)        492,746 (4)           0             *
Paradigm Group, LLC (5)               173,913 (5)        173,913 (5)           0             *
Paradigm Millennium Fund, L.P.        530,974 (6)        530,974 (6)           0             *
Paradigm Environmental 2004, L.P.     505,664 (7)        505,664 (7)           0             *
Robert Vujea Revocable Trust          280,000 (8)        250,000 (8)      30,000             *
The Nutmeg Group, L.L.C.            1,402,934 (9)      1,402,934 (9)           0             *

--------------
*    Represents less than one percent.

(1) Includes shares of common stock issuable upon exercise of the warrants issued in the private placements.

(2) Includes 190,973 shares of common stock issuable upon the exercise of warrants.

(3) Includes 126,923 shares of common stock issuable upon the exercise of warrants, which shares of common stock were previously registered under Registration Statement No. 333-96885.

(4) Includes 246,373 shares of common stock issuable upon the exercise of warrants.

(5) Does not include: (i) 1,123,607 shares of common stock, of which 126,923 are issuable upon the exercise of warrants, beneficially owned by Paradigm/Startech 2000 LLP, for which Paradigm Group, LLC is the general partner; (ii) 538,726 shares of common stock, of which 246,373 are issuable upon the exercise of warrants, beneficially owned by Paradigm/Startech 2002
     L.P., for which Paradigm Group, LLC is the general partner; (iii) 505,664 shares of common stock, of which 252,832 are issuable upon the exercise of

                                       75

     warrants, beneficially owned by Paradigm/Environmental 2004 L.P., for which Paradigm Group, LLC is the general partner; and (iv) 530,974 shares of common stock, of which 265,487 are issuable upon the exercise of warrants, beneficially owned by Paradigm Millenium Fund L.P., for which Paradigm Group, LLC is the general partner. Sheldon Drobny, in his capacity as Managing Director of Paradigm Group, LLC, may also be deemed to have investment discretion and voting power of the shares held by Paradigm Group, LLC. Mr. Drobny disclaims any beneficial ownership of the shares.

(6) Includes 265,487 shares of common stock issuable upon the exercise of warrants.

(7) Includes 252,832 shares of common stock issuable upon the exercise of warrants.

(8) Includes 250,000 shares of common stock issuable upon the exercise of warrants, which shares of common stoch were previously registered under Registration Statement No. 333-96885.

(9) Includes 701,467 shares of common stock issuable upon the exercise of warrants.

                              PLAN OF DISTRIBUTION

     The selling stockholders, or their pledgees, donees, transferees, or any of their successors in interest selling shares received from a named selling stockholder as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus (all of whom may be selling stockholders), may sell some or all of the shares of our common stock covered by this prospectus from time to time on the NASD Over-the-Counter Bulletin Board or any stock exchange or automated interdealer quotation system or tracking facility on which the shares are listed, in the over-the-counter market, in privately negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at prices otherwise negotiated. The selling stockholders may sell the shares of our common stock covered by the prospectus by one or more of the following methods, without limitation:

     o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

     o block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     o purchases by a broker-dealer as principal and resale by the broker-dealer for its account pursuant to this prospectus;

     o an exchange distribution in accordance with the rules of the applicable stock exchange on which the shares are listed;

     o    privately negotiated transactions;

     o short sales, either directly or with a broker-dealer or an affiliate thereof;

     o broker-dealers may agree with a selling stockholder to sell a specified number of shares at a stipulated price per share;

     o through the writing or settlement of options or other hedging transactions relating to the shares, whether or not the options are listed on an options exchange or otherwise;

     o through loans or pledges of the shares to a broker-dealer or an affiliate thereof;

     o by entering into transactions with third parties who may (or may cause others to) issue securities convertible or exchangeable into, or the return of which is derived in whole or in part from the value of, our common stock;

     o through the distribution of shares of our common stock by any selling stockholder to its partners, members, stockholders, investors, interest holders and/or creditors or to the partners, members, investors, stockholders, interest holders and/or creditors of its affiliates;

     o one or more underwritten offerings on a firm commitment or best efforts basis;

     o    a combination of any such methods of sale; or

     o    any other method permitted pursuant to applicable law.

     The selling stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended, if available, rather than under this prospectus.

     Broker-dealers or underwriters engaged by the selling stockholders may participate in effecting sales of our shares, and any broker-dealers or underwriters may arrange for other brokers-dealers to participate in sales of our shares. These broker-dealers or underwriters may act as principals, or as agents of a selling stockholder. Broker dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with NASDR Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASDR IM-2440.

     In connection with the sale of the common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our common stock in the course of hedging the positions they assume. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus.

     The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such stockholders, broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person who is to distribute the common stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

     We are required to pay certain fees and expenses incurred by us incident to the registration of certain shares covered by this prospectus. We have agreed to indemnify certain of the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act. Certain of the selling stockholders have agreed to indemnify us in certain circumstances against certain liabilities, including liabilities under the Securities Act, as amended. We and certain selling stockholders have also agreed, if these indemnification procedures are unavailable, to contribute to certain liabilities incurred by the others, including in respect of liabilities under the Securities Act.

     Because selling stockholders may be deemed to be "underwriters" within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling stockholders.

     We agreed to register the shares under the Securities Act and to keep the registration statement of which this prospectus is a part, effective until the earlier of (i) the date on which the shares may be resold by the selling stockholders without registration and without regard to any volume limitations by reason of Rule 144(k) under the Securities Act or any other rule of similar effect or (ii) the date all of the shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect.

     The shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

     Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of sale (including by compliance with Rule 172 under the Securities Act).

     We will not receive any proceeds from the sale of securities by the selling securityholders hereto. However, we may receive cash proceeds to the extent any of the warrants are exercised for cash.

     We cannot assure you that the selling stockholders will sell all or any portion of the shares of our common stock offered hereby.

                            DESCRIPTION OF SECURITIES

     We are authorized by our articles of incorporation to issue an aggregate of 800,000,000 shares of common stock, no par value, and 10,000,000 shares of preferred stock, no par value.

     Under the terms of our articles of incorporation, our board of directors is authorized to issue the shares of preferred stock in one or more series without shareholder approval. Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences of each series of preferred stock.

     The purpose of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a shareholder vote on specific issuances. The issuance of preferred stock, while providing desirable flexibility in connection with raising capital as well as for possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from acquiring, a majority of our outstanding voting stock.

Common Stock

     As of October 22, 2007, there were 23,067,909 shares of our common stock outstanding that were held of record by approximately 548 shareholders. Holders of our common stock are entitled to one vote per share for each share held on all matters submitted to a vote of the shareholders. There are no cumulative voting rights in the election of directors and, accordingly, holders of a majority of the shares entitled to vote in any election of directors may elect all of the directors standing for election. Subject to preferential rights with respect to any outstanding preferred stock, holders of our common stock are entitled to receive dividends proportionately as may be declared by our board of directors out of funds legally available. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share proportionately in our available assets after payments of all debts and other liabilities. Holders of our common stock have no preemptive, subscription, redemption or conversion rights. Outstanding shares of our common stock are, and the shares of our common stock offered hereby, will upon completion of the offering, be, validly issued, fully paid and nonassessable. The rights, preferences and privileges of holders of our common stock are subject to and may be adversely affected by rights of the holders of shares of currently issued and outstanding preferred stock and any series of preferred stock, which we may designate and issue in the future.

Preferred Stock

     Under the terms of our articles of incorporation, our board of directors is authorized to issue shares of preferred stock in one or more series without shareholder approval. Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

     The purpose of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a shareholder vote on specific issuances. The issuance of preferred stock, while providing desirable flexibility in connection with raising capital as well as for possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from acquiring, a majority of our outstanding voting stock.

Warrants

     In connection with the private placement transaction dated November 4, 2004, we issued warrants to purchase 204,777 shares of our common stock in three equal tranches. Pursuant to the first tranche, we issued warrants to purchase 68,259 shares of our common stock at an exercise price of $5.71 per share. Pursuant to the second tranche, we issued warrants to purchase 68,259 shares of our common stock at an exercise price of $7.71 per share. Pursuant to the third tranche, we issued warrants to purchase 68,259 shares of our common stock at an exercise price of $9.91 per share. Each tranche is scheduled to expire on November 1, 2007. None of these warrants have been exercised as of the date of this prospectus.

     In connection with the private placement transaction dated December 8, 2004, we issued warrants to purchase 70,929 shares of our common stock in three tranches. Pursuant to the first tranche, we issued warrants to purchase 23,643 shares of our common stock at an exercise price of $5.95 per share. Pursuant to the second tranche, we issued warrants to purchase 23,643 shares of our common stock at an exercise price of $7.95 per share. Pursuant to the third tranche, we issued warrants to purchase 23,543 shares of our common stock at a price of $9.95 per share. Each tranche is scheduled to expire on December 8, 2007. None of these warrants have been exercised as of the date of this prospectus.

     In connection with the private placement transaction dated May 26, 2005, we issued warrants to purchase 101,010 shares of our common stock in three equal tranches. Pursuant to the first tranche, we issued warrants to purchase 33,670 shares of our common stock at an exercise price of $4.50 per share. Pursuant to the second tranche, we issued warrants to purchase 33,670 shares of our common stock at an exercise price of $6.50 per share. Pursuant to the third tranche, we issued warrants to purchase 33,670 shares of our common stock at an exercise price of $8.50 per share. Each tranche is scheduled to expire on May 26, 2008. None of these warrants have been exercised as of the date of this prospectus.

     In connection with the private placement transaction dated June 7, 2005, we issued warrants to purchase 37,500 shares of our common stock at an exercise price of $3.20 per share. These warrants are set to expire on June 7, 2008. None of these warrants have been exercised as of the date of this prospectus.

     In connection with the private placement transaction dated June 10, 2005, we issued warrants to purchase 15,000 shares of our common stock at an exercise price of $3.31 per share. These warrants are set to expire on June 10, 2008. None of these warrants have been exercised as of the date of this prospectus.

     In connection with the private placement transaction dated June 29, 2005, we issued warrants to purchase 96,153 shares of our common stock in three equal tranches. Pursuant to the first tranche, we issued warrants to purchase 32,051 shares of our common stock at an exercise price of $4.63 per share. Pursuant to the second tranche, we issued warrants to purchase 32,051 shares of our common stock at an exercise price of $6.63 per share. Pursuant to the third tranche, we issued warrants to purchase 32,051 shares of our common stock at an exercise price of $8.63 per share. Each tranche is scheduled to expire on June 29, 2008. None of these warrants have been exercised as of the date of this prospectus.

     In connection with the private placement transaction dated September 6, 2005, we issued warrants to purchase 92,572 shares of our common stock in three tranches. Pursuant to the first tranche, we issued warrants to purchase 30,857 shares of our common stock at a price of $4.57 per share. Pursuant to the second tranche, we issued warrants to purchase 30,857 shares of our common stock at an exercise price of $6.57 per share. Pursuant to the third tranche, we issued warrants to purchase 30,858 shares of our common stock at an exercise price of $8.57 per share. Each tranche is scheduled to expire on September 6, 2008. None of these warrants have been exercised as of the date of this prospectus.

     In connection with the private placement transaction dated September 15, 2005, we issued warrants to purchase 650,000 shares of our common stock at an exercise price of $2.53 per share. These warrants are scheduled to expire on September 15, 2008. None of these warrants have been exercised as of the date of this prospectus.

     In connection with the private placement transaction dated September 20, 2005, we issued warrants to purchase 37,500 shares of our common stock in three equal tranches. Pursuant to the first tranche, we issued warrants to purchase 12,500 shares of our common stock at an exercise price of $4.38 per share. Pursuant to the second tranche, we issued warrants to purchase 12,500 shares of our common stock at an exercise price of $6.38 per share. Pursuant to the third tranche, we issued warrants to purchase 12,500 shares of our common stock at an exercise price of $8.38 per share. Each tranche is scheduled to expire on September 20, 2008. None of these warrants have been exercised as of the date of this prospectus. The average exercise price of all warrants outstanding is $4.67 per share.

     A summary of warrant activity is as follows:

                                                Number of  Weighted Average
                                                Warrants    Exercise Price
                                            --------------- ---------------

Outstanding, October 31, 2003                    2,206,786           $4.82
Granted                                          1,058,169           $5.89
Exercised                                                -           $  -
Forfeited                                        (396,464)          $15.00
                                            --------------- ---------------

Outstanding, October 31, 2004                    2,868,491           $3.81
Granted                                          1,305,442           $4.68
Exercised                                         (10,577)           $3.34
Forfeited                                        (917,392)           $3.34
                                            --------------- ---------------

Outstanding, October 31, 2005                    3,245,964           $4.29
Granted                                          2,730,000           $5.50
Exercised                                        (120,000)           $1.80
Forfeited                                        (762,353)           $1.80
                                            ---------------

Outstanding, October 31, 2006                    5,093,611           $5.23
                                                 =========           =====

Exercisable, October 31, 2006                    5,093,611           $5.23
                                                 =========           =====

     The following table summarizes warrant information as of October 31, 2006:

                                           Warrants Outstanding
                  ----------------------------------------------------------------------
                        Number              Weighted Average               Number
   Exercise           Outstanding               Remaining                Exercisable
    Prices        At October 31, 2006   Contractual Life (years)     At October 31, 2006
    ------        -------------------   ------------------------     -------------------

    $ 2.53               650,000                       1.92                  650,000
    $ 3.20                37,500                       1.67                   37,500
    $ 3.31                15,000                       1.67                   15,000
    $ 4.38                12,500                       1.92                   12,500
    $ 4.50                33,670                       1.58                   33,670
    $ 4.57                30,858                       1.83                   30,858
    $ 4.63                32,051                       1.67                   32,051
    $ 4.89               352,723                       1.33                  352,723
    $ 5.00             1,365,000                       2.58                1,365,000
    $ 5.71                68,259                       1.08                   68,259
    $ 5.89               352,723                       1.33                  352,723
    $ 5.95                23,643                       1.17                   23,643
    $ 6.00             1,365,000                       2.58                1,365,000
    $ 6.38                12,500                       1.92                   12,500
    $ 6.50                33,670                       1.58                   33,670
    $ 6.57                30,857                       1.83                   30,857
    $ 6.63                32,051                       1.67                   32,051
    $ 6.89               352,723                       1.33                  352,723
    $ 7.71                68,259                       1.08                   68,259
    $ 8.05                23,643                       1.17                   23,643
    $ 8.38                12,500                       3.00                   12,500
    $ 8.50                33,670                       1.58                   33,670
    $ 8.57                30,857                       1.83                   30,857
    $ 8.63                32,052                       1.67                   32,052
    $ 9.71                68,259                       1.08                   68,259
    $ 10.05               23,643                       1.17                   23,643
                       ---------                                           ---------
                       5,093,611                                           5,093,611
                       =========                                           =========

                                       82

     On January 29, 2006, warrants to purchase 120,000 shares of our common stock were exercised by one accredited investor at a price of $1.80 per share, resulting in net proceeds of $216,000.

     On May 23, 2006, we entered into a Stock Purchase and Registration Rights Agreement, also referred to herein as the FB Agreement, with FB U.S. Investments, L.L.C., also referred to herein as the FB Investor, pursuant to which the FB Investor purchased 1,300,000 shares of our common stock for aggregate gross proceeds of $2,600,000. In addition to the shares of our common stock, we issued to the FB Investor warrants to purchase an aggregate of 2,600,000 shares of our common stock, also referred to herein as the FB Investor Warrants, with an exercise price of $5.00 per share with respect to one-half of the FB Investor Warrants and $6.00 for the other half. These warrants expire on May 23, 2009 and none have been exercised as of the date of this prospectus. Pursuant to the FB Agreement, we granted the FB Investor piggyback registration rights with respect to the shares of our common stock purchased by the FB Investor as well as the shares of common stock issuable upon exercise of the FB Investor Warrants. In addition, we issued 65,000 shares of our common stock valued at $130,000, warrants to purchase 130,000 shares of our common stock, and paid cash to the placement agent of $130,000 with respect to this transaction.

     On December 11, 2006, in connection with a lease agreement for our new headquarters location at 88 Danbury Road, Wilton, CT 06897, we issued a warrant to our landlord, "88 Danbury Road LLC," for the right to purchase 200,000 shares of our common stock at an exercise price of $3.00 per share. These warrants will expire on March 11, 2011 and none have been exercised as of the date of this prospectus.

     On March 13, 2007, we received net proceeds of $500,002 from the FB Investor for the sale of 208,334 shares of our common stock. In connection with this transaction, we also issued warrants to the FB Investor to purchase 208,334 shares of our common stock at an exercise price of $3.40 per share and warrants to purchase 208,334 shares of our common stock at an exercise price of $4.40 per share. These warrants will expire on March 13, 2010. None of these warrants have been exercised as of the date of this prospectus.

     On March 16, 2007, we received net proceeds of $259,200 from Paradigm Group II LLC for the sale of 108,000 shares of our common stock. In connection with this sale, we also issued Paradigm Group II LLC warrants to purchase 108,000 shares of our common stock at an exercise price of $3.40 per share and warrants to purchase 108,000 shares of our common stock at an exercise price of $4.40 per share. These warrants will expire on March 16, 2010. None of these warrants have been exercised as of the date of this prospectus.

     On March 22, 2007, we received net proceeds of $555,555 from Nutmeg Mercury Fund LLP, or Nutmeg, for the sale of 231,482 shares of our common stock. We also issued Nutmeg warrants to purchase 231,482 shares of our common stock at an exercise price of $3.40 per share and warrants to purchase 231,482 shares of our common stock at an exercise price of $4.40 per share. In addition, we paid a commission in the amount of $55,555 in cash as a finder's fee in connection with this transaction. These warrants will expire on March 22, 2010. None of these warrants have been exercised as of the date of this prospectus.

     On April 11, 2007, as previously described herein, we entered into the 2007 Cornell SPA with Cornell. We issued and sold to Cornell 833,333 shares of our common stock at a price per share of $2.40, for an aggregate purchase price of $2,000,000. In connection with this issuance, we issued to Cornell a Class A warrant and a Class B warrant, each warrant entitling Cornell to purchase 833,333 shares of our common stock at an exercise price per share of $3.40 and $4.40, respectively. The warrants expire on April 11, 2011. None of these warrants have been exercised as of the date of this prospectus.

     On May 10, 2007, we entered into a Stock Purchase Agreement with Francisco
J. Rivera Fernandez, also referred to herein as the Investor, for the private placement of our common stock, pursuant to which we issued and sold to the Investor 700,000 restricted shares of our common stock and warrants exercisable for an aggregate of 1,400,000 restricted shares of our common stock, of which half of such warrants have an exercise price of $3.40 per share and the other half of such warrants have an exercise price of $4.40 per share. The warrants are exercisable as of the date of issuance and expire on May 10, 2010. In connection with this transaction, we granted to the Investor piggyback registration rights for the shares of our common stock issuable upon exercise of these warrants in the event Cornell exercises its registration rights.

Limitation on Director's Liability

     Our articles of incorporation contain provisions that allow for the indemnification of directors, officers, employees or other agents of our company to the fullest extent permitted under Colorado law. The articles of incorporation also provide that our directors shall not be personally liable to our company or our shareholders for monetary damages for breach of their fiduciary duty as directors, including gross negligence, except in circumstances involving intentional misconduct. However, a director shall remain liable for any breach of the director's duty of loyalty to our company or our shareholders and for acts or omissions made not in good faith or that involve intentional misconduct or a knowing violation of the law.

     These provisions do not eliminate a director's duty of care nor do they prevent recourse against directors through equitable remedies or injunctive relief. Moreover, the provisions do not apply to claims against a director for violations of securities laws, including federal securities laws.

Transfer Agent and Registrar

     The transfer agent and registrar for our common stock is Corporate Stock Transfer, Inc., 3200 Cherry Creek Drive South, Suite 430, Denver, CO 80209, and its telephone number is (303) 282-4800.

                         SHARES ELIGIBLE FOR FUTURE SALE

     Future sales of a substantial number of shares of our common stock in the public market, or the perception that such sales may occur, could adversely affect trading prices of our common stock from time to time. As of October 22, 2007, 23,067,909 shares of our common stock are issued and outstanding. Of these shares, 5,641,203 shares will be freely tradable without restriction or further registration under the Securities Act by 8,638,428, except for any shares which are owned by an affiliate of us as that term is defined in Rule 144 under the Securities Act and that are not registered for resale under this prospectus.

Rule 144

     In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated) who has beneficially owned its, his or her shares of common stock for at least one year from the date such securities were acquired from us or an affiliate of ours would be entitled to sell within any three-month period a number of shares that does not exceed 1% of the then outstanding shares of our common stock (as most recently reported). Sales under Rule 144 are also subject to certain manner-of-sale provisions, notice requirements and the availability of current public information about us.

Rule 144(k)

     Under Rule 144(k), however, a person who has held restricted securities for a minimum of two years from the later of the date that such securities were acquired from us or an affiliate of ours and who is not, and for the three months prior to the sale of such restricted securities has not been, an affiliate of ours, is free to sell such shares of common stock without regard to the volume, manner-of-sale, public information and the other limitations contained in Rule 144. The foregoing summary is not intended to be a complete discussion of Rule 144.

                        CHANGES IN CERTIFYING ACCOUNTANTS

     The independent auditing firm of Kostin, Ruffkess & Company, LLC also referred to herein as KRC, which had been auditing our financial statements, made a decision to discontinue the provision of auditing services to publicly traded companies. As a result, KRC discontinued providing auditing services to us effective January 31, 2005.

     The report issued by KRC on our financial statements for the fiscal year ended October 31, 2004 did not contain any adverse opinion or a disclaimer of opinion, or any qualification or modification as to uncertainty, audit scope or accounting principles. During our fiscal year ended October 31, 2004 and through January 31, 2005, there were no disagreements with KRC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of KRC, would have caused KRC to make reference to the subject matter of the disagreement in connection with its reports.

     Our audit committee conducted an extensive search for other qualified auditing firms and on January 21, 2005, our board of directors, upon recommendation and approval of the audit committee, retained the services of Marcum & Kliegman LLP located in New York, New York, effective February 1, 2005, to act as our independent registered public accounting firm to audit our financial statements for the fiscal year ending October 31, 2005.

                                  LEGAL MATTERS

     Certain legal matters in connection with this offering were passed upon for us by Schuchat, Herzog & Brenman, LLC, Denver, Colorado.

                                     EXPERTS

     Our consolidated financial statements for the fiscal years ended October 31, 2006 and 2005 included in this prospectus have been audited by Marcum & Kliegman LLP, as set forth in their report dated January 9, 2007 except for the last paragraph of Note 7, as to which the date is January 26, 2007. The consolidated financial statements referred to above are included herein in reliance upon the authority of said firm as experts in accounting and auditing.

     Our consolidated financial statements for the fiscal year ended October 31, 2004 included in this prospectus have been audited by Kostin, Ruffkess & Company, LLC, as set forth in their report. The consolidated financial statements referred to above are included herein in reliance upon the authority of said firm as experts in giving such report.

                       WHERE YOU CAN FIND MORE INFORMATION

     We have filed with the Securities and Exchange Commission, a Registration Statement on Form S-1 under the Securities Act with respect to the securities offered in this prospectus. This prospectus does not contain all the information set forth in the Registration Statement or the exhibits to the Registration Statement. For further information relating to us, we refer you to the Registration Statement and its exhibits.

     Statements in this prospectus regarding the terms of any contract or document are not necessarily complete and in each instance, if the contract or document is filed as an exhibit to the Registration Statement, we refer you to the copy of the contract or other document filed as an exhibit. Each statement is qualified in all respects by the relevant reference.

     We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. We furnish our shareholders with annual reports containing financial statements certified by an independent public accounting firm. All of these filings are available to the public over the Internet at the Securities and Exchange Commission's website at http://www.sec.gov. You may read and copy any filed document at the Securities and Exchange Commission's public reference room in Washington, D.C. at 100 F. Street, N.E., Judiciary Plaza, Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the public reference room.



                          STARTECH ENVIRONMENTAL CORPORATION

                                   Table of Contents

                  For The Years Ended October 31, 2006, 2005 and 2004







                                                                              Page
                                                                              ----
Report of Independent Registered Public Accounting Firm                            F-2

Independent Auditors' Report                                                       F-3

Consolidated Balance Sheets                                                        F-4

Consolidated Statements of Operations                                              F-5

Consolidated Statements of Changes in Stockholders' Equity                         F-6

Consolidated Statements of Cash Flows                                              F-7

Supplemental Disclosure of Cash Flow Information                                   F-8

Notes to Consolidated Financial Statements                                   F-9 - F-26

Condensed Consolidated Balance Sheets - July 31, 2007 and October 31, 2006         F-27

Condensed Consolidated Statements of Operations for the Three and Nine
  Months Ended July 31, 2007 and 2006                                              F-28

Condensed Consolidated Statements of Cash Flows for the Nine Months Ended
  July 31, 2007 and 2006                                                           F-29

Notes to Condensed Consolidated Financial Statements                        F-30 - F-38




                                       F-1

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
             -------------------------------------------------------


To the Audit Committee of the Board of Directors and Shareholders of Startech Environmental Corporation

We have audited the accompanying consolidated balance sheets of Startech
Environmental Corporation ("the Company") as of October 31, 2006 and October 31,
2005, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company
Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Startech Environmental
Corporation as of October 31, 2006 and 2005, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles (United States).

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 2, the Company has no significant recurring revenues and has incurred significant losses since inception. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



/s/ Marcum & Kliegman LLP



New York, NY
January 9, 2007, except for the last paragraph of Note 7, as to which the date is January 26, 2007


                                       F-2

To the Board of Directors
Startech Environmental Corporation

                          INDEPENDENT AUDITORS' REPORT


We have audited the accompanying consolidated statements of operations, changes in stockholders' equity and cash flows of Startech Environmental Corporation for the year ended October 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company
Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the results of its operations, changes in stockholders' equity and its cash flows of Startech Environmental Corporation for the year ended October 31, 2004, in conformity with U.S. generally accepted accounting principals.





Farmington, Connecticut
December 15, 2004




                                       F-3

                          STARTECH ENVIRONMENTAL CORPORATION
                              Consolidated Balance Sheets
                               October 31, 2006 and 2005

                                                              2006            2005
                                                          ------------    ------------
                                     Assets
                                     ------
Current assets:
   Cash and cash equivalents                              $  2,279,914    $  2,489,529
   Accounts receivable                                            --            56,106
   Note receivable                                             385,000            --
   Inventories                                                 338,675         326,392
   Prepaid expenses and other current assets                     3,007          40,008
                                                          ------------    ------------

Total current assets                                         3,006,596       2,912,035

Equipment and leasehold improvements, net                    2,064,454       2,141,755

Deferred financing costs, net                                   13,783         251,610
Deferred offering costs                                           --           239,595
Other assets                                                    89,266          89,266
                                                          ------------    ------------


Total assets                                              $  5,174,099    $  5,634,261
                                                          ============    ============

                      Liabilities and Stockholders' Equity
                      ------------------------------------

Current liabilities:
   Accounts payable                                       $    153,442    $    109,225
   Other accrued expenses                                       90,443         363,351
   Convertible notes, net of deferred debt discount of
     $101,858 and $1,897,871 as of October 31, 2006 and
     October 31, 2005, respectively.                           589,263         402,129
   Detachable warrants                                         544,286         819,884
   Conversion option on convertible notes                      280,632       1,098,758
   Customer deposits and deferred revenue                    2,009,792       1,187,796
   Capital lease payable                                          --               242
                                                          ------------    ------------

      Total liabilities                                      3,667,858       3,981,385
                                                          ------------    ------------

Stockholders' equity:
Preferred stock, no par value, 10,000,000 shares
  authorized; none issued and outstanding                         --              --
Common stock; no par value; 800,000,000 shares
  authorized; 27,915,287 issued and 20,718,387
  outstanding at October 31, 2006 and 23,121,569
  issued and 18,641,569 outstanding at October 31, 2005     28,929,534      25,142,363
Additional paid-in-capital                                   3,780,197       1,742,745
Deferred offering costs                                       (341,551)       (990,000)
Accumulated deficit                                        (30,861,939)    (24,242,232)
                                                          ------------    ------------

      Total stockholders' equity                             1,506,241       1,652,876
                                                          ------------    ------------
Total Liabilities and Stockholders' Equity                $  5,174,099    $  5,634,261
                                                          ============    ============


The accompanying notes are an integral part of the consolidated financial statements.

                                       F-4

                                    STARTECH ENVIRONMENTAL CORPORATION
                                  Consolidated Statements of Operations
                           For The Years Ended October 31, 2006, 2005 and 2004


                                                                          Year Ended October 31,
                                                               --------------------------------------------
                                                                   2006            2005            2004
                                                               ------------    ------------    ------------

Revenue                                                        $    948,794    $    290,087    $  1,708,768

Cost of revenue                                                     307,308          68,718         628,756
                                                               ------------    ------------    ------------

Gross profit                                                        641,486         221,369       1,080,012
                                                               ------------    ------------    ------------


Operating Expenses:
Selling expenses                                                    682,984         871,246         928,619
Research and development expenses                                   324,834         337,898         353,099
General and administrative expenses                               2,947,838       2,672,781       2,251,881
Abandoned project costs                                                --           187,154            --
Depreciation and amortization expenses                              193,092         213,767         208,132
                                                               ------------    ------------    ------------
Total operating expenses                                          4,148,748       4,282,846       3,741,731
                                                               ------------    ------------    ------------

Loss from operations                                             (3,507,262)     (4,061,477)     (2,661,719)
                                                               ------------    ------------    ------------

Other income (expense):
  Interest income                                                    98,594          26,071          29,491
  Interest expense                                                 (154,687)        (18,512)         (1,705)
  Amortization of deferred financing costs                         (237,827)        (35,944)           --
  Amortization of deferred debt discount                         (1,796,511)       (271,124)           --
  Terminated offering costs                                        (888,044)           --              --
  Change in value of warrants and conversion option                (173,301)        250,353            --
  Other income                                                       64,508         454,035            --
  Loss on disposition of asset                                      (22,500)           --              --
                                                               ------------    ------------    ------------

     Total other income(expense)                                 (3,109,768)        404,879          27,786
                                                               ------------    ------------    ------------

Net loss before income taxes                                     (6,617,030)     (3,656,598)     (2,633,933)

Income tax expense                                                    2,677          22,190          12,473
                                                               ------------    ------------    ------------

Net loss                                                       ($ 6,619,707)   ($ 3,678,788)   ($ 2,646,406)
                                                               ============    ============    ============

Per share data:
Net loss per share-basic and diluted                           ($      0.34)   ($      0.21)   ($      0.16)
                                                               ============    ============    ============
Weighted average common shares outstanding-basic and diluted     19,643,127      17,920,582      16,872,391
                                                               ============    ============    ============


          The accompanying notes are an integral part of the consolidated financial statements.

                                                F-5

                                   STARTECH ENVIRONMENTAL CORPORATION
                      Consolidated Statements of Changes in Stockholders' Equity
                          For the Years Ended October 31, 2006, 2005 and 2004


                                                Preferred
                                                 Shares          Amount       Common Shares     Amount
                                              ------------    ------------    ------------   ------------


Balance, October 31, 2003                            2,645    $     26,453      16,134,122   $ 19,536,077
Shares issued for 401(k) plans                        --              --            16,060         62,932
Shares issued for cash                                --              --         1,232,080      2,506,461
Preferred shares converted to common shares         (2,645)        (26,453)         12,853         26,453
Shares issued for services rendered                   --              --            13,772         45,000
Exercise of stock options                             --              --           152,000        275,560
Stock subscription receivable                         --              --              --          (10,150)


Net loss                                              --              --              --             --
                                              ------------    ------------    ------------   ------------

Balance, October 31, 2004                             --              --        17,560,887     22,442,333


Issuance of common stock for cash                     --              --           642,944      1,589,580
Shares issued for 401(k) plans                        --              --            20,857         63,073
Exercise of stock options                             --              --            15,000         22,050
Exercise of warrants                                  --              --            10,577         35,327
Issuance of common stock in connection
  with securities agreement                           --              --           391,304        990,000
Issuance of common stock to be held in
  escrow                                              --              --         4,480,000           --


Net loss                                              --              --              --             --
                                              ------------    ------------    ------------   ------------

Balance, October 31, 2005                             --              --        23,121,569     25,142,363


Issuance of common stock for cash                     --              --         1,300,000      2,470,000
Issuance of common stock to placement
  agent                                               --              --            65,000           --
Shares issued for 401(k) plans                        --              --            31,340         65,181
Exercise of stock options                             --              --            17,000         35,990
Exercise of warrants                                  --              --           120,000        216,000
Conversion of common stock in
  connection with convertible
  debenture                                           --              --           543,478      1,000,000
Reclassification of derivative
  liabilities to Equity                               --              --              --             --
Offering costs related to terminated
  offering                                            --              --              --             --
Amortization of deferred compensation                 --              --              --             --
Issuance of common stock to be held
  in escrow                                           --              --         2,716,900           --


Net loss                                              --              --              --             --
                                              ------------    ------------    ------------   ------------

Balance, October 31, 2006                             --              --        27,915,287   $ 28,929,534
                                              ============    ============    ============   ============


Table continues below.

                                                 F-6

                                  STARTECH ENVIRONMENTAL CORPORATION
                      Consolidated Statements of Changes in Stockholders' Equity
                          For the Years Ended October 31, 2006, 2005 and 2004
                                              (Continued)


                                               Additional     Deferred                          Total
                                                 Paid-In      Offering       Accumulated     Stockholders
                                                 Capital        Costs          Deficit          Equity
                                              ------------   ------------    ------------    ------------

Balance, October 31, 2003                     $  1,742,745   $       --      $(17,917,038)   $  3,388,237
Shares issued for 401(k) plans                        --             --              --            62,932
Shares issued for cash                                --             --              --         2,506,461
Preferred shares converted to common shares           --             --              --              --
Shares issued for services rendered                   --             --              --            45,000
Exercise of stock options                             --             --              --           275,560
Stock subscription receivable                         --             --              --           (10,150)


Net loss                                              --             --        (2,646,406)     (2,646,406)
                                              ------------   ------------    ------------    ------------

Balance, October 31, 2004                        1,742,745           --       (20,563,444)      3,621,634


Issuance of common stock for cash                     --             --              --         1,589,580
Shares issued for 401(k) plans                        --             --              --            63,073
Exercise of stock options                             --             --              --            22,050
Exercise of warrants                                  --             --              --            35,327
Issuance of common stock in connection
  with securities agreement                           --         (990,000)           --              --
Issuance of common stock to be held in
  escrow                                              --             --              --              --


Net loss                                              --             --        (3,678,788)     (3,678,788)
                                              ------------   ------------    ------------    ------------

Balance, October 31, 2005                        1,742,745       (990,000)    (24,242,232)      1,652,876


Issuance of common stock for cash                     --             --              --         2,470,000
Issuance of common stock to placement
  agent                                               --             --              --              --
Shares issued for 401(k) plans                        --             --              --            65,181
Exercise of stock options                             --             --              --            35,990
Exercise of warrants                                  --             --              --           216,000
Conversion of common stock in
  connection with convertible
  debenture                                           --             --              --         1,000,000
Reclassification of derivative
  liabilities to Equity                          1,267,025           --              --         1,267,025
Offering costs related to terminated
  offering                                            --          648,449                        648,4499
Amortization of deferred compensation              770,427                                        770,427
Issuance of common stock to be held
  in escrow                                           --             --              --              --


Net loss                                              --             --        (6,619,707)     (6,619,707)
                                              ------------   ------------    ------------    ------------

Balance, October 31, 2006                     $  3,780,197   $   (341,551)   $(30,861,939)   $  1,506,241
                                              ============   ============    ============    ============


         The accompanying notes are an integral part of the consolidated financial statements.

                                                 F-6

                              STARTECH ENVIRONMENTAL CORPORATION

                             Consolidated Statements of Cash Flows
                      For The Years Ended October 31, 2006, 2005 and 2004

                                                                Year Ended October 31,
                                                     -----------------------------------------
                                                         2006           2005           2004
                                                     -----------    -----------    -----------
Cash flows from operating activities:
   Net loss                                          $(6,619,707)   $(3,678,788)   $(2,646,406)
   Adjustments to reconcile net loss to net
    cash used in operating activities:
     Stock based compensation                            770,427           --           45,000
     Abandonment of projects                                --          187,154           --
     Loss on disposition of assets                        22,500           --             --
     401(k) match through issuance
       of common shares                                   65,181         63,073         62,932
     Depreciation and amortization                       193,092        213,767        208,132
     Amortization of deferred financing costs            237,827         35,944           --
     Amortization of deferred debt discount            1,796,511        271,124           --
     Terminated offering costs                           888,044           --             --
     Change in value of warrants and
       conversion option                                 173,301       (250,353)          --
Changes in operating assets and liabilities:
        Accounts receivable                               56,106        (56,106)          --
        Note receivable                                 (385,000)        50,000           --
        Prepaid expenses and other current assets         37,001        (19,500)        (2,735)
        Inventories                                      (12,283)        (1,625)      (264,178)
        Accounts payable                                  44,217       (114,592)       183,650
        Customer deposits                                821,996        416,019       (318,223)
        Accrued expenses                                (262,366)        27,626        (61,147)
                                                     -----------    -----------    -----------
Net cash used in operating activities                 (2,173,153)    (2,856,257)    (2,792,975)
                                                     -----------    -----------    -----------

Cash flows used in investing activities:
     Purchase of equipment                              (138,291)      (471,010)      (163,398)
                                                     -----------    -----------    -----------
Net cash used in investing activities                   (138,291)      (471,010)      (163,398)
                                                     -----------    -----------    -----------

Cash flows from financing activities:
   Proceeds from options, warrants
       and common stock issuance                       2,721,990      1,646,957      2,771,871
   Proceeds from convertible debenture                      --        2,300,000           --
   Repayments of convertible debenture                  (619,919)          --             --
   Offering costs related to equity line of credit          --         (239,595)          --
   Capitalized financing costs                              --         (287,554)          --
   Repayment of capital lease payable                       (242)        (4,073)       (15,995)
                                                     -----------    -----------    -----------
Net cash provided by financing activities              2,101,829      3,415,735      2,775,876
                                                     -----------    -----------    -----------

Net (decrease) increase in cash and cash
equivalents                                             (209,615)        88,468       (200,497)

Cash and cash equivalents, beginning                   2,489,529      2,401,061      2,601,558
                                                     -----------    -----------    -----------

Cash and cash equivalents, ending                    $ 2,279,914    $ 2,489,529    $ 2,401,061
                                                     ===========    ===========    ===========


    The accompanying notes are an integral part of the consolidated financial statements.

                                           F-7

Supplemental Disclosure of Cash Flow Information:
-------------------------------------------------

Cash paid during the period for:
--------------------------------

Interest                                               $   146,955   $      238   $     1,705
                                                       ===========   ==========   ===========

Taxes                                                  $     2,675   $   22,190   $     6,050
                                                       ===========   ==========   ===========




Non-Cash Investing and Financing Activities:
--------------------------------------------

Common stock issued for services                       $      --     $     --     $    45,000
                                                       ===========   ==========   ===========

Preferred stock converted to common stock              $      --     $     --     $    26,453
                                                       ===========   ==========   ===========

Convertible notes converted to common stock            $ 1,000,000   $     --     $      --
                                                       ===========   ==========   ===========

Accrued interest converted to convertible note         $    10,542   $     --     $      --
                                                       ===========   ==========   ===========

Reclassification of derivative liabilities to equity   $ 1,267,025   $     --     $      --
                                                       ===========   ==========   ===========

Common stock issued for deferred
     offering costs                                    $      --     $  990,000   $      --
                                                       ===========   ==========   ===========




   The accompanying notes are an integral part of the consolidated financial statements.

                                          F-8

                       STARTECH ENVIRONMENTAL CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                OCTOBER 31, 2006

Note 1 - Organization and Basis of Presentation:
------------------------------------------------

Company's Activities

     Startech Environmental Corporation (the "Company") is an environmental technology corporation dedicated to the development, production and marketing of low cost waste minimization, resource recovery, and pollution prevention systems that convert waste into valuable commodities.

Basis of Presentation

     On November 17, 1995, Startech Environmental Corporation, formerly Kapalua Acquisitions, Inc., was acquired in a reverse acquisition, in which all the then issued and outstanding shares of common stock of Startech Corporation were exchanged for 4,000,000 shares of Kapalua Acquisitions, Inc.'s common stock. After the acquisition and exchange of stock, the former shareholders of Startech Corporation owned 80.5% of the common stock of Kapalua Acquisitions, Inc. Subsequent to November 17, 1995, Kapalua Acquisitions, Inc. filed registration statements with the Securities and Exchange Commission ("SEC") to register certain securities. On January 2, 1996, Kapalua Acquisitions, Inc. changed its name to Startech Environmental Corporation.

Note 2 - Summary of Significant Accounting Policies:
----------------------------------------------------

Going Concern

     The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern and the realization of assets and the satisfaction of liabilities in the normal course of business. The carrying amounts of assets and liabilities presented in the financial statements do not purport to represent realizable or settlement values. The Company has no significant revenue, has suffered significant recurring operating losses and needs to raise additional capital in order to be able to accomplish its business plan objectives. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

     The Company has historically satisfied its capital needs primarily by the sale of equity securities. On September 15, 2005, the Company entered into a Securities Purchase Agreement with Cornell Capital Partners and its affiliates ("Cornell"). The Securities Purchase Agreement provides for Cornell to purchase up to $2,300,000 of Secured Convertible Debentures. This entire amount was funded during September and October 2005. On April 22, 2006, Cornell converted $1,000,000 of the secured convertible debenture into 543,478 shares of common stock. Through October 31, 2006, the Company has made principal payments aggregating approximately $620,000 towards the debentures. On September 5, 2006, the Company received notification from Cornell stating that the maturity date of the Debentures was changed to October 18, 2007. (See Note 7). In addition, on May 23, 2006, the Company received net cash proceeds of $2,470,000 from an investor for the sale of 1,300,000 shares of common stock pursuant to a private placement transaction.

     Management of the Company is continuing its efforts to secure additional funds through equity and/or debt instruments. If the Company is unable to raise sufficient additional funds, it will have to develop and implement a plan to extend payables and reduce overhead until sufficient additional capital is raised to support further operations. There can be no assurance that such a plan will be successful. These consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Principles of Consolidation

     The consolidated financial statements of Startech Environmental Corporation include the accounts of Startech Corporation, its wholly-owned subsidiary. All intercompany transactions have been eliminated in consolidation.

Revenue Recognition

     The Company recognizes revenue on the sale of its manufactured products and installation at the date of shipment and when installed. Revenues earned from consulting and design services are recognized when the services are completed. For distributorship agreements, the distribution rights are amortized over a three year period. For the years ended October 31, 2006, 2005 and 2004, revenue consisted of the following:

                                             2006         2005         2004
                                          ----------   ----------   ----------

 Manufactured parts and installation      $  532,822   $   56,106   $1,310,620
 Consulting and design                       152,083       52,083      131,655
 Distributorships                            263,889      181,898      266,493
                                          ----------   ----------   ----------
                                 Total    $  948,794   $  290,087   $1,708,768
                                          ==========   ==========   ==========


Fair Value of Financial Instruments

     The reported amounts of the Company's financial instruments, including debt, accounts payable and accrued liabilities, approximate their fair values due to their short maturities.

Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles (United States) requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Significant estimates include useful life of equipment and leasehold improvement and valuation of derivative instruments. These estimates and assumptions are based on management's judgment and available information, and consequently, actual results could differ from these estimates.

Reclassifications

     Certain reclassifications have been made to the fiscal 2005 and 2004 financial statements to conform to the presentation used in the fiscal 2006 financial statements. The reclassifications had no effect on net losses as previously reported.

Cash and Cash Equivalents

     The Company considers all highly liquid instruments, with a maturity of three months or less when purchased, to be cash equivalents.

Accounts Receivable

     Accounts receivable are carried at their estimated collectible amounts. Accounts receivable are periodically evaluated for collectibility and an allowance for doubtful accounts is recorded accordingly. Management determines collectibility based on their experience and knowledge of the customers.

Inventories

     Inventories consist of raw materials and work in process. Inventories are stated at the lower of cost or market. Cost is determined by the first-in, first-out method.

Equipment and Leasehold Improvements

     Equipment and leasehold improvements are stated at cost, less accumulated depreciation. Depreciation of equipment is provided using the straight-line method over the estimated useful lives of the assets, ranging from 3 to 15 years. Expenditures for major additions and betterments which extend the useful lives of the equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.

Deferred Financing Costs

     Costs incurred in conjunction with the convertible notes payable have been capitalized and are being amortized over the term of the notes.

Deferred Offering Costs

     Costs were incurred and capitalized in conjunction with the Standby Equity Distribution Agreement Subsequent to October 31, 2006, the Standby Equity Distribution Agreement was terminated and certain costs related to such agreement were written off as of October 31, 2006. See Note 7.

Derivative Financial Instruments

     Warrants and embedded conversion options are accounted for under EITF issue No. 00-19 "Accounting for Derivative Financial Instruments Index to and Potentially Settled in a Company's Own Stock" ("EITF 00-19") and EITF 05-4, View A "The Effect of a Liquidated Damages Clause on a Freestanding Financial Instrument" ("EITF 05-4"). Warrants and embedded conversion options are valued using the Black-Scholes valuation model. Actual period closing common stock prices, applicable volatility rates and period close risk-free interest rates for the contractual remaining life of the contracts are key components used in the Black-Scholes valuation model.

Research and Development

     The Company charges all costs incurred to establish the feasibility of a product or enhancements to research and development expense in the period incurred. During the years ended October 31, 2006, 2005 and 2004, the Company incurred research and development expenses of $324,834, $337,898 and $353,099, respectively.

Income Taxes

     In accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," the Company uses an asset and liability approach for financial accounting and reporting for income taxes. The basic principles of accounting for income taxes are: (a) a current tax liability or asset is recognized for the estimated taxes payable or refundable on tax returns for the current year; (b) a deferred tax liability or asset is recognized for the estimated future tax effects attributable to temporary differences and carryforwards; (c) the measurement of current and deferred tax liabilities and assets is based on provisions of the enacted tax law and the effects of future changes in tax laws or rates are not anticipated; and (d) the measurement of deferred tax assets is reduced, if necessary, by the amount of any tax benefits that, based on available evidence, are not expected to be realized. The Company has had recurring net losses and the resulting deferred tax asset is offset by a corresponding valuation allowance.

Stock Based Compensation

     For the year ended October 31, 2006, the Company incurred stock-based compensation expense of $770,427. Prior to November 1, 2005, the Company accounted for stock based compensation under the recognition and measurement provisions of Accounting Principles Board Opinion No. 25 ("APB 25"). Accordingly, the Company generally recognized compensation expense only when it granted options with an exercise price below market price at the date of grant. Any resulting compensation expense was recognized ratably over the associated service period, which was generally the option vesting term. Prior to November
1, 2005, the Company provided pro-forma disclosure amounts in accordance with SFAS No. 148, "Accounting for Stock-Based Compensation--Transition and
Disclosure" ("SFAS 148"), as if the fair value method defined by SFAS 123 had been applied to its stock-based compensation.

     Effective November 1, 2005, the Company adopted the fair value recognition provisions of SFAS 123R, using the modified prospective transition method and therefore has not restated prior periods' results. Under this transition method, stock-based compensation expense after the adoption of SFAS 123R includes compensation expense for all stock-based compensation awards granted prior to, but not yet vested as of November 1, 2005, based on the grant date fair value estimated in accordance with the original provisions of SFAS 123. Stock-based compensation expense for all share-based payment awards granted after November
1, 2005 is based on the grant-date fair value estimated in accordance with the provisions of SFAS 123R. The Company recognizes these compensation costs over the requisite service period of the award, which is generally the option vesting term.

     As a result of adopting SFAS 123R, the impact to the consolidated condensed financial statements on net loss for the year ended October 31, 2006 was a charge of $770,427 rather than no charge being recorded had if the Company continued to account for stock-based compensation under APB 25. The impact on both basic and diluted earnings per share for the year ended October 31, 2006 was $0.04 per share.

     As of October 31, 2006, the fair value of nonvested options totaled
$230,958.

     The fair value of share-based payment awards was estimated using the Black-Scholes option pricing model with the following assumptions and weighted average fair values as follows:

                                                 2006             2005            2004
                                                 ----             ----            ----
     Risk-free interest rate range            4.00%-5.15%      2.89%-4.57%       4.21%
     Expected life of options -- years           3.47             5.63            6.84
     Expected stock price volatility range     81%-132%            81%            98%
     Expected dividend yield                      N/A              N/A            N/A


     The estimated fair value of options granted is amortized to expense over the option vesting periods.

     The following table illustrates the pro forma effects on net loss and net loss per common share for the years ended October 31, 2005 and October 31, 2004 as if the Company had applied the fair value recognition provisions of SFAS 123R to stock-based compensation issued to employees.

                         FOR THE YEAR ENDED OCTOBER 31,
                                                            2005           2004
                                                        -----------    -----------
Net loss- as reported                                   $(3,678,788)   $(2,646,406)
Deduct: Stock-based employee compensation expense
determined under the fair-value method for all awards      (539,430)      (464,100)
                                                        -----------    -----------
Net loss- pro forma                                     $(4,218,218)   $(3,110,506)
                                                        ===========    ===========
Net loss per share- as reported (basic and diluted)     $      (.21)   $      (.16)
                                                        ===========    ===========
Net loss per share - pro forma (basic and diluted)      $      (.24)   $      (.18)
                                                        ===========    ===========

Net Loss Per Share of Common Stock

     Basic net loss per share excludes dilution for potentially dilutive securities and is computed by dividing net loss attributable to common stockholders by the weighted average number of common shares outstanding during the period. Diluted net loss per share reflects the potential dilution that could occur if securities or other instruments to issue common stock were exercised or converted into common stock. Potentially dilutive securities realizable from the exercise of options, warrants and convertible notes of 7,289,450, 6,315,464 and 4,597,991 at October 31, 2006, October 31, 2005 and
October 31, 2004, respectively, are excluded from the computation of diluted net loss per share as their inclusion would be anti-dilutive.

                                      F-12

Recently Issued Accounting Pronouncements

     In February 2006, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standard 155 - Accounting for Certain Hybrid Financial Instruments ("SFAS 155"), which eliminates the exemption from applying SFAS 133 to interests in securitized financial assets so that similar instruments are accounted for similarly regardless of the form of the instruments. SFAS 155 also allows the election of fair value measurement at acquisition, at issuance, or when a previously recognized financial instrument is subject to a remeasurement event. Adoption is effective for all financial instruments acquired or issued after the beginning of the first fiscal year that begins after September 15, 2006. Early adoption is permitted. The adoption of SFAS 155 is not expected to have a material effect on the Company's consolidated financial position, results of operations or cash flows.

     In March 2006, the FASB issued Statement of Financial Accounting Standard 156 - Accounting for Servicing of Financial Assets ("SFAS 156"), which requires all separately recognized servicing assets and servicing liabilities be initially measured at fair value. SFAS 156 permits, but does not require, the subsequent measurement of servicing assets and servicing liabilities at fair value. Adoption is required as of the beginning of the first fiscal year that begins after September 15, 2006. Early adoption is permitted. The adoption of SFAS 156 is not expected to have a material effect on the Company's consolidated financial position, results of operations or cash flows.

     In July 2006, the FASB released FASB Interpretation No. 48, "Accounting for Uncertainty in Income Taxes, an Interpretation of FASB Statement No. 109" ("FIN 48"). FIN 48 clarifies the accounting and reporting for uncertainties in income tax law. This Interpretation prescribes a comprehensive model for the financial statement recognition, measurement, presentation and disclosure of uncertain tax positions taken or expected to be taken in income tax returns. This Interpretation shall be effective for fiscal years beginning after December 15, 2006. Earlier adoption is permitted as of the beginning of an enterprise's fiscal year, provided the enterprise has not yet issued financial statements, including financial statements for any interim period for that fiscal year. The cumulative effects, if any, of applying this Interpretation will be recorded as an adjustment to retained earnings as of the beginning of the period of adoption. The Company has commenced the process of evaluating the expected effect of FIN 48 on its financial statements and is not currently in a position to determine such effects.

     In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements" ("SFAS No. 157"). This Statement defines fair value, establishes a framework for measuring fair value and expands disclosure of fair value measurements. SFAS No. 157 applies under other accounting pronouncements that require or permit fair value measurements and accordingly, does not require any new fair value measurements. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007. The Company is in the process of evaluating the potential impact, if any, of the adoption of SFAS No. 157 will have on our results of operations, financial condition and cash flows.

     In September 2006, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin 108, Considering the Effects on Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements, ("SAB 108"). SAB 108 requires registrants to quantify errors using both the income statement method (i.e. iron curtain method) and the rollover method and requires adjustment if either method indicates a material error. If a correction in the current year relating to prior year errors is material to the current year, then the prior year financial information needs to be corrected. A correction to the prior year results that are not material to those years, would not require a restatement process where prior financials would be amended. SAB 108 is effective for fiscal years ending after November 15, 2006. The Company does not anticipate that SAB 108 will have a material effect on its financial position, results of operations or cash flows.

Note 3 - Inventories:
---------------------

Inventories consist of the following:
                                                      2006                2005
                                                    --------            --------

Raw materials                                       $281,392            $326,392
Work in process                                       57,283                --
                                                    --------            --------
                                                    $338,675            $326,392
                                                    ========            ========


Note 4 - Equipment and Leasehold Improvements:
----------------------------------------------

Equipment and leasehold improvements consist of the following:


                                       Useful Life
                                       (In years)        2006            2005
                                       ----------        ----            ----

Computer equipment                         3-5         $238,779        $236,851
Equipment                                 7-15        2,170,797       2,043,725
Furniture and fixtures                     3-7          144,383         144,383
Leasehold improvements                     4-7          109,993         108,096
Other                                      4-7           23,625          23,625
                                                         ------          ------
                                                      2,687,577       2,556,680
Less: accumulated depreciation                       (1,181,521)     (1,010,926)
                                                    -----------     -----------
                                                      1,506,056       1,545,754
Construction in progress                                558,398         596,001
                                                     ----------      ----------
Total equipment and leasehold improvements           $2,064,454      $2,141,755
                                                     ==========      ==========

     Construction in progress includes the costs of constructing the Company's proprietary ceramic filtration system. Costs may include materials, labor, overhead and permits. When construction is completed, the asset will be reclassified as equipment and will be amortized when placed in service. In addition, from time to time, certain materials included in Construction in Progress may be sold to the Company's customers. In such cases, these items are recorded as cost of sales.

     In October 2006, the Company disposed of an asset, incurring a loss on disposition of $22,500.

     Depreciation and amortization expense totaled $193,092, $213,767 and $208,132 for the years ended October 31, 2006, 2005 and 2004, respectively.

Note 5 - Note Receivable:
-------------------------

     On October 25, 2006, the Company entered into a Promissory Note with an entity in conjunction with a sales agreement. As part of the agreement, the Company will receive $385,000 on or before September 15, 2007. The note bears interest at 1% per annum and may be prepaid at any time.

Note 6 - Other Assets:
----------------------

Other assets consist of the following:
                                                        2006       2005
                                                      -------    -------

Security deposit                                      $69,569    $69,569
Project costs                                          19,697     19,697
                                                      -------    -------
                                                      $89,266    $89,266
                                                      =======    =======

Note 7 - Convertible Note and Standby Equity Distribution Agreement:
--------------------------------------------------------------------

     On September 15, 2005, the Company entered into a Securities Purchase Agreement and a Standby Equity Distribution Agreement ("SEDA") with Cornell. The Securities Purchase Agreement provides for Cornell to purchase up to $2,300,000 of secured convertible debentures (the "Debentures") which were funded during the year ended October 31, 2005. The Debentures are convertible by Cornell at any time at a conversion price of $1.84 per share of common stock. The Debentures originally matured in September 2006, require monthly interest payments at a rate of 10% per annum and monthly principal payments commencing March 2006. On September 5, 2006, the Company received notification from Cornell stating that the maturity date of the Debentures was changed to October 18, 2007. The Company can prepay the debentures at anytime upon three days written notice. If the Company's common stock is trading above the conversion price at the time of the prepayment the Company must pay a 20% premium on the amount of the prepayment. The Debentures are secured by substantially all of the Company's assets and shares of common stock as discussed below. In connection with the issuance of the Debentures, in September 2005, the Company issued to Cornell a warrant to purchase 650,000 shares of the Company's common stock for a period of three years with an exercise price per share of $2.53.

     The gross proceeds of the Debentures in the amount of $2,300,000 were recorded net of a discount of $2,168,995. The debt discount consisted of a $897,121 value related to the warrants and a $1,271,874 value related to the embedded conversion option. The warrants and the embedded conversion option were accounted for under EITF 00-19 and EITF 05-4, View A. Due to certain factors and the liquidated damage provision in the registration rights agreement, the Company determined that the embedded conversion option and the warrants are derivative liabilities. Accordingly the warrants and the embedded conversion option are being marked to market through earnings at the end of each reporting period. The warrants and the conversion option are valued using the Black-Scholes valuation model. For the year ended October 31, 2006, the Company reflected a loss of $173,301 representing the change in the value of the warrants and conversion option. For the year ended October 31, 2005, the Company reflected a gain of $250,353 representing the change in the value of the warrants and conversion option. The debt discount of $2,168,995 is being accreted over the term of the note. Accordingly, the Company recorded a charge $1,796,511 and $271,124 for the years ended October 31, 2006 and 2005, respectively.

     The Company paid a fee of $230,000 (10% of the purchase price), structuring fees equal to $30,000 and other fees of $27,554 in connection with the convertible note. These fees have been recorded as deferred financing costs and are being expensed through the maturity date of the Debentures. Amortization expense for the years ended October 31, 2006 and 2005 amounted to $237,827 and $35,944, respectively.

     On April 22, 2006, Cornell converted $1,000,000 of the Debentures into 543,478 shares of common stock. Through October 31, 2006, the Company has made principal payments aggregating approximately $620,000 towards the Debentures. In accordance with EITF 00-19, upon these repayments and conversion, the Company has reclassified $1,267,025, representing the portion of the derivative liability, to additional paid-in capital.

     In connection with the Securities Purchase Agreement, the Company and its President agreed to pledge 3,580,000 shares and 900,000 shares, respectively, to secure payment of all the obligations due under the Debentures. Such shares are to be held in escrow until all amounts due under the Debentures are paid in full. The Company issued 900,000 shares of restricted common stock to its President during the year ended October 31, 2005 in place of the shares of common stock being pledged pursuant to the Escrow Agreement. These shares are being held in escrow and will only be released to the President in the event any of the pledged shares are forfeited or released pursuant to the terms of the Escrow Agreement.

     The SEDA requires Cornell, at the Company's option, to purchase, from time to time, up to an aggregate of $20,000,000 of the Company's common stock over a two-year period commencing on the effective date of a registration statement filed with the Securities and Exchange Commission. The purchase price for each share of common stock under the Agreement is equal to 96% of the market price as defined. Each request by the Company is limited to $2,000,000. The Company issued to Cornell 386,956 shares of the Company's common stock valued at $979,000 as a fee for entering into the Agreement and issued 4,348 shares valued at $11,000 to the placement agent. In addition the Company incurred legal and various other costs of $239,595 in connection with this transaction.

     The Securities Purchase Agreement and the SEDA require the Company to file a registration statement within 30 days of the date of the agreements and to use its best efforts to have the registration statement declared effective by the Securities and Exchange Commission within 120 days of the date of the agreement (extended to April 15, 2006). In the event the registration statement is not filed or declared effective within the prescribed time periods, the Company will be required to pay liquidated damages as defined under the agreement. As of October 31, 2006, this registration statement was not declared effective by the Securities and Exchange Commission. Accordingly, the SEDA has not been activated and was not available for use. The Company was informed by Cornell that the liquidated damages provision in this agreement would not be enforced.

     On January 17, 2007, the Company and Cornell agreed to terminate the SEDA and begin negotiations on a SEDA with new terms. In addition, Cornell agreed to waive any and all liquidated damages that may be payable in connection with the Registration Rights Agreement. In addition, Cornell has agreed to return up to 135,000 of the 391,304 shares issued as offering costs in connection with the SEDA. The exact number of returned shares will be determined based on negotiations between the Company and Cornell.

     On January 26, 2007, the Company withdrew the aforementioned Registration Statement by filing a Form RW with the Securities and Exchange Commission. Accordingly, deferred offering costs of $239,595 were written off as of October 31, 2006. In addition, deferred offering costs of $648,449, representing 251,956 shares of common stock issued to Cornell and 4,348 shares issued to a placement agent, both of which will not be returned to the Company in connection with the SEDA termination were charged to Terminated Offering Costs as of October 31, 2006. Deferred offering costs of $341,551 representing up to 135,000 shares of common stock, which are expected to be returned to the Company in connection with the SEDA termination, will be evaluated when the exact number of returned shares is determined. When the exact number of returned shares is determined (based on the negotiations on a SEDA with new term), the Company will evaluate the remaining deferred offering costs and account for them accordingly.

     In accordance with EITF 00-19 and EITF 05-4, the Company will reclassify the derivative liabilities to equity as of January 17, 2007 due to the termination of the Registration Rights Agreement as discussed above.

Note 8 - Stockholders' Equity:
------------------------------

Preferred Stock

     During the fiscal year ended October 31, 2004, 2,645 preferred shares were converted to 12,853 common shares.

Common Stock

     During the fiscal year ended October 31, 2004, the Company completed two private placements of its securities totaling an aggregate of 1,232,080 shares of its unregistered common stock at average price of $2.10 per share, resulting in aggregate net proceeds of $2,506,461 after expenses of $85,000.

     During the fiscal year ended October 31, 2004, the Company, in accordance its 401(k) plan, issued 16,060 common shares valued at $62,932 to its employees as a matching contribution.

     During the fiscal year ended October 31, 2004, the Company issued 13,772 common shares valued at $45,000 to a public relations consultant for services rendered.

     During the fiscal year ended October 31, 2004, employees exercised options to purchase 152,000 common shares, resulting in net proceeds of $275,560.

     On November 4, 2004, the Company issued 204,778 shares of the Company's common stock to one institutional investor at a price per share of $2.93 for gross proceeds of $600,000.

     On December 8, 2004, the Company issued 70,930 shares of the Company's common stock to one accredited investor at a price per share of $3.44 for gross proceeds of $244,000.

     During the year ended October 31, 2005, the Company issued 642,944 shares of common stock to various investors for gross proceeds of $1,587,625.

     On January 29, 2006 120,000 warrants were exercised by one accredited investor at a price of $1.80 per share, resulting in net proceeds of $216,000.

     During the year ended October 31, 2006, the Company, in accordance its 401(k) plan, issued 31,340 common shares valued at $65,181 to its employees as a matching contribution.

     During the year ended October 31, 2006, employees exercised options to purchase 17,000 common shares, resulting in net proceeds of $35,990.

     On November 22, 2005, the Company entered into the SICAV ONE Stock Purchase Agreement and SICAV TWO Stock Purchase Agreement (collectively, the "Mercatus Agreements") with Mercatus & Partners, Limited ("Mercatus"). Pursuant to the Mercatus Agreements, the Company has agreed to sell to Mercatus an aggregate of 2,716,900 shares of common stock (the "Mercatus Shares"), no par value per share ("Common Stock"), for an aggregate purchase price of $5,000,000. Mercatus will have up to thirty days from the date of the delivery of the Mercatus Shares to Brown Brothers Harriman, the custodial bank, to tender the purchase price to the Company. The Mercatus Shares were placed in escrow. The Company never received any proceeds pursuant to the Mercatus Agreements. Subsequent to October 31, 2006, the aforementioned stock certificates were returned to the Company.

     On May 23, 2006, the Company entered into a Stock Purchase and Registration Rights Agreement (the "FB Agreement") with FB U.S. Investments, L.L.C, (the "Investor"), pursuant to which the Investor purchased 1,300,000 shares of the Company's common stock, no par value (the "Common Stock") for aggregate gross proceeds of $2,600,000. In addition to the shares of Common Stock, the Company issued the Investor warrants to purchase an aggregate of 2,600,000 additional shares of Common Stock (the "Investor Warrants"). Pursuant to the FB Agreement, the Company granted the Investor piggyback registration rights with respect to the shares of Common Stock purchased by the Investor as well as the shares of Common Stock issuable upon exercise of the Investor Warrants. In addition, the Company issued 65,000 shares of common stock valued at $130,000, 130,000 warrants, and paid cash to the placement agent of $130,000 with respect to this transaction.

Warrants

     In connection with the private placement transaction dated November 4, 2004, the Company issued warrants to purchase 204,778 shares of common stock at three equally different tranches. Pursuant to the first tranche the Company issued an aggregate of 68,259 warrants to purchase shares of common stock at a price of $5.71 per share. Pursuant to the second tranche the Company issued an aggregate 68,259 warrants to purchase shares of common stock at a price of $7.71 per share. Pursuant to the third tranche, the Company issued an aggregate of 68,259 warrants to purchase shares of common stock at a price of $9.91 per share. Each tranche is scheduled to expire on November 1, 2007. None of these warrants have been exercised.

     In connection with the private placement transaction dated December 8, 2004, the Company issued warrants to purchase 70,930 shares of common stock at three equally different tranches. Pursuant to the first tranche the Company issued an aggregate of 23,643 warrants to purchase shares of common stock at a price of $5.95 per share. Pursuant to the second tranche the Company issued an aggregate 23,643 warrants to purchase shares of common stock at a price of $7.95 per share. Pursuant to the third tranche, the Company issued an aggregate of 23,543 warrants to purchase shares of common stock at a price of $9.95 per share. Each tranche is scheduled to expire on December 8, 2007. None of these warrants have been exercised.

     In connection with the private placement transaction dated May 26, 2005, the Company issued warrants to purchase 101,010 shares of common stock at three equally different tranches. Pursuant to the first tranche the Company issued an aggregate of 33,670 warrants to purchase shares of common stock at a price of $4.50 per share. Pursuant to the second tranche the Company issued an aggregate 33,670 warrants to purchase shares of common stock at a price of $6.50 per share. Pursuant to the third tranche, the Company issued an aggregate of 33,670 warrants to purchase shares of common stock at a price of $8.50 per share. Each tranche is scheduled to expire on May 26, 2008. None of these warrants have been exercised.

     In connection with the private placement transaction dated June 7, 2005, the Company issued warrants to purchase 37,500 shares of common stock. at a price of $3.20 per share. These warrants are set to expire on June 7, 2008. None of these warrants have been exercised.

     In connection with the private placement transaction dated June 10, 2005, the Company issued warrants to purchase 15,000 shares of common stock. Pursuant to the agreement the Company issued an aggregate of 15,000 warrants to purchase shares of common stock at a price of $3.31 per share. These warrants are set to expire on June 10, 2008. None of these warrants have been exercised.

     In connection with the private placement transaction dated June 29, 2005, the Company issued warrants to purchase 96,153 shares of common stock at three equally different tranches. Pursuant to the first tranche the Company issued an aggregate of 32,051 warrants to purchase shares of common stock at a price of $4.63 per share. Pursuant to the second tranche the Company issued an aggregate 32,051 warrants to purchase shares of common stock at a price of $6.63 per share. Pursuant to the third tranche, the Company issued an aggregate of 32,051 warrants to purchase shares of common stock at a price of $8.63 per share. Each tranche is scheduled to expire on June 29, 2008. None of these warrants have been exercised.

     In connection with the private placement transaction dated August 11, 2005, the Company issued warrants to purchase 92,572 shares of common stock at three equally different tranches. Pursuant to the first tranche the Company issued an aggregate of 30,857 warrants to purchase shares of common stock at a price of $4.57 per share. Pursuant to the second tranche the Company issued an aggregate of 30,857 warrants to purchase shares of common stock at a price of $6.57 per share. Pursuant to the third tranche the Company issued an aggregate of 30,858 warrants to purchase shares of common stock at a price of $8.57 per share. Each tranche is scheduled to expire on September 6, 2008. None of these warrants have been exercised.

     In connection with the private placement transaction dated September 15, 2005, the Company issued warrants to purchase 650,000 shares of common stock at a price of $2.53 per share. These warrants are scheduled to expire on September 15, 2008. None of these warrants have been exercised.

     In connection with the private placement transaction dated September 20, 2005, the Company issued warrants to purchase 37,500 shares of common stock at three equally different tranches. Pursuant to the first tranche the Company issued an aggregate of 12,500 warrants to purchase shares of common stock at a price of $4.38 per share. Pursuant to the second tranche the Company issued an aggregate 12,500 warrants to purchase shares of common stock at a price of $6.38 per share. Pursuant to the third tranche, the Company issued an aggregate of 12,500 warrants to purchase shares of common stock at a price of $8.38 per share. Each tranche is scheduled to expire on September 20, 2008. None of these warrants have been exercised. The average warrant price of all warrants outstanding is $4.29 per share.

     On January 29, 2006 120,000 warrants to purchase shares of common stock were exercised by one accredited investor at a price of $1.80 per share, resulting in net proceeds of $216,000.


     In connection with the private placement transaction dated May 23, 2006, the Company issued warrants to purchase 2,730,000 shares of common stock at two equally different tranches. Pursuant to the first tranche the Company issued an aggregate of 1,365,000 warrants to purchase shares of common stock at a price of $5.00 per share. Pursuant to the second tranche the Company issued an aggregate
1,365,000 warrants to purchase shares of common stock at a price of $6.00 per share. Each tranche is scheduled to expire on May 23, 2009. None of these warrants have been exercised as of this time.

     A summary of warrant activity is as follows:

                                                  Number of     Weighted Average
                                                  Warrants       Exercise Price
                                            -------------------- ---------------

Outstanding, October 31, 2003                         2,206,786           $4.82
Granted                                               1,058,169           $5.89
Exercised                                                     -           $  -
Forfeited                                             (396,464)          $15.00
                                            -------------------- ---------------

Outstanding, October 31, 2004                         2,868,491           $3.81
Granted                                               1,305,442           $4.68
Exercised                                              (10,577)           $3.34
Forfeited                                             (917,392)           $3.34
                                            -------------------- ---------------

Outstanding, October 31, 2005                         3,245,964           $4.29
Granted                                               2,730,000           $5.50
Exercised                                             (120,000)           $1.80
Forfeited                                             (762,353)           $1.80
                                            -------------------- ---------------


Outstanding, October 31, 2006                         5,093,611           $5.23
                                                      =========           =====

Exercisable, October 31, 2006                         5,093,611           $5.23
                                                      =========           =====

     The following table summarizes warrant information as of October 31, 2006:

                                           Warrants Outstanding
                  ----------------------------------------------------------------------
                        Number              Weighted Average               Number
   Exercise           Outstanding               Remaining                Exercisable
    Prices        At October 31, 2006   Contractual Life (years)     At October 31, 2006
    ------        -------------------   ------------------------     -------------------
    $ 2.53               650,000                       1.92                  650,000
    $ 3.20                37,500                       1.67                   37,500
    $ 3.31                15,000                       1.67                   15,000
    $ 4.38                12,500                       1.92                   12,500
    $ 4.50                33,670                       1.58                   33,670
    $ 4.57                30,858                       1.83                   30,858
    $ 4.63                32,051                       1.67                   32,051
    $ 4.89               352,723                       1.33                  352,723
    $ 5.00             1,365,000                       2.58                1,365,000
    $ 5.71                68,259                       1.08                   68,259
    $ 5.89               352,723                       1.33                  352,723
    $ 5.95                23,643                       1.17                   23,643
    $ 6.00             1,365,000                       2.58                1,365,000
    $ 6.38                12,500                       1.92                   12,500
    $ 6.50                33,670                       1.58                   33,670
    $ 6.57                30,857                       1.83                   30,857
    $ 6.63                32,051                       1.67                   32,051
    $ 6.89               352,723                       1.33                  352,723
    $ 7.71                68,259                       1.08                   68,259
    $ 8.05                23,643                       1.17                   23,643
    $ 8.38                12,500                       3.00                   12,500
    $ 8.50                33,670                       1.58                   33,670
    $ 8.57                30,857                       1.83                   30,857
    $ 8.63                32,052                       1.67                   32,052
    $ 9.71                68,259                       1.08                   68,259
    $ 10.05               23,643                       1.17                   23,643
                       ---------                                           ---------
                       5,093,611                                           5,093,611
                       =========                                           =========

                                      F-19

Note 9 - Stock Option Plans:
----------------------------

1995 Stock Option Plan

     In November 1995, the Company registered 2,000,000 common shares, issuable upon exercise of stock options issued by the Company under its 1995 Non-qualifying Stock Option Plan (the Plan) for employees, directors and other persons associated with the Company whose services have benefited the Company. The options must be issued within 10 years from November 20, 1995. Determination of the option price per share and exercise date is at the sole discretion of the Compensation Committee.

     During the years ending October 31, 2006, 2005 and 2004, there were no options granted under the 1995 plan. As of October 31, 2006, 8,089 options were available to be granted and 1,212,500 options were outstanding, all of which were exercisable and vested.

2000 Stock Option Plan

     The Company's 2000 Stock Option Plan (the "2000 Plan") was adopted by the Company's board of directors in January 2000 and was approved by the Company's stockholders in February 2000. The 2000 plan authorizes the issuance of up to 1,000,000 shares of the Company's common stock.

     The 2000 plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code and non-statutory stock options. The Company's officers, directors, employees and consultants, and employees and consultants of the Company's majority-owned affiliated companies, are eligible to receive awards under the 2000 plan.

     The options may be granted at an exercise price greater than or equal to the fair market value of the Company's common stock on the date of grant or not less than 110% of the fair market value in the case of incentive stock options granted to persons holding more than 10% of the voting power of the Company. Fair market value for purposes of the 2000 plan is the closing market price of the Company's common stock on the relevant date.

     The 2000 Plan authorizes awards of the following type of equity-based compensation: incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, deferred stock, annual grants of stock options to directors, stock options to directors in lieu of compensation for services rendered as directors, and other stock-based awards valued in whole or in part by reference to stock of the Company. No incentive stock options may be granted on or after February 1, 2010, nor shall such options remain valid beyond ten years following the date of grant. Fifty percent of these options vest at the time of the grant and the other 50% will vest six months after the date of grant and expire not more than ten years from the date of grant.

     The 2000 Plan is administered by the Company's compensation committee. The committee has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2000 Plan and to interpret its provisions. The committee selects the recipients of awards and determines the number of shares of common stock covered by the options and the dates upon which the options become exercisable and terminate, subject to provisions of the 2000 Plan. Incentive stock options must terminate within ten years of the grant. Non-statutory options must terminate within fifteen years of the date of grant. The committee has the right to alter the terms of any option when granted or while outstanding, pursuant to the terms of the 2000 Plan, except the option price.

     As of October 31, 2006, 208,000 options were available to be granted under the 2000 Plan and 1,820,500 options were outstanding, of which 1,783,500 were exercisable and vested.

     All options automatically become exercisable in full in the event of a change in control, as defined in the 2000 Plan, death or disability of the option holder or as decided by the compensation committee. Upon retirement, options held at least one year become exercisable in full. If an option holder's employment with the Company is terminated for any reason, except death, disability or retirement, the option holder has three months in which to exercise an option, but only to the extent exercisable immediately after termination, unless the option by its terms expires earlier. Termination or other changes in employment status may affect the exercise period.

     On December 13, 2005, the Company issued options to purchase 50,000 shares of its common stock exercisable at $1.90 per share to the Company's Vice President of Business Operations. The options have an exercise period of three years, were valued at $25,913, and will be expensed over the vesting period. These options vested on June 30, 2006. During the year ended October 31, 2006, the Company recorded a compensation charge in the amount of $25,913 for these options.

     On March 31, 2006, the Company issued options to purchase 50,000 shares of its common stock exercisable at $3.60 per share to a consultant. The options have an exercise period of five years, were valued at $157,676, and will be expensed over the vesting period. These options have a 14 month vesting period. During the year ended October 31, 2006, the Company recorded a compensation charge in the amount of $78,838 for these options.

     On May 11, 2006, the Company issued options to purchase 75,000 shares of its common stock exercisable at $3.75 per share to four members of its Board of Directors. The options have an exercise period of ten years, were valued at $157,676, and will be expensed over the vesting period. These options have a one year vesting period. During the year ended October 31, 2006, the Company recorded a compensation charge in the amount of $128,091 for these options.

     During the year ended October 31, 2006, the Company recorded an expense of $537,585 representing the amortized amount of the fair value of unvested options issued to employees prior to the implementation of SFAS 123R on November 1, 2005.

     A summary of activity under the stock option plans is as follows:

                                           Number of      Weighted Average     Aggregate Intrinsic
                                            Options        Exercise Price             Value
                                          --------------------------------------------------------
      Outstanding, October 31, 2003          1,564,500           $5.07
      Granted                                  130,000           $3.98
      Exercised                              (152,000)           $1.81
      Forfeited                                     --              --
                                          ------------

      Outstanding, October 31, 2004          1,542,500           $2.14
      Granted                                  402,000           $2.52
      Exercised                               (15,000)           $1.47
      Forfeited                              (110,000)           $2.85
                                             ---------

      Outstanding, October 31, 2005          1,819,500           $3.47
      Granted                                  150,000           $3.03
      Exercised                               (17,000)           $2.12
      Forfeited                              (132,000)           $2.48
                                             ---------

      Outstanding, October 31, 2006          1,820,500           $2.62               $167,538
                                             =========           =====               ========

      Exercisable, October 31, 2006          1,783,500           $2.60               $143,739
                                             =========           =====               ========

                                      F-21

     The following table summarizes stock option information as of October 31, 2006:

                                                        Options Outstanding
                          ------------------------------------------------------------------------------
         Exercise               Number                 Weighted Average                    Number
          Prices             Outstanding                   Remaining                    Exercisable
                         At October 31, 2006           Contractual Life             At October 31, 2006
--------------------------------------------------------------------------------------------------------
           $.93                10,000                         5.90                          10,000
           $1.37                  833                         7.10                             833
           $1.90               25,000                         9.16                          25,000
           $2.03               64,000                         4.90                          64,000
           $2.30               30,000                         8.40                          30,000
           $2.40              246,000                         8.75                         246,000
           $2.70               67,500                         8.20                          67,500
           $3.00                3,000                         5.10                           3,000
           $3.30                7,500                         8.45                           7,500
           $3.50                2,500                         8.00                           2,500
           $3.60               50,000                         9.50                          50,000
           $3.75               75,000                         9.50                               -
           $4.15                2,500                         8.30                           2,500
           $4.20               24,167                         8.25                          24,167
           $5.00               10,000                         2.80                          10,000
           $5.63              307,500                         3.90                         307,500
           $6.00              835,000                         2.80                         835,000
           $6.88               20,000                         3.00                          20,000
           $7.13               15,000                         3.50                          15,000
           $9.00               25,000                         3.54                          25,000
                               ------                         ----                          ------

           Total            1,820,500                         4.73                       1,783,500
                            =========                         ====                       =========

A summary of the status of the Company's non-vested options as of October 31, 2006, and changes during the twelve months ended October 31, 2006 is presented below:

                                                       Weighted-Average
      Non-vested Shares                   Shares     Grant Date Fair Value
----------------------------------------------------------------------------
Non-vested at October 31, 2005             133,000           $2.40
Granted                                     75,000           $3.03
Vested                                   (158,000)           $2.40
Forfeited                                        -               -
Non-vested at October 31, 2006              50,000           $3.03
----------------------------------------------------------------------------

As of October 31, 2006 the total unrecognized compensation costs on non-vested options is $230,958.

Note 10 - Sales Concentrations:
-------------------------------

     During the fiscal year ended October 31, 2006, approximately $532,000 (56%) of the Company's revenue was generated from the sale and installation of manufactured parts to one customer, while $100,000 (11%) of the Company's revenue was generated from consulting and design services for one customer. In addition, approximately $264,000 (28%) of the Company's revenue was derived from the amortization of four distributorship agreements. As of October 31, 2006, the Company had no accounts receivable due from these customers.

     During the year ended October 31, 2005, the majority of the Company's revenues were derived from three major customers. Revenues from these customers were approximately $66,000 (23%), $66,000 (23%), and $91,000 (31%) respectively.
As of October 31, 2005, the Company had no accounts receivable due from these customers.

                                      F-22

     During the year ended October 31, 2004, the majority of the Company's revenues were derived from three major customers. Revenues from these customers were approximately $1,543,379 (90%), $82,694 (5%) and $82,694 (5%),
respectively.

Note 11 - Income Taxes:
-----------------------

     The reconciliation of the statutory U.S. Federal income tax rate to the Company's effective income tax rate is as follows:

                                                         Year Ended October 31,
                                                      ---------------------------
                                                      2006       2005        2004
                                                      ----       ----        ----
     Statutory federal income tax rate (benefit)    (34.00)%    (34.00)%    (34.00)%
     Nondeductible expenses:
     Permanent differences                           10.20           -           -
     Increase in valuation allowance                 23.80       34.00       34.00
                                                     -----       -----       -----
     Effective tax rate                              0.00%       0.00%       0.00%
                                                     =====       =====       =====

     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets for financial reporting purposes and the amount used for income tax purposes. The Company's deferred tax assets and liabilities are as follows:

                                                  Year Ended October 31,
                                         --------------------------------------
     Deferred tax asset:                     2006          2005          2004
                                         ----------    ----------    ----------
     Stock based compensation               261,945          --            --
     Research credit                         44,916          --            --
     Net operating loss carryforward      8,810,000     7,586,000     6,321,000
                                         ----------    ----------    ----------
                                          9,116,861     7,586,000     6,321,000
     Less:  valuation allowance          (8,745,128)   (7,220,000)   (5,976,000)
                                         ----------    ----------    ----------
     Total deferred tax asset               371,733       366,000       345,000

     Deferred tax liability:
     Excess tax over book depreciation     (371,733)     (366,000)     (345,000)
                                         ----------    ----------    ----------
     Net deferred tax asset                    --            --            --

     Increase in valuation allowance      1,525,128     1,244,000       873,000
                                         ==========    ==========    ==========

     Due to the uncertainty surrounding the realization of the benefits of the net operating loss carryforwards, the Company provided a valuation allowance for the entire amount of the deferred tax asset at October 31, 2006, 2005 and 2004.
At October 31, 2006, the Company had net operating loss carryforwards of approximately $25,900,000 which expire on various dates through 2026 and research and development credits of approximately $45,000 which expire on various dates through 2026.

Note 12 - Capital Lease Payable:
--------------------------------

     As of October 31, 2005, one lease remained open for computer equipment in the amount of $3,612, with accumulated depreciation of $2,047. Depreciation expense for the year ended October 31, 2005 was $3,900. The lease matured in February 2006.

Note 13 - Operating Leases:
---------------------------

     The Company leases office space, equipment, computers and vehicles under non-cancelable operating leases expiring between 2006 and 2009.

                                      F-23

     Our corporate headquarters is currently located at 88 Danbury Road, Wilton, Connecticut 06897-2525 where we lease 5,612 square feet of office space from Furst Properties, LLC as landlord. The lease, electrical, and taxes provides for monthly payments of $12,159 to December 2008, when the lease expires; however, the Company has the option to extend it for another three years at the same price.

     Our product showroom is located at 190 Century Drive, Bristol, Connecticut, 06010, where we lease 10,800 square feet of office space from Tunxis Management as landlord. The current lease provides for monthly payments of $8,166 to June 2008, when the lease expires.

     Our manufacturing facility is located at 545 Broad Street, Bristol, Connecticut, 06010, where we lease 30,000 square feet of manufacturing space from Gaski Leasing as landlord. The lease provides for monthly payments of $5,775 and expires on December 31, 2007. This lease arrangement is on a month to month basis.

     The following table shows the Company's future lease commitments under its operating leases:

         Year              Annual Rent
         ----              -----------
         2007              $ 313,200
         2008                194,904
         2009                145,908
                           ---------
         Total             $ 654,012
                           =========

Note 14 - Commitments and Concentrations:
-----------------------------------------

Employment Agreements

     On September 30, 2004, the Board of Directors approved the terms of an employment agreement between Joseph F. Longo and the Company. Mr. Longo will serve as the Chief Executive Officer and President and will be paid an annual salary of $185,000. The term of the Employment Agreement is three years, effective as of January 1, 2004, and has been automatically extended by the Company for one year.

     On December 1, 2005, the Company reached an agreement with Ralph Dechiaro, its Vice President of Business Operations, pursuant to which the Company agreed to award Mr. Dechiaro options to purchase 25,000 shares of common stock at an exercise price equal to the closing price of the Company's common stock on December 14, 2005, or $1.90. One half of these options vested on January 1, 2006 and the other half vest on June 30, 2006. In addition, the Company agreed to grant Mr. Dechiaro a one-time bonus/incentive award of $20,000, payable in cash, less applicable taxes, which was paid on December 23, 2005. The Company also agreed to provide Mr. Dechiaro with a severance package, as defined. Should Mr. Dechiaro voluntarily resign, severance pay would not apply.

     On December 13, 2005, the Company reached an agreement with its Chief Financial Officer, Peter Scanlon, that provides for additional compensation equal to $6,000 per month and a severance package based on years of service.

License Agreement

     Startech has a licensing agreement for the development, hardware manufacture and technology exploitation within the waste and non-waste industry application for Hydrogen Selective Membranes. This agreement provides for the exclusive right to utilize this Hydrogen Selective Membrane technology for all applications in the principles of plasma arc technology. This agreement commenced in 2001 and extends for a period of 20 years.

DOE Grant

     The Company received a grant from the Department of Energy for the development of a Startech Hydrogen Production Project which includes the evaluation of the viability of integrated hydrogen production from waste materials. This program included two (2) test programs; the first was initiated in October 2004 and was completed in December 2005. The DOE test cell has incorporated the results from the previous testing conducted in Phase I with equipment updates and modification to the test protocols. This effort is being finalized and the hydrogen yield test on varied waste materials is being initiated. Management of the Company has indicated that they plan to issue the final test report within the next quarter and to present the information to DOE during the national conference in May 2007. The grant is a reimbursement of expenses incurred in connection with the project and is recorded as other income in the statement of operations when received. For the years ended October 31, 2006 and 2005, the Company received $64,508 and $454,035, respectively.

Investment Management Agreement

     On November 3, 2005, the Company entered into an agreement with Stonebridge Advisors LLC ("Stonebridge"). Under the terms of the agreement, Stonebridge will serve as the Company's Investment Manager. As of October 31, 2006, the Company maintains cash balances of approximately $1,600,000 in an account managed by Stonebridge. Subsequent to October 31, 2006, the Company terminated this agreement with Stonebridge.

Concentration of Credit Risk

     The Company maintains cash balances in two financial institutions. The balances are insured by the Federal Deposit Insurance Corporation up to $100,000 per institution. From time to time, the Company's balances may exceed these limits. At October 31, 2006, uninsured cash balances were approximately $1,800,000.

Note 15 - Litigation and Other Contingencies:
---------------------------------------------

     The Company was sued in an action entitled Ann C. Ritson, et al ("Plaintiffs") v. Startech Environmental Corporation and other parties, CV-06-5005444-S, in the Superior Court, Jurisdiction of Hartford, Connecticut, commenced in or about July 2006 (the "Primary Action") relating to alleged misrepresentation in a private placement transaction. The Company has denied the allegations and has asserted certain defenses against the Plaintiffs. At this time, the Company is unable to evaluate the likelihood of an unfavorable outcome. In addition, subsequent to October 31, 2006, the Company filed a third party complaint against the private placement agent in the aforementioned matter, The Company has alleged that if it is adjudged to be liable to the Plaintiffs, they are entitled to indemnification in whole or in part from the private placement agent pursuant to a written agreement. This matter is still in the fact discovery phase.

Note 16 - Employee Benefit Plan:
--------------------------------

     The Company sponsors an employee savings plan designed to qualify under
Section 401K of the Internal Revenue Code. This plan is for all full-time employees who have completed 30 days of service. Company contributions are made in the form of common stock at the prevailing current market price and vest equally over a three-year period. The Company will match the first 6 percent of the employee contribution on a dollar for dollar basis up to the maximum contribution allowed under Internal Revenue Code. Contributions for the year ended October 31, 2006, 2005, 2004 were $65,181, $63,073, and $62,932 respectively. These contributions were paid through the issuance of 31,340, 20,857 and 16,060 shares of common stock respectively.


Note 17 - Quarterly Financial Data (unaudited):
-----------------------------------------------


                                               1/31/06           4/30/06           7/31/06           10/31/06
                                               -------           -------           -------           --------

Total Revenues                                $ 364,197         $ 111,464         $ 286,131         $ 187,002
                                              ---------         ---------         ---------         ---------

Gross Profit                                  $ 311,094         $ 28,826          $ 219,387          $ 82,179
                                              ---------         --------          ---------          --------

Net Income (Loss)                            ($439,462)       ($4,620,815)         $337,902        $(1,897,332)
                                             ----------       ------------         --------        ------------

 Basic and Diluted Net Income (Loss)           ($0.02)           ($0.25)            $0.02            ($0.09)
                                               -------           -------            -----            -------




                                               1/31/05           4/30/05           7/31/05           10/31/05
                                               -------           -------           -------           --------

Total Revenues                                $ 32,985          $ 32,985           $ 96,064         $ 128,053
                                              --------          --------           --------         ---------

Gross Profit                                  $ 32,985          $ 32,985           $ 96,064          $ 59,335
                                              --------          --------           --------          --------

Net Loss                                     ($988,486)        $ (965,415)       ($ 845,014)        ($879,773)
                                             ----------        -----------       -----------        ----------

 Basic and Diluted Net Loss                    ($0.06)           ($0.05)           ($0.05)           ($0.05)
                                               -------           -------           -------           -------


Note 18 - Subsequent Event (unaudited):
---------------------------------------

     Subsequent to October 31, 2006, the Company issued 5,977 shares of its common stock valued at $15,601 into its 401K plan as a matching contribution.


                                      F-26

                         STARTECH ENVIRONMENTAL CORPORATION
                        Condensed Consolidated Balance Sheets

                                                        July 31, 2007     October 31,
                                                         (unaudited)         2006
                                                         ------------    ------------
                                     Assets
                                     ------
Current assets:
   Cash and cash equivalents                             $  9,380,564    $  2,279,914
   Note receivable                                            385,000         385,000
   Accounts receivable                                        150,000            --
   Inventories                                                334,374         338,675
   Prepaid expenses and other current assets                     --             3,007
                                                         ------------    ------------

Total current assets                                       10,249,938       3,006,596

Equipment and leasehold improvements, net                   1,952,821       2,064,454

Deferred financing costs, net                                    --            13,783
Other assets                                                   89,373          89,266
                                                         ------------    ------------


Total assets                                             $ 12,292,132    $  5,174,099
                                                         ============    ============

                      Liabilities and Stockholders' Equity
                      ------------------------------------

Current liabilities:
   Accounts payable                                      $     68,620    $    153,442
   Accrued expenses                                            74,742          90,443
   Convertible notes, net of deferred debt discount
     of $101,858 at October 31, 2006                             --           589,263
   Detachable warrants                                           --           544,286
   Conversion option on convertible notes                        --           280,632
   Customer deposits and deferred revenue                   6,641,632       2,009,792
                                                         ------------    ------------

      Total current liabilities                             6,784,994       3,667,858
                                                         ------------    ------------


Commitments and Contingencies

Stockholders' equity:
Preferred stock: no par value, 10,000,000 shares
  authorized; none issued and outstanding                        --              --
Common stock: no par value; 800,000,000 shares
  authorized; 23,054,920 outstanding at July 31, 2007;
  and 20,718,387 outstanding at October 31, 2006           33,907,872      28,929,534
Additional paid-in-capital                                  5,449,397       3,780,197
Deferred lease costs                                         (315,601)           --
Deferred offering costs                                          --          (341,551)
Accumulated deficit                                       (33,534,530)    (30,861,939)
                                                         ------------    ------------
      Total stockholders' equity                            5,507,138       1,506,241
                                                         ------------    ------------
Total liabilities and stockholders' equity               $ 12,292,132    $  5,174,099
                                                         ============    ============


    See accompanying notes to the condensed consolidated financial statements.

                                       F-27

                                        STARTECH ENVIRONMENTAL CORPORATION
                                 Condensed Consolidated Statements of Operations
                                                    (Unaudited)


                                                           Three Months Ended              Nine Months Ended
                                                                July 31,                        July 31,
                                                      ------------------------------------------------------------

                                                          2007            2006            2007            2006
                                                      ------------    ------------    ------------    ------------

Revenue                                               $    354,958    $    286,131    $    612,910    $    761,793

Cost of sales                                               77,597          66,744         165,357         202,486
                                                      ------------    ------------    ------------    ------------

Gross profit                                               277,361         219,387         447,553         559,307
                                                      ------------    ------------    ------------    ------------


Operating Expenses:
Selling expenses                                           293,477         167,367         603,060         526,064
Research and development expenses                           43,260          81,467         213,765         244,669
General and administrative expenses                        605,674         654,578       2,004,464       2,334,755
Asset impairment charge                                    126,000            --           126,000            --
Depreciation and amortization expenses                      44,570          49,116         135,073         145,609
                                                      ------------    ------------    ------------    ------------
Total operating expenses                                 1,112,981         952,528       3,082,362       3,251,097
                                                      ------------    ------------    ------------    ------------

Loss from operations                                      (835,620)       (733,141)     (2,634,809)     (2,691,790)

Other income (expense):
  Interest income                                           59,498          34,292          85,635          70,422
  Interest expense                                            --           (27,059)        (16,045)       (141,544)
  Amortization of deferred financing costs                    --           (24,273)        (13,783)       (227,339)
  Amortization of deferred debt discount                      --          (200,652)       (101,858)     (1,709,809)
  Change in value of warrants and conversion option           --         1,284,978        (107,826)        (65,129)
  Other income                                               2,779           3,757         121,029          45,490
                                                      ------------    ------------    ------------    ------------
     Total other income (expense)                           62,277       1,071,043         (32,848)     (2,027,909)
                                                      ------------    ------------    ------------    ------------

Net income (loss)  before income taxes                    (773,343)        337,902      (2,667,657)     (4,719,699)

Income tax expense                                             166            --             4,934           2,675
                                                      ------------    ------------    ------------    ------------

Net income (loss)                                     $   (773,509)   $    337,902    ($ 2,672,591)   ($ 4,722,374)
                                                      ============    ============    ============    ============

Per share data:
Net income (loss) per share-basic and diluted         ($      0.03)   $       0.02    ($      0.12)   ($      0.24)
                                                      ============    ============    ============    ============
Weighted average common shares outstanding-basic        22,973,476      20,359,930      21,694,135      19,283,313
                                                      ============    ============    ============    ============
Weighted average common shares outstanding-diluted      22,973,476      21,306,621      21,694,135      19,283,313
                                                      ============    ============    ============    ============


                   See accompanying notes to the condensed consolidated financial statements.

                                                    F-28

                       STARTECH ENVIRONMENTAL CORPORATION
                 Condensed Consolidated Statements of Cash Flows
                                   (Unaudited)

                                                              Nine Months Ended
                                                                  July 31,
                                                         --------------------------
                                                             2007           2006
                                                         -----------    -----------

Cash flows from operating activities:
   Net loss                                              $(2,672,591)   $(4,722,374)
   Adjustments to reconcile net loss to net cash
   provided by operating activities:
     Asset impairment charge                                 126,000           --
     Stock based compensation                                263,054        563,603
     Non-cash consulting expenses                             73,250           --
     401(k) match through issuance of common stock            48,171         46,653
     Depreciation and amortization                           135,073        145,609
     Amortization of deferred financing costs                 13,783        227,339
     Amortization of deferred lease costs                    157,800           --
     Amortization of deferred debt discount                  101,858      1,709,809
     Change in value of warrants and conversion option       107,826         65,129
Changes in operating assets and liabilities:
     Accounts receivable                                    (150,000)        26,676
     Prepaid expense and other current assets                  3,007         28,701
     Inventory                                                 4,301           --
     Other assets                                               (107)          --
     Accounts payable                                        (84,822)       (20,839)
     Customer deposits and deferred revenue                4,631,840        202,973
     Accrued expenses                                        (15,701)      (115,292)
Net cash provided by operating activities                  2,742,742     (1,842,013)

Cash flows used in investing activities:
     Purchase of equipment                                  (149,440)      (177,261)
Net cash used in investing activities                       (149,440)      (177,261)
                                                         -----------    -----------

Cash flows from financing activities:
     Proceeds from exercise of options, warrants
       and common stock issuance                           4,699,205      2,721,990
     Repayments of convertible debentures                   (191,857)      (431,567)
     Repayment of capital lease payable                         --             (242)
                                                         -----------    -----------
Net cash provided by financing activities                  4,507,348      2,290,181
                                                         -----------    -----------

Net increase in cash and cash equivalents                  7,100,650        270,907

Cash and cash equivalents, beginning                       2,279,914      2,489,529
                                                         -----------    -----------

Cash and cash equivalents, ending                        $ 9,380,564    $ 2,760,436
                                                         ===========    ===========


   See accompanying notes to the condensed consolidated financial statements.

                                      F-29

Note 1 - Basis of Presentation and Liquidity Matters.
-----------------------------------------------------

     Basis of Presentation

     The accompanying unaudited condensed consolidated financial statements of Startech Environmental Corporation (the "Company" or "Startech") have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") for interim financial information. In the opinion of management, such statements include all adjustments (consisting only of normal recurring adjustments) necessary for the fair presentation of the Company's financial position, results of operations and cash flows at the dates and for the periods indicated. Pursuant to the requirements of the Securities and Exchange Commission ("SEC") applicable to quarterly reports on Form 10-Q, the accompanying financial statements do not include all the disclosures required by GAAP for annual financial statements. While the Company believes that the disclosures presented are adequate to make the information not misleading, these unaudited interim condensed consolidated financial statements should be read in conjunction with the fiscal consolidated financial statements and related notes included in the Company's annual financial statements for the year ended October 31, 2006, included elsewhere in this document. Operating results for the three and nine months ended July 31, 2007 are not necessarily indicative of the results that may be expected for the fiscal year ending
October 31, 2007, or any other interim period.

     Liquidity Matters

     The Company has historically incurred net losses from operations. For the nine months ended July 31, 2007, net cash provided by operating activities was $2,742,742. As of July 31, 2007, the Company had cash and cash equivalents of $9,380,564 and had working capital of $3,464,944.

     The Company has historically raised funds through the sale of equity instruments. During the nine months ended July 31, 2007, the Company received net cash proceeds of approximately $4,699,000 from various investors in consideration of the sale of 2,081,149 shares of common stock pursuant to various private placement transactions. In addition, through July 31, 2007, the Company has received deposits of $4,818,750 in conjunction with a sales agreement (Note 8). Subsequent to July 31, 2007, the Company received a deposit of $539,965 in connection with another sales agreement (Note 12).

     Although the Company believes that it has sufficient liquidity to sustain its existing business in excess of twelve months, there is no assurance that unforeseen circumstances will not have a material effect on the business that could require it to raise additional capital or take other measures to conserve liquidity in order to sustain operations.



                                      F-30

Note 2 - Significant Accounting Policies.
-----------------------------------------

Stock Based Compensation

     Effective November 1, 2005, the Company adopted the fair value recognition provisions of Statement of Financial Accounting Standards ("SFAS") 123R, using the modified prospective transition method and, therefore, did not restate prior periods' results. Stock-based compensation expense for all share-based payment awards granted after November 1, 2005 is based on the grant-date fair value estimated in accordance with the provisions of SFAS 123R. The Company recognizes these compensation costs over the requisite service period of the award, which is generally the option vesting term. For the three and nine months ended July
31, 2007, the Company incurred stock-based compensation expense of $51,774 and $263,054, respectively.

     The fair value of share-based payment awards granted during the period was estimated using the Black-Scholes option pricing model with the following assumptions and weighted average fair values as follows:

                                              Nine months ended
                                                  July 31,
                                                    2007
                                                ------------
           Risk-free interest rate range        4.65%- 5.00%
           Dividend yield                           N/A
           Expected volatility                      98%
           Expected life in years                    10

A summary of option activity for the nine months ended July 31, 2007 is as follows:

                                                   Weighted-
                                                    Average     Aggregate
                                                    Exercise    Intrinsic
             Options                  Shares         Price        Value
-------------------------------------------------------------------------
Outstanding at November 1, 2006     1,820,500        $4.62
Granted                                60,000        $2.37
Canceled                             (41,000)        $3.12
Outstanding at July 31, 2007        1,839,500        $4.87      $82,594
Exercisable at July 31, 2007        1,809,500        $4.91      $72,994
-------------------------------------------------------------------------

     As of July 31, 2007, the total unrecognized compensation costs on non-vested options is $96,300. Such amounts are expected to be amortized within the next twelve months.



                                      F-31

Net Earnings (Loss) per Share of Common Stock

     Basic net income (loss) per share is computed by dividing net income (loss) attributable to common stockholders by the weighted average number of common shares outstanding during the period. Diluted net income (loss) per share reflects the potential dilution that could occur if securities or other instruments to issue common stock were exercised or converted into common stock.
Potentially dilutive securities are excluded from the computation of diluted net income (loss) per share when their inclusion would be antidilutive. The following table sets forth the components used in the computation of basic and diluted income (loss) per share:

                             ----------------------------------------------------------------------------
                                  For the three months ended            For the nine months ended
                             ----------------------------------------------------------------------------

                               July 31, 2007     July 31, 2006      July 31, 2007      July 31, 2006

                                (Unaudited)*     (Unaudited)**      (Unaudited)*        (Unaudited)*
                             ----------------------------------------------------------------------------

Weighted average shares
outstanding, basic
                                     22,973,476        20,359,930         21,694,135          19,283,313

Incremental shares of common
stock equivalents                            --           424,471                  -                   -

Conversion of convertible
debenture to common stock                    --           522,220                  -                   -
                             ----------------------------------------------------------------------------

   Weighted average shares
    outstanding, diluted             22,973,476        21,306,621         21,694,135          19,283,313
                             ============================================================================


* Potential common shares of approximately 11,300,000 for each of the three and nine months ended July 31, 2007, respectively, and approximately 7,600,000 for the nine months ended July 31, 2006 were excluded from the computation of diluted earnings per share, as their inclusion would be anti dilutive.

** For the three months ended July 31, 2006, approximately 5,900,000 potential common shares were not included in the dilutive earnings per share calculation because the exercise price and warrant price was greater than the average market price of the common stock for the period.

Revenue Recognition

     Revenues earned from consulting, design and other professional services are recognized when the services are completed. For distributorship agreements, revenue is recognized for services and training upon completion and the distribution rights are amortized over a three year period.

     During May 2007, the Company entered into an agreement to sell three of its Plasma Converter Systems to a customer. (Note 8). As of July 31, 2007, delivery of the Plasma Converter Systems has not yet occurred. The Company is currently evaluating the provision of EITF 00-21, "Revenue Arrangements With Multiple
Deliverables," to determine its effect on this transaction.



                                      F-32

Note 3 - Inventories.
---------------------

     Inventories consist of raw materials and are stated at the lower of cost or market. Cost is determined by the first-in, first-out method.

Inventories consist of the following:

                               July 31,           October 31,
                                 2007                2006
                               --------            --------

Raw materials                  $281,392            $281,392
Work in process                  52,982              57,283
                               --------            --------
                               $334,374            $338,675
                               ========            ========


Note 4 - Equipment and Leasehold Improvements.
----------------------------------------------

     Equipment and leasehold improvements consist of the following:

                                          Useful Life             July 31,      October 31,
                                           (In years)               2007           2006
                                           ----------               ----           ----

Computer equipment                            3-5                 $255,846        $238,779
Equipment                                     7-15               2,223,164       2,170,797
Furniture and fixtures                        3-7                  159,854         144,383
Leasehold improvements                        4-7                  109,993         109,993
Other                                         4-7                   31,229          23,625
                                                                ----------      ----------
                                                                 2,780,086       2,687,577
Less: accumulated depreciation                                 (1,317,419)     (1,181,521)
                                                               -----------     -----------
                                                                 1,462,667       1,506,056
Construction in progress                                           490,154         558,398
                                                               -----------      ----------
Total equipment and leasehold improvements                     $ 1,952,821      $2,064,454
                                                               ===========      ==========

     Construction in progress includes the costs of constructing the Company's proprietary ceramic filtration system. Costs may include materials, labor, overhead and permits. When construction is completed, the asset will be reclassified as equipment and will be amortized when placed in service. During the nine months ended July 31, 2007, the Company deemed certain components of its construction in progress impaired, and accordingly, recorded an impairment charge in the amount of $126,000.

     Depreciation expense totaled $44,570 and $49,116 for the three months ended
July 31, 2007 and 2006, respectively. Depreciation expense totaled $135,073 and
$145,609 for the nine months ended July 31, 2007 and 2006, respectively.

Note 5 - Convertible Note and Standby Equity Distribution Agreement.
--------------------------------------------------------------------

     On September 15, 2005, the Company entered into a securities purchase agreement ("2005 SPA") and a standby equity distribution agreement ("2005 SEDA") with Cornell. The 2005 SPA provides for Cornell to purchase up to $2,300,000 of Debentures, which were funded during the year ended October 31, 2005. The
Debentures were convertible by Cornell at any time at a conversion price of $1.84 per share of common stock. The Debentures originally matured in September
2006, required monthly interest payments at a rate of 10% per annum and monthly principal payments commencing March 2006. On September 5, 2006, the Company received notification from Cornell stating that the maturity date of the Debentures was changed to October 18, 2007. The Company can prepay the Debentures at any time upon three days written notice. If the Company's common stock is trading above the conversion price at the time of the prepayment, the Company must pay a 20% premium on the amount of the prepayment. The Debentures are secured by substantially all of the Company's assets and shares of common stock as discussed below. In connection with the issuance of the Debentures, in September 2005, the Company issued to Cornell a three year warrant to purchase
650,000 shares of the Company's common stock with an exercise price per share of $2.53.

                                      F-33

     The gross proceeds of the Debentures in the amount of $2,300,000 were recorded net of a discount of $2,168,995. The debt discount consisted of a $897,121 value related to the warrants and $1,271,874 value related to the embedded conversion option. The warrants and the embedded conversion option were accounted for under Emerging Issues Task Force ("EITF") 00-19 and EITF 05-4, View A. Due to certain factors and the liquidated damage provision in the registration rights agreement, the Company determined that the embedded conversion option and the warrants were derivative liabilities. Accordingly, the warrants and the conversion option were being marked to market through earnings at the end of each reporting period. The warrants and conversion option were valued using the Black-Scholes valuation model. For the nine months ended July 31, 2007 and 2006, the Company recorded a loss of $107,826 and $65,129, respectively representing the change in the fair value of the warrants and conversion option. For the three months ended July 31, 2006, the Company recorded a gain of $1,284,978, representing the change in the fair value of the warrants and conversion option. The debt discount of $2,168,995 is being accreted over the term of the note. Accordingly, the Company recorded a charge of $200,652 for the three months ended July 31, 2006, and a charge of $101,858 and $1,709,809 for the nine months ended July 31, 2007 and 2006, respectively.

     On the date of the Securities Purchase Agreement the Company paid a fee of $230,000 (10% of the purchase price), structuring fees equal to $30,000 and other fees of $27,554 in connection with the Debentures. These fees have been recorded as deferred financing costs and are being expensed through the maturity date of the Debentures. Amortization expense for the nine months ended July 31, 2007 and 2006 amounted to $13,783 and $227,339, respectively, and $24,273 for the three months ended July 31, 2006.

     On April 22, 2006, Cornell converted $1,000,000 of the Debentures into 543,478 shares of common stock. From March 2006 through January 31, 2007, the Company made principal payments aggregating approximately $808,000 towards the Debentures. In accordance with EITF 00-19, upon these repayments and conversion, the Company reclassified $1,355,224 ($89,516 during the nine months ended July 31, 2007), representing the portion of the derivative liabilities, to additional paid-in capital.

     The 2005 SEDA required Cornell, at the Company's option, to purchase, from time to time, up to an aggregate of $20,000,000 of the Company's common stock over a two-year period commencing on the effective date of a registration statement filed with the SEC. The purchase price for each share of common stock under the 2005 SEDA is equal to 96% of the market price as defined. Each request by the Company is limited to $2,000,000. The Company issued to Cornell 386,956 shares of the Company's common stock valued at $979,000, as a fee for entering into the 2005 SEDA and issued 4,348 shares valued at $11,000 to the placement agent. In addition, the Company incurred legal and various other costs of $239,595 in connection with this transaction.

     The 2005 SPA and the 2005 SEDA required that the Company file a registration statement within 30 days of the date of the agreements and use its best efforts to have the registration statement declared effective by the SEC within 120 days of the date of the agreement (extended to April 15, 2006). In the event the registration statement was not filed or declared effective within the prescribed time periods, the Company would be required to pay liquidated damages as defined under such agreement. This registration statement was not declared effective by the SEC. Accordingly, the 2005 SEDA was not activated and was not available for use. The Company was informed by Cornell that the liquidated damages provision in this agreement would not be enforced.

     On January 17, 2007, the Company and Cornell agreed to terminate the 2005 SEDA and begin negotiations on another standby equity distribution agreement on different terms. In addition, Cornell has agreed to waive any and all liquidated damages that may be payable in connection with the registration rights agreement. In addition, Cornell agreed to return approximately 135,000 of the 391,304 shares issued as offering costs in connection with the 2005 SEDA.

     On January 26, 2007, the Company withdrew the registration statement filed for the 2005 SEDA with the SEC. Accordingly, deferred offering costs of $239,595 were written off as of October 31, 2006. In addition, deferred offering costs of $648,449, representing 251,956 shares of common stock issued to Cornell and 4,348 shares issued to a placement agent, both of which will not be returned to the Company in connection with the 2005 SEDA termination, were charged to terminated offering costs as of October 31, 2006. On March 1, 2007, 135,434 shares valued at $341,551, were returned to the Company.

     In accordance with EITF 00-19 and EITF 05-4, the Company reclassified the remaining derivative liabilities in the amount of $843,230 to equity as of January 17, 2007 due to the termination of the registration rights agreement as discussed above. In connection with the Securities Purchase Agreement, the Company and its President agreed to pledge 3,580,000 shares of common stock and 900,000 shares of common stock, respectively, to secure payment of all the obligations due under the Debentures. Such shares were to be held in escrow until all amounts due under the Debentures were paid in full. The Company issued 900,000 shares of restricted common stock to its President during the year ended October 31, 2005 in place of the shares of common stock pledged pursuant to the Escrow Agreement. On February 12, 2007, Cornell converted $499,263 of the Debentures into 271,339 shares of common stock and as of February 15, 2007, the Debentures were paid in full. On March 1, 2007, the 3,580,000 pledged shares were returned to the Company and the 900,000 pledged shares were returned to its President.

Note 6 - Stockholders' Equity.
------------------------------

     On November 22, 2005, the Company entered into the SICAV ONE stock purchase agreement and SICAV TWO stock purchase agreement (collectively, the "Mercatus Agreement") with Mercatus & Partners, Limited (Mercatus"). Pursuant to the Mercatus Agreement, the Company agreed to sell to Mercatus an aggregate of 2,716,900 shares of common stock (the "Mercatus Shares"), for an aggregate purchase price of $5,000,000. Mercatus had up to thirty days from the date of the delivery of the Mercatus Shares to Brown Brothers Harriman, the custodial bank, to tender the purchase price to the Company. The Mercatus Shares were placed in escrow in November 2005. The Company never received any proceeds pursuant to the Mercatus Agreements. In November 2006, Mercatus returned 2,716,900 shares of common stock to the Company.

     On March 12, 2007 the Company issued 25,000 shares of common stock to a consultant for services rendered, valued at $73,250, representing the fair value of such services.

     On March 13, 2007, the Company received net proceeds of $500,002 from an investor in consideration of the sale of 208,334 shares of common stock, the issuance of 208,334 warrants exercisable at $3.40 per share and 208,334 warrants exercisable at $4.40 per share. In addition, the Company issued 20,834 shares of common stock, warrants to purchase 20,834 shares of common stock at an exercise price of $3.40 and warrants to purchase 20,834 shares of common stock at an exercise price of $4.40 to a placement agent in connection with this transaction.

     On March 16, 2007, the Company received net proceeds of $259,200 from an investor in consideration of the sale of 108,000 shares of common stock. The Company also issued warrants to purchase 108,000 shares of common stock at an exercise price of $3.40 and warrants to purchase 108,000 shares of common stock at an exercise price of $4.40. In addition, the Company granted 12,000 shares of common stock, warrants to purchase 12,000 shares of common stock at an exercise price of $3.40 and warrants to purchase 12,000 shares of common stock at an exercise price of $4.40 to a placement agent in connection with this transaction.

     On March 22, 2007, the Company received gross proceeds of $555,555 from an investor in consideration of the sale of 231,482 shares of common stock. The Company also issued warrants to purchase 231,482 shares of common stock at an exercise price of $3.40 and warrants to purchase 231,482 shares of common stock at an exercise price of $4.40. In addition, the Company paid a commission in the amount of $55,555 in cash proceeds as a finder's fee to a placement agent.

     On April 11, 2007, the Company entered into a securities purchase agreement with Cornell. The Company issued and sold to Cornell 833,333 shares of common stock at a price per share of $2.40, for an aggregate purchase price of $2,000,000. In connection with the issuance of the common stock, the Company issued to Cornell a Class A warrant and a Class B warrant, each warrant entitling Cornell to purchase 833,333 shares of the Company's common stock at an exercise price per share of $3.40 and $4.40, respectively. The warrants expire on April 11, 2011. The Company also entered into a registration rights agreement in connection with this private placement to register for resale the shares of common stock issued to Cornell and the shares of common stock issuable upon exercise of the warrants. Pursuant to the registration rights agreement, the Company is obligated to file a registration statement within 45 days of the closing and obtain effectiveness no later than 120 days following the closing (or 150 days if the registration statement receives a "full review" by the SEC and maintain its effectiveness until all the shares may be sold without any volume limitations pursuant to Rule 144(k) under the Securities Act of 1933, as amended. In the event the Company does not file the registration statement or obtain its effectiveness within the time periods described above, and if certain other events occur, the Company will be subject to liquidated damages in an amount in cash equal to one percent of the purchase price paid by Cornell for the shares of common stock issued pursuant to the securities purchase agreement up to a maximum of 12%, or $240,000. The Company filed a registration statement on Form S-1 on June 1, 2007. The Company is currently in the process of addressing comments received by the SEC with respect to the registration statement. Accordingly, the Company will have 150 days for the registration effective before incurring liquidated damages. In connection with the purchase agreement, the Company paid an origination fee to Cornell in the form of 41,666 shares of common stock at a price per share of $2.40 and a cash payment of $95,000.

     On April 11, 2007, the Company entered into the ("2007 SEDA") with Cornell. Pursuant to the 2007 SEDA, the Company may, at its discretion, periodically sell to Cornell shares of common stock for a total purchase price of up to $10 million. For each share of common stock purchased under the 2007 SEDA, Cornell will pay the Company 96% of the lowest closing bid price of the Company's common stock for the five trading days immediately following the notice date. Cornell will also retain 5% of the amount of each advance under the 2007 SEDA. Cornell's obligation to purchase shares of the Company's common stock under the 2007 SEDA is subject to certain conditions and limitations, including the Company obtaining an effective registration statement covering resale shares of the Company's common stock under the 2007 SEDA. The Company incurred a placement agent fee of $5,000 under the Placement Agent Agreement relating to the 2007 SEDA. The 2007 SEDA will be available to the Company upon filing an effective registration statement.

     On May 10, 2007, the Company entered into a stock purchase agreement with an individual investor for the private placement of common stock at $2.20 per share, pursuant to which the Company issued and sold to this investor 700,000 restricted shares of common stock and warrants exercisable into an aggregate of 1,400,000 restricted shares of Common Stock, for which 700,000 of such warrants were issued at an exercise price of $3.40 per share and the other 700,000 of such Warrants were issued at an exercise price of $4.40 per share. The warrants are exercisable as of the date of issuance and expire three (3) years there-from. The Company granted the investor piggyback registration rights with respect to the shares and the shares of common stock issuable upon exercise of the warrants.

     On May 10, 2007, the Company granted an aggregate of 60,000 options to purchase common stock valued at $128,386 to its board members. These options are exercisable at $2.37 and have a term of ten years. Half of these options vest immediately and the remaining portion vests one year from the date of grant.

Note 7 - Operating Leases.
--------------------------

     The Company leases office space, equipment, computers and vehicles under non-cancelable operating leases through 2009.

     The Company's corporate headquarters is located at 88 Danbury Road, Wilton, Connecticut 06897-2525 where the Company leases 5,612 square feet of office space from Furst Properties, LLC as landlord. The lease, electrical and taxes provides for monthly payments of $12,159 to December 2008, when the lease expires; however, the Company has the option to extend it for another three years at the same terms. On December 11, 2006, in connection with the lease agreement, the Company issued a warrant to the landlord to purchase 200,000 shares of common stock at an exercise price of $3.00 per share, valued at approximately $473,000 using the Black-Scholes model, which will be amortized over the life of the lease. These warrants will expire on March 11, 2011. During the three and nine months ended July 31, 2007, the Company incurred a charge to operations in the amount of $59,175 and $157,800 relating to these warrants, respectively.

     The Company's product showroom is located at 190 Century Drive, Bristol, Connecticut, 06010, where the Company leases 10,800 square feet of office space from Tunxis Management as landlord. The current lease provides for monthly payments of $8,166 to June 2008, when the lease expires.

     The Company's manufacturing facility is located at 545 Broad Street, Bristol, Connecticut, 06010, where the Company leases 30,000 square feet of manufacturing space from Gaski Leasing as landlord. The lease provides for monthly payments of $5,775 and expires on December 31, 2007.

     The following table shows the Company's future lease commitments under its operating leases:

                             Year    Annual Rent
                             ----    -----------

                             2007    $ 197,972
                             2008      194,904
                             2009      145,908
                                     ---------
                            Total    $ 538,784
                                     =========

Note 8 - Commitments and Contingencies.
---------------------------------------

DOE Grant

     The Company received a grant from the Department of Energy ("the DOE") for the development of a Startech Hydrogen Production Project which includes the evaluation of the viability of integrated hydrogen production from waste materials. This program consists of two test phases which evaluate the potential hydrogen yield and volume which can be obtained from plasma converter gas (PCG). Phase I was initiated in October 2004 and was completed by September 2005. Phase II was initiated in October 2005 and was completed during the 3rd quarter of 2007. During this phase, the Company incorporated equipment enhancements and finalized the final test report providing technical test results to DOE. The grant is a reimbursement of expenses incurred in connection with the project and is recorded as other income in the statement of operations when received. For the three months ended July 31, 2007, the Company received $173,668 under this grant. For the nine months ended July 31, 2007, the Company received $308,486 under this grant. These amounts are included as part of other income in the condensed consolidated statement of operations.

Sales Contract


     On May 10, 2007, the Company entered into a Purchase Agreement with Envirosafe Industrial Services Corporation (the "Customer"), whereby the Company sold to the Customer two 10 Ton Per Day ("TPD") (rated capacity) and one 5 TPD (rated capacity) Plasma Converter Systems ("PCS") to process various solid, liquid and gaseous feeds including hazardous waste, for an aggregate sales price of $19,275,000. On May 23, 2007, the Company received a down payment in the amount of $1,927,500 as a down payment for the sale. The remainder of the purchase price will be paid in installments, of which the Company has currently received $2,891,250 through July 31, 2007. These installments have been included as part of customer deposits and deferred revenue. The last installment will be made upon the issuance of a certificate of completion once the installation of the PCSs has been completed. All amounts, other than the down payment, not paid by Customer within 30 days after such amounts become due and payable to the Company shall bear interest at the lesser of 2% per month or the maximum rate of interest allowed by applicable law.

Concentration of Credit Risk

     The Company's cash and cash equivalents consist of cash balances at one financial institution and short-term high quality liquid investments with maturities of less than thirty days. The short-term investments are high quality commercial paper, U.S. Treasury notes and U.S. Treasury bills. The cash balances are insured by the Federal Deposit Insurance Corporation up to $100,000. From time to time, the Company's balances may exceed these limits. At July 31, 2007, uninsured cash balances were approximately $9,000,000. The Company believes it is not exposed to any significant credit risk for cash.

Note 9 - Employee Benefit Plan.
-------------------------------

     The Company sponsors an employee savings plan designed to qualify under
Section 401(k) of the Internal Revenue Code. This plan is for all full-time employees who have completed 30 days of service. Contributions are made by the Company in the form of common stock at the prevailing current market price and vest equally over a three-year period. The Company will match the first six percent of the employee contribution on a dollar for dollar basis up to the maximum contribution allowed under Internal Revenue Code. Contributions for the nine months ended July 31, 2007 and 2006 were $48,171, and $46,653, respectively. These contributions were paid through the issuance of 19,979 and 20,950 shares of common stock, respectively. Contributions for the three months ended July 31, 2007 and 2006 were $15,721 and $20,126, respectively. These contributions were paid through the issuance of 8,080 and 6,484 shares of common stock, respectively.

Note 10 - Recent Accounting Pronouncements.
-------------------------------------------

     In February 2007, the Financial Accounting Standards Board ("the FASB") issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities", to permit all entities to choose to elect, at specified election dates, to measure eligible financial instruments at fair value. An entity shall report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date, and recognize upfront costs and fees related to those items in earnings as incurred and not deferred. SFAS 159 applies to fiscal years beginning after November 15, 2007, with early adoption permitted for an entity that has also elected to apply the provisions of SFAS 157, "Fair Value Measurements". An entity is prohibited from retroactively applying SFAS 159, unless it chooses early adoption. SFAS 159 also applies to eligible items existing at November 15, 2007 (or early adoption date). The Company is currently evaluating the impact of adopting SFAS 159 on its financial statements and is currently not yet in a position to determine such effects.

     In December 2006, the FASB issued FASB Staff Position EITF 00-19-2 "Accounting for Registration Payment Arrangements", which specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement should be separately recognized and measured in accordance with SFAS 5, "Accounting for Contingencies." Adoption of EITF 00-19-2 is required for fiscal years beginning after December 15, 2006. The Company is currently evaluating the expected effect of EITF 00-19-2 on its consolidated financial statements and is not yet in a position to determine such effects.

Note 11 - Litigation and Other Contingencies.
---------------------------------------------

     The Company was sued in an action entitled Ann C. Ritson, et al ("Plaintiffs") v. Startech Environmental Corporation and other parties, CV-06-5005444-S, in the Superior Court, Jurisdiction of Hartford, Connecticut, which commenced in July 2006 relating to alleged misrepresentation in a private placement transaction. The Company has denied the allegations and has asserted defenses against the Plaintiffs. At this time, the Company is unable to evaluate an outcome. In addition, in November 2006, the Company filed a third-party complaint against the placement agent in the aforementioned matter. The Company alleged that if it is adjudged to be liable to the Plaintiffs, it is entitled to indemnification in whole or in part from the placement agent pursuant to a written agreement. Subsequent to July 31, 2007, the litigation was fully settled by the parties for an amount deemed immaterial.

Note 12 - Subsequent Events.
----------------------------

     Subsequent to July 31, 2007, the Company issued an aggregate of 8,993 shares of common stock to the Company's 401(k) plan as a matching contribution.

     On August 20, 2007, the Company received a down payment of $539,965 from Plasma Processing Technologies Ltd of England and Wales (PPT) for its first purchase of a 10 TPD (rated) Plasma Converter System (PCS). The total aggregate purchase price is $5,400,000.

     Until ______, 2007, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

     No dealer, salesman or other person has been authorized to give any information or to make representations other than those contained in this prospectus, and if given or made, such information or representations must not be relied upon as having been authorized by us. Neither the delivery of this prospectus nor any sale hereunder will, under any circumstances, create an implication that the information herein is correct as of any time subsequent to its date. This prospectus does not constitute an offer to or solicitation of offers by anyone in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such an offer is not qualified to do so or to anyone to whom it is unlawful to make such an offer or solicitation.

                        5,641,203 Shares of Common Stock

                                   PROSPECTUS


                       STARTECH ENVIRONMENTAL CORPORATION

                              ______________, 2007

     You should rely only on information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The selling securityholders are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, except as required by law.

     No action is being taken in any jurisdiction outside the United States to permit a public offering of our common stock or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus applicable to that jurisdiction.

                                     Part II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 13. Other Expenses of Issuance and Distribution.
-----------------------------------------------------

Securities and Exchange Commission Registration fee.............    $    917.27*
Accounting fees.................................................    $ 19,000.00
Legal fees......................................................    $ 55,000.00
Printing, engraving and mailing fees............................    $  1,500.00
Transfer agent and registrar fees...............................    $  1,500.00
Blue Sky fees and expenses......................................    $  1,000.00
Miscellaneous expenses..........................................    $  2,500.00
                                                                    -----------

     TOTAL......................................................    $ 81,417.27
                                                                    ===========

* Includes a filing fee of $917.27 previously paid in connection with and at the time of the filing of the original registration statement relating to the shares.

Item 14. Indemnification of Directors and Officers.
---------------------------------------------------

     Article VII of our articles of incorporation provides as follows:

     "A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability to the corporation or to its shareholders for monetary damages for (i) any breach of the director's duty of loyalty to the corporation or its shareholders;
     (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) acts specified in
     Section 7 - 5-114 of the Colorado Corporation Code; or (iv) any transaction from which the director derived an improper personal benefit.

     If the Colorado Corporation Code is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Colorado Corporation Code, as so amended.

     Any repeal or modification of the foregoing provisions of this Article by the shareholders of the Corporation shall not affect adversely any right or protection of a director of the Corporation in respect of any acts or omissions of a director occurring prior to the time of this repeal or modification."

     In addition, by separate agreement, we have indemnified its officers to the same extent as the directors are indemnified in the articles of incorporation.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted as to directors, officers or persons controlling the registrant pursuant to the registrant's Amended Articles of Incorporation, By-Laws, or otherwise, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in connection with the securities being registered), is asserted by such director, officer or controlling person, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 15. Recent Sales of Unregistered Securities.
-------------------------------------------------

     During the past three years, the securities identified below were sold or issued by us without registration under the Securities Act of 1933, as amended, also referred to herein as the Act. Unless otherwise noted below, these securities were issued in reliance on the exemption from registration under
Section 4(2) as not involving any public offering.

     Claims of these exemptions are based upon the following: (1) all of the purchasers in these transactions were sophisticated investors with the requisite knowledge and experience in financial and business matters to evaluate the merits and risk of an investment in our company, were able to bear the economic risk of an investment in our company, had access to or were furnished with the kinds of information that registration under the Securities Act would have provided and acquired securities for their own accounts in transactions not involving any general solicitations or advertising, and not with a view to the distribution thereof; (2) a restrictive legend was placed on each certificate evidencing the securities; and (3) each purchaser acknowledged in writing that he or she knew the securities were not registered under the Securities Act or any State securities laws, and are restricted securities as that term is defined in Rule 144 under the Securities Act, that the securities may not be offered for sale, sold or otherwise transferred within the United States and, except pursuant to an effective registration statement under the Securities Act and any applicable State securities laws, or pursuant to any exemption from registration under the Securities Act, the availability of which is to be established to our satisfaction.

Fiscal Year Ended October 31, 2004

     On January 22, 2004, we entered into a stock purchase and registration rights agreement with Ardent Research Partners, L.P., or the Ardent Agreement. Under the Ardent Agreement, we issued and sold to Ardent Research Partners, L.P., or Ardent, a total of 132,744 shares of our common stock for gross proceeds of $300,000, or $2.26 per share of common stock. In addition, in connection with the purchase of the shares under the Ardent Agreement, we issued a warrant to purchase an additional 132,744 shares of our common stock to Ardent, which warrant is scheduled to expire on February 20, 2008. Under this warrant, 44,248 shares of our common stock are purchasable at an exercise price of $4.89 per share, 44,248 shares of our common stock are purchasable at an exercise price of $5.89 per share and 44,248 shares of our common stock are purchasable at an exercise price of $6.89 per share. Under the Ardent Agreement, we granted piggyback registration rights to Ardent in respect of the 132,744 shares of common stock purchased as well as the 132,744 shares of our common stock purchasable upon the exercise of the warrants issued to Ardent.

     In addition, during fiscal 2004, we issued 13,772 shares of our common stock to a corporation in exchange for services rendered, having a value of $45,000, as well as 16,060 shares of our common stock to our 401(k) plan in payment of our matching contribution for the fiscal year ended October 31, 2004.

Fiscal Year Ended October 31, 2005

     On November 4, 2004, we issued 204,778 shares of our common stock to one institutional investor at a price per share of $2.93 for gross proceeds of $600,000. In connection with that transaction, we also issued warrants to purchase 204,778 shares of our common stock at an average exercise price of $7.71 per share. These warrants are scheduled to expire on November 1, 2007. None of these warrants have been exercised as of the date of this registration statement.

     On December 8, 2004, we issued 70,930 shares of our common stock to one accredited investor at a price per share of $3.44 for gross proceeds of $244,000. In connection with that transaction we also issued warrants to purchase 70,930 shares of our common stock at an average exercise price of $7.95 per share. These warrants are scheduled to expire on December 8, 2007. None of these warrants have been exercised as of the date of this registration statement.

     On May 26, 2005, we issued 101,010 shares of our common stock to one institutional investor at a price per share of $1.93 for gross proceeds of $200,000. In connection with this private placement transaction, we issued warrants to purchase 101,010 shares of our common stock of which 33,670 shares have an exercise price of $4.50 per share, 33,670 shares have an exercise price of $6.50 per share and the remaining 33,670 shares have an exercise price of $8.50 per share. All of these warrants are scheduled to expire on May 26, 2008. None of these warrants have been exercised as of the date of this registration statement.

     On June 7, 2005, we issued 25,000 shares of our common stock to an accredited investor at a price per share of $2.30 for gross proceeds of $57,500. In connection with this private placement transaction, we issued warrants to purchase 37,500 shares of our common stock at an exercise price of $3.20 per share. These warrants are scheduled to expire on June 7, 2008. None of these warrants have been exercised as of the date of this registration statement.

     On June 10, 2005, we issued 15,000 shares of our common stock to an accredited investor at a price per share of $1.85 for gross proceeds of $27,750. In connection with this private placement transaction, we issued warrants to purchase 15,000 shares of our common stock at an exercise price of $3.31 per share. These warrants are scheduled to expire on June 10, 2008. None of these warrants have been exercised as of the date of this registration statement.

     On June 29, 2005, we issued 96,154 shares of our common stock to an accredited investor at a price per share of $2.08 for gross proceeds of $200,000. In connection with this private placement transaction, we issued warrants to purchase 96,153 shares of our common stock of which 32,051 shares have an exercise price of $4.63 per share, 32,051 shares have an exercise price of $6.63 per share and the remaining 32,051 shares have an exercise price of $8.63 per share. All of these warrants are scheduled to expire on June 29, 2008. None of these warrants have been exercised as of the date of this registration statement.

     On September 6, 2005, in connection with a private placement, we issued warrants to purchase 92,572 shares of our common stock of which 30,857 shares have an exercise price of $4.57 per share, 30,857 shares have an exercise price of $6.57 per share and the remaining 30,858 shares have an exercise price of $8.57 per share. All of these warrants are scheduled to expire on September 6, 2008. None of these warrants have been exercised as of the date of this registration statement.

     On September 15, 2005, we entered into a Securities Purchase Agreement, or the 2005 Cornell SPA, with Cornell Capital Partners, LP, or Cornell. The 2005 Cornell SPA provided for Cornell to purchase up to $2,300,000 of secured convertible debentures, or the Debentures, maturing on October 18, 2007. This entire amount was funded during September and October 2005. On April 22, 2006, Cornell converted $1,000,000 of the Debentures into 543,478 shares of our common stock. Through January 31, 2007, we made principal payments of approximately $808,000 towards the Debentures. On February 12, 2007, Cornell converted $499,263 of the Debentures into 271,339 shares of our common stock and as of February 15, 2007, the Debentures were paid in full. In addition, subsequent to January 31, 2007, we received net cash proceeds of approximately $3,315,000 from various investors from the sale of 1,381,149 shares of our common stock pursuant to private placement transaction. In connection with the issuance of the Debentures, we issued to Cornell a warrant to purchase 650,000 shares of our common stock with an exercise price per share of $2.53. These warrants expire on September 15, 2008.

     Also on September 15, 2005, we entered into a Standby Equity Distribution Agreement, as amended on October 15, 2005, or the 2005 SEDA, with Cornell. Pursuant to the 2005 SEDA, we had the ability, at our discretion, to periodically issue and sell to Cornell shares of common stock for a total purchase price of up to $20 million. Pursuant to the 2005 SEDA, we initially issued 386,956 shares of common stock to Cornell as a one-time commitment fee. On January 17, 2007, we terminated the 2005 SEDA with Cornell. Subsequent to the termination of the 2005 SEDA, Cornell returned to us for cancellation 135,434 shares of common stock of such 386,956 shares of common stock to Cornell.

     On September 20, 2005, we issued 37,500 shares of our common stock to an accredited investor at a price per share of $1.88 for gross proceeds of $70,500. In connection with this private placement transaction, we issued warrants to purchase 37,500 shares of our common stock of which 12,500 shares have an exercise price of $4.38 per share, 12,500 shares have an exercise price of $6.38 per share and the remaining 12,500 shares have an exercise price of $8.38 per share. All of these warrants are scheduled to expire on September 20, 2008. None of these warrants have been exercised as of the date of this registration statement.

     In addition, during the fiscal year ended October 31, 2005, we issued 13,772 shares of common stock to one corporation for services rendered, having a value of $45,000, as well as 16,060 shares of common stock to our 401(k) plan in payment of our matching contribution for the fiscal year ended October 31, 2005.

Fiscal Year Ended October 31, 2006

     On November 22, 2005, we entered into the SICAV ONE Stock Purchase Agreement and SICAV TWO Stock Purchase Agreement with Mercatus & Partners, Limited, or Mercatus. Pursuant to these agreements, we agreed to sell Mercatus an aggregate of 2,716,900 shares of our common stock for an aggregate purchase price of $5,000,000. In connection with the purchase agreements, we agreed to pay to e3 Energy Company a one-time finder's fee consisting of the following:
(a) five year warrants to purchase shares of our common stock for cash in an amount equal to 5% of the number of shares issued to Mercatus pursuant to the purchase agreements at an exercise price per share of $3.00, which warrants were not to be exercisable for a period of one year following the date of issuance,
(b) a cash fee equal to 5% of the gross proceeds raised pursuant to the Mercatus purchase agreements, and (c) restricted shares of our common stock in an amount equal to 5% of the number of shares issued to Mercatus pursuant to the purchase agreements. These issuances were exempt from registration by virtue of Regulation S of the Securities Act of 1933, as amended, because Mercatus is not a U.S. Person (as defined under Regulation S) and was not purchasing the shares of our common stock for the account or benefit of a U.S. Person, the purchase was to be made in an "offshore transaction" and there were no "directed selling efforts" in the United States. Mercatus had up to thirty days from the date of the delivery of the shares to Brown Brothers Harriman, the custodial bank, to tender the purchase price to us. The shares were placed in escrow in November 2005. We did not receive any proceeds pursuant to the agreements. In November 2006, the shares of common stock were returned to us and the transactions contemplated by the agreements were not consummated.

     On January 29, 2006, we issued 120,000 shares of our common stock to an investor in connection with the exercise of warrants to purchase shares of common stock. The exercise price of these warrants was $1.80 per share, resulting in net proceeds to us of $216,000.

     On May 23, 2006, we entered into a Stock Purchase and Registration Rights Agreement, also referred to herein as the FB Agreement, with FB U.S. Investments, L.L.C., also referred to herein as the FB Investor, pursuant to which the FB Investor purchased 1,300,000 shares of our common stock for aggregate gross proceeds of $2,600,000. In addition to the shares of our common stock, we issued to the FB Investor warrants to purchase an aggregate of 2,600,000 additional shares of our common stock, also referred to herein as the FB Investor Warrants. These warrants expire on May 23, 2009. Pursuant to the FB Agreement, we granted the FB Investor piggyback registration rights with respect to the shares of our common stock purchased by the FB Investor as well as the shares of our common stock issuable upon exercise of the FB Investor Warrants. In addition, we issued 65,000 shares of our common stock valued at $130,000, 130,000 warrants to purchase shares of our common stock, and paid a cash fee to the placement agent of $130,000 with respect to this transaction.

     In addition, during fiscal 2006, we issued 16,060 shares of our common stock to our 401(k) plan in payment of our matching contribution for the fiscal year ended October 31, 2006 and 5,977 shares of our common stock valued at $15,601 into our 401(k) plan as a matching contribution.

Fiscal Year Ending October 31, 2007

     On December 11, 2006, in connection with a lease agreement for our new headquarters location at 88 Danbury Road, Wilton, CT 06897, we issued a warrant to purchase 200,000 shares of our common stock at an exercise price of $3.00 per share to the landlord, 88 Danbury Road LLC. These warrants are scheduled to expire on March 11, 2011.

     On March 13, 2007, we issued and sold 208,334 shares of our common stock to FB U.S. Investments, L.L.C. for net proceeds of $500,002. In addition, we issued to FB U.S. Investments, L.L.C. warrants to purchase 208,334 shares of our common stock at an exercise price of $3.40 per share and warrants to purchase an additional 208,334 shares of our common stock at an exercise price of $4.40 per share. These warrants will expire on March 13, 2010.

     On March 16, 2007, we issued and sold 108,000 shares of our common stock to Paradigm Group II LLC in exchange for net proceeds of $259,200. We also issued to Paradigm Group II LLC warrants to purchase 108,000 shares of our common stock at an exercise price of $3.40 per share and warrants to purchase an additional 108,000 shares of our common stock at an exercise price of $4.40 per share. These warrants will expire on March 16, 2010.

     On March 22, 2007, we issued and sold 231,485 shares of our common stock to Nutmeg Mercury Fund LLP, or Nutmeg, in exchange for net proceeds of $555,555. We also issued to the investor warrants to purchase 231,482 shares of our common stock at an exercise price of $3.40 per share and warrants to purchase an additional 231,482 shares of our common stock at an exercise price of $4.40 per share. These warrants will expire on March 22, 2010. In addition, we paid a commission in the amount of $55,555 in cash as a finder's fee.

     On April 11, 2007, we entered into a Securities Purchase Agreement with Cornell, or the 2007 Cornell SPA. We issued and sold to Cornell 833,333 shares of common stock at a price per share of $2.40, for an aggregate purchase price of $2,000,000. In connection with the issuance of the common stock, we issued to Cornell a Class A warrant and a Class B warrant, each warrant entitling Cornell to purchase 833,333 shares of our common stock at an exercise price per share of $3.40 and $4.40 respectively. The warrants expire on April 11, 2011. In connection with the 2007 Cornell SPA, we paid an origination fee to Cornell, which origination fee was paid in the form of 41,666 shares of common stock at a price per share of $2.40 and a cash payment of $95,000.

     On April 11, 2007, we entered into a new Standby Equity Distribution Agreement, or the 2007 SEDA, with Cornell. Pursuant to the 2007 SEDA, we may, at our discretion, periodically sell to Cornell shares of common stock for a total purchase price of up to $10 million. For each share of common stock purchased under the 2007 SEDA, Cornell will pay us 96% of the lowest closing bid price of our common stock, on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the five trading days immediately following the notice date. Cornell will also retain 5% of the amount of each advance under the 2007 SEDA. Cornell's obligation to purchase shares of our common stock under the 2007 SEDA is subject to certain conditions, including us obtaining an effective registration statement for shares of our common stock sold under the 2007 SEDA and is limited to the greater of (A) $250,000 per five trading days or (B) the average daily dollar value of our common stock for the five trading days immediately preceding the date we send each notice for an advance as determined by multiplying the volume weighted average price of the common stock for such period by the average daily volume over the same period. We paid to a placement agent $5,000 as a placement agent fee under a Placement Agent Agreement relating to the 2007 SEDA.

     On May 10, 2007, we entered into a Stock Purchase Agreement with Francisco
J. Rivera Fernandez, or FRF, for the private placement of our common stock, pursuant to which we issued and sold to FRF 700,000 restricted shares of our common stock and warrants exercisable into an aggregate of 1,400,000 restricted shares, of which 700,000 of such warrants were issued at an exercise price of $3.40 per share and the other 700,000 of such warrants were issued at an exercise price of $4.40 per share. The warrants are exercisable as of the date of issuance and expire on May 10, 2010. We granted to FRF piggyback registration rights with respect to the shares and the shares of our common stock issuable upon exercise of the warrants.

Item 16. Exhibits and Financial Statement Schedules.
----------------------------------------------------

(a) Exhibits

Exhibit No.       Description
-----------       -----------

2 Agreement and Plan of Reorganization between the Company and Kapalua Acquisitions, Inc. dated November 17, 1995. (13)

3(i).1    Articles of Incorporation of the Company. (14)

3(i).2    Articles of Amendment to the Articles of Incorporation. (1)

3(ii).1   Amended and Restated Bylaws of the Company. (10)

4.1       Form of Common Stock Certificate. (2)

4.2       Form of Convertible Preferred Stock Certificate. (1)

4.3       Form of Warrant Agreement. (1)

4.4       Form of Warrant Agreement dated February 20, 2004. (15)

4.5       2000 Stock Option Plan (1)

4.6       1995 Non-qualifying Stock Option Plan (16)

4.7 Secured Convertible Debentures dated September 15, 2005 issued by the Company to Cornell Capital Partners, LP. (11)

4.8 Warrant to Purchase Common Stock dated September 15, 2005 issued by the Company to Cornell Capital Partners, LP. (11)

4.9 Class A Warrant to Purchase Common Stock dated April 11, 2007 issued by the Company to Cornell Capital Partners, LP. (17)

4.10 Class B Warrant to Purchase Common Stock dated April 11, 2007 issued by the Company to Cornell Capital Partners, LP. (17)

4.11 Warrant to Purchase Common Stock dated May 10, 2007 issued by the Company to Francisco J. Rivera Fernandez (19)

4.12 Warrant to Purchase Common Stock dated May 23, 2006 issued by the Company to F.B. U.S. Investments, L.L.C.(20)

5.1       Opinion of Schuchat, Herzog & Brenman, LLC *

10.1      Loan Agreement dated December 29, 1998 between the Company and CDA (2)

10.2 Strategic Alliance Agreement dated July 22, 1996 between the Company and Bauer Howden, Inc. (2)

10.3 Strategic Alliance Agreement dated October 25, 1996 between the Company and Calumet Coach Company (2)

10.4 Strategic Alliance Agreement dated November 10, 1997 between the Company and Chase Environmental Group, Inc. (2)

10.5 Strategic Alliance Agreement dated April 17, 1998 between the Company and the Ensign - Bickford Company (2)

10.6 Strategic Alliance Agreement dated September 30, 1999 between the Company and UXB International Inc. (2)

10.7 Strategic Alliance Partner Agreement dated March 14, 2000 between the Company and Skidmore, Owings & Merrill LLP (2)

10.8 Lease Agreement dated September 16, 1999 between the Company and the CD Station, LLC (2)

10.9      Form of Distributor Agreement (2)

10.10 Swanson Patent License Agreement dated November 9, 1998 between the Company and Rollan C. Swanson M.D. and Eleonora Swanson (2)

10.11 License of Technology Agreement dated November 29, 1999 between the Company and Media and Process Technology Inc.(2)

10.12 Lease Agreement dated September 30, 2000 between the Company and the Century Drive, LLC(6)

10.13 Strategic Alliance Agreement dated June 30, 2001 between the Company and Hydro-Chem Company (3)

10.14 Lease Agreement dated July 20, 2001 between the Company and the Gaski Leasing Company, LLC (3)

10.15 Joint Development Agreement dated December 19, 2001 between the Company and ViTech Enterprises Inc.(3)

10.16 Separation Agreement dated as of August 27, 2003 between the Company and Kevin M. Black (7)

10.17 Stock Purchase and Registration Rights Agreement dated as of July 18, 2003 between the Company and Northshore Asset Management, LLC (7)

10.18 Stock Purchase Agreement dated as of July 22, 2003 between the Company and Northshore Asset Management, LLC (7)

10.19 First Amendment to Stock Purchase Agreement dated as of July 30, 2003 between the Company and Northshore Asset Management, LLC (7)

10.20 Form of Stock Purchase and Registration Rights Agreement dated as of January 22, 2004 between the Company and the Purchasers identified therein. (16)

10.21 Employment Agreement dated as of January 1, 2004 between the Company and Joseph F. Longo (9)

10.22 Standby Equity Distribution Agreement dated as of September 15, 2005 between Cornell Capital Partners, LP and the Company((11))

10.23 Investor Registration Rights Agreement dated as of September 15, 2005 between Cornell Capital Partners, LP and the Company(11)

10.24 Placement Agent Agreement dated September 15, 2005 by and among the Company, Cornell Capital Partners, LP and Monitor Capital, Inc.(11)

10.25 Escrow Agreement dated September 15, 2005 by and among the Company, Cornell Capital Partners, LP and David Gonzalez, Esq. (11)

10.26 Securities Purchase Agreement dated as of September 15, 2005 between Cornell Capital Partners, LP and the Company (11)

10.27 Pledge and Escrow Agreement dated September 15, 2005 by and among the Company, Cornell Capital Partners, LP, David Gonzalez, Esq. and Joseph
          F. Longo (11)

10.28 Registration Rights Agreement dated as of September 15, 2005 between Cornell Capital Partners, LP and the Company (11)

10.29 Escrow Agreement dated as of September 15, 2005 by and among the Company, Cornell Capital Partners, LP and David Gonzalez, Esq. (11)

10.30 Security Agreement dated September 15, 2005 by and between the Company and Cornell Capital Partners, LP (11)

10.31 Amended and Restated Secured Convertible Debenture dated October 18, 2005 issued by the Company to Cornell Capital Partners, LP (12)

10.32 Amended and Restated Standby Equity Distribution Agreement dated as of October 18, 2005 between Cornell Capital Partners, LP and the Company
          (12)

10.33 Amended and Restated Registration Rights Agreement dated as of October 18, 2005 between Cornell Capital Partners, LP and the Company (12)

10.34 Amended and Restated Placement Agent Agreement dated October 18, 2005 by and among the Company, Cornell Capital Partners, LP and Monitor Capital, Inc. (12)

10.35 Amendment Number 1 to Securities Purchase Agreement dated as of October 18, 2005 between Cornell Capital Partners, LP and the Company
          (12)

10.36 Amendment Number 1 to Investor Registration Rights Agreement dated as of October 18, 2005 between Cornell Capital Partners, LP and the Company (12)

10.37 Securities Purchase Agreement dated as of April 11, 2007 between Cornell Capital Partners, LP and the Company (17)

10.38 Registration Rights Agreement dated as of April 11, 2007 between Cornell Capital Partners, LP and the Company (17)

10.39 Purchase Agreement dated as of May 10, 2007 between the Company and Envirosafe Industrial Services Corporation (18)

10.40 Stock Purchase and Registration Rights Agreement dated as of May 10, 2007 between the Company and Francisco J. Rivera Fernandez (19)

10.41 Stock Purchase and Registration Rights Agreement dated as of May 23, 2006 between the Company and F.B. U.S. Investments, L.L.C.(20)

10.42 SICAV ONE Stock Purchase Agreement dated as of November 22, 2005 between the Company and Mercatus & Partners, Limited (21)

10.43 SICAV TWO Stock Purchase Agreement dated as of November 22, 2005 between the Company and Mercatus & Partners, Limited (21)

23.1      Consent of Kostin, Ruffkess & Company, LLC, independent auditors

23.2 Consent of Marcum & Kliegman LLP, its independent registered public accountants

23.3      Consent of Schuchat, Herzog & Brenman, LLC (see Exhibit 5.1) *

24        Power of Attorney (22)

----------

*    To be filed via amendment.

(1) Incorporated by reference to the Company's Registration Statement on Form S-1, as filed with the Securities and Exchange Commission on April 27, 2000, File No. 333-35786.

(2) Incorporated by reference to Amendment No 1. to the Company's Registration Statement, as filed with the Securities and Exchange Commission on Form S-1 filed on July 7, 2000, Commission File No. 333-35786.

(3) Incorporated by reference to the Company's Registration Statement on Form S-1, as filed with the Securities and Exchange Commission on July 17, 2002, Commission File No. 333-96885.

(4) Incorporated by reference to the Company's Registration Statement on Form S-8, as filed with the Securities and Exchange Commission on October 31, 2002, Commission File No. 333-100909.

(5)  Intentionally omitted.

(6) Incorporated by reference to the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 2001, as filed with the Securities and Exchange Commission on January 25, 2002.

(7) Incorporated by reference to the Company's Quarterly Report on Form 10-Q for the quarter ended July 31, 2003, as filed with the Securities and Exchange Commission on September 15, 2003.

(8)  Intentionally omitted.

(9) Incorporated by reference to the Company's Current Report on Form 8-K dated August 13, 2004, as filed with the Securities and Exchange Commission on October 1, 2004.

(10) Incorporated by reference to the Company's Registration Statement on Form S-1, as filed with the Securities and Exchange Commission on October 12, 2004, File No. 333-119668.

(11) Incorporated by reference to the Company's Quarterly Report on Form 10-Q for the quarter ended July 31, 2005, as filed with the Securities and Exchange Commission on September 19, 2005.

(12) Incorporated by reference to the Company's Registration Statement on Form S-1, as filed with the Securities and Exchange Commission on October 25, 2005, File No. 333-129237.

(13) Incorporated by reference to the Company's Current Report on Form 8-K, as filed with the Securities and Exchange Commission on November 29, 1995.

(14) Incorporated by reference to the Company's Registration Statement on Form 10, as filed with the Securities and Exchange Commission on February 19, 1995.

(15) Incorporated by reference to the Company's Current Report on Form 8-K dated February 20, 2004, as filed with the Securities and Exchange Commission on February 27, 2004.

(16) Incorporated by reference to the Company's Registration Statement on Form S-8, as filed with the Securities and Exchange Commission in November, 1995, Commission File No. 33-99790.

(17) Incorporated by reference to the Company's Current Report on Form 8-K, as filed with the Securities and Exchange Commission on April 12, 2007.

(18) Incorporated by reference to the Company's Current Report on Form 8-K, as filed with the Securities and Exchange Commission on May 31, 2007.

(19) Incorporated by reference to the Company's Current Report on Form 8-K, as filed with the Securities and Exchange Commission on May 21, 2007.

(20) Incorporated by reference to the Company's Current Report on Form 8-K, as filed with the Securities and Exchange Commission on May 26, 2006.

(21) Incorporated by reference to the Company's Current Report on Form 8-K, as filed with the Securities and Exchange Commission on November 11, 2005.

(22) Incorporated by reference to the signature page of the initial registration statement relating to the shares.

(b) Financial Statement Schedules

     See index to Financial Statements on page F-1.

Item 17. Undertakings.
----------------------

     The Undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering,

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding), is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilton, State of Connecticut, on October 31, 2007.

                                        STARTECH ENVIRONMENTAL CORPORATION



                                        BY: /s/ Joseph F. Longo
                                            ------------------------------------
                                            Joseph F. Longo
                                            Chairman, Chief Executive Officer,
                                            and President



                                        BY: /s/ Peter J. Scanlon
                                            ------------------------------------
                                            Peter J. Scanlon
                                            Chief Financial Officer, Vice
                                            President and Principal Financial
                                            Officer (Principal Accounting
                                            Officer)


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities as of October 31, 2007:

SIGNATURES                          TITLE
----------                          -----


/s/ Peter J. Scanlon                Chief Financial Officer, Vice President and
--------------------                Principal Financial Officer (Principal
Peter J. Scanlon                    Accounting Officer)


______*________                     Chairman, Chief Executive Officer,
Joseph F. Longo                     President & Director


______*________                     Director
John J. Fitzpatrick


______*________                     Director
Joseph A. Equale


______*________                     Director
Chase P. Withrow III


______*________                     Director
L. Scott Barnard


------------------
* By Peter J. Scanlon, as attorney-in-fact.